As filed with the Securities and Exchange Commission on November 7, 2008
Registration No.
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Smart Move, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4213 (Primary Standard Industrial Classification Code Number)	54-2189769 (IRS Employer Identification Number)

5990 Greenwood Plaza Blvd, #2 Suite 390
Greenwood Village, CO 80111
(720) 488-0204
(Address, including zip code, and telephone number, including area code of registrant’s principal executive office)

Chris Sapyta
President and Chief Executive Officer
5990 Greenwood Plaza Blvd, #2 Suite 390
Greenwood Village, CO 80111
(720) 488-0204
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of all communications to:

Randal M. Kirk Messner & Reeves, LLC 1430 Wynkoop Street, Suite 400 Denver, CO 80202 Phone: 303-623-1800 Fax: 303-623-0552	Thomas P. Palmer Tonkon Torp LLP 1600 Pioneer Tower 888 S.W. Fifth Avenue Portland, Oregon 97204 Phone: (503) 221-1440 Fax: (503) 274-8779

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Offering Price	Aggregate	Registration
Securities to be Registered	to be Registered	per Security	Offering Price	Fee
Units, each unit consisting of:(1)	4,600,000		$	$
(i) one share of common stock, par value $0.0001 per share;	4,600,000
(ii) one Class A warrant, each to purchase one share of common stock; and(2)(3)	4,600,000
(iii) one Class B warrant, each to purchase one share of common stock(2)(3)	4,600,000
Common stock underlying the Class A warrants and the Class B warrants included in the Units(4)	9,200,000
Representative’s warrants(3)	400,000
Units issuable upon exercise of the representative’s warrants, each consisting of:	400,000
(i) one share of common stock;	400,000
(ii) one Class A warrant, each to purchase one share of common stock; and	400,000
(iii) one Class B warrant, each to purchase one share of common stock	400,000
Common stock underlying the Class A warrants and the Class B warrants included in the Units issuable upon exercise of the Representative’s warrants(4)	800,000
Total			$9,000,000	$353.70

(1)	Calculated pursuant to Rule 457(o) under the Securities Act on the basis of the maximum aggregate offering price of all the securities to be registered. Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for the Warrants because we are registering those securities in the same registration statement as the underlying Common Stock.

(2)	Includes 600,000 Units issuable upon exercise of underwriter’s over-allotment option.

(3)	Pursuant to Rule 416 under the Securities Act, there are also being registered thereby such additional indeterminate number of securities as may become issuable pursuant to the anti-dilution provisions of the Class A and Class B warrants and the Representative’s warrants.

(4)	No registration fee required pursuant to Rule 457 under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Information regarding the securities of Smart Move, Inc. set forth in the prospectus included in this registration statement has not been adjusted to reflect a reverse stock split our Board of Directors may elect to implement pursuant to a proposal approved by our stockholders at a special meeting of the stockholders held on October 27, 2008. The number of units registered on this registration statement has been estimated in anticipation of the implementation of such reverse stock split. By pre-effective amendment, the number of Units registered will be adjusted to achieve an aggregate offering of approximately $9,000,000 and the information set forth in the prospectus regarding our securities will be updated to reflect such action by our Board of Directors.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 7, 2008

PRELIMINARY PROSPECTUS

Smart Move, Inc.
4,000,000 Units
each Unit consisting of one share of common stock
and one Class A warrant
and one Class B warrant

We are offering 4,000,000 Units, each Unit consisting of one share of our common stock and one Class A Warrant and one Class B Warrant. Each redeemable Class A Warrant entitles the holder to purchase one share of our common stock at an exercise price equal to 150% of the closing market price of the common stock on the date of this prospectus and is subject to redemption as described in this prospectus. Each non-redeemable Class B Warrant entitles its holder to purchase one share of our common stock at an exercise price equal to 200% of the closing market price of the common stock on the date of this prospectus.

Initially, only the Units will trade. The common stock and the warrants will begin trading separately on the 30th calendar day following the date of this prospectus. Once separate trading in the common stock and Class A and Class B warrants begins, trading in the Units will cease, and the Units will be delisted.

Our common stock is traded on the American Stock Exchange under the symbol “MVE.” No public market currently exists for the Units being sold in this offering. We intend to apply to list the Units and Class A and Class B Warrants on the American Stock Exchange under the symbols “MVE.U,” “MVE.WSA” and “MVE.WSB,” respectively.

On November 5, 2008, the last reported sales price of our common stock as reported on the American Stock Exchange was $0.12 per share. The public offering price for the Units offered hereby will be determined by negotiation between us and the representative of the underwriters based upon market conditions on the day we price the Units.

Investing in our Units involves risks. See “Risk Factors” beginning on page 6 for a discussion of certain factors that should be considered by prospective purchasers of our Units.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Unit	Total

Initial public offering price	$	$
Underwriting discount	$	$
Proceeds to us, before expenses	$	$

We have also agreed to pay Paulson Investment Company, Inc., the representative of the underwriters of this offering (the “Representative”), a non-accountable expense allowance equal to 3% of the gross proceeds of this offering and to issue to the Representative a warrant covering 400,000 Units, identical to the Units offered by this prospectus, having an exercise price per Unit equal to 120% of the initial Unit public offering price. Additionally, we have granted the underwriters a 45-day option to purchase up to an additional 600,000 Units to cover over-allotments.

Paulson Investment Company, Inc.

The date of this prospectus is          , 2008.

METROPOLITAN LOCATIONS CURRENTLY SERVED
BY SMART MOVE, INC.

The SmartMove® and SmartVault® names, designs and logos are trademarks and service marks of Smart Move, Inc. This Prospectus also includes trade names, trademarks and service marks of other companies and organizations.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Until          , 2008, (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to make available a prospectus. This is in addition to the obligation of dealers to make available a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. Before making an investment, you should read the entire prospectus carefully, including our financial statements and the related notes, and carefully consider, among other things, the matters discussed in “Risk Factors” on page 6. Some of the statements made in this prospectus discuss future events and developments, including our future business strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding the Forward Looking Statements.”

Information regarding our securities set forth in this prospectus has not been adjusted to reflect a proposed reverse stock split approved by our stockholders on October 27, 2008 and described elsewhere in this prospectus.

References to “we,” “us,” “our,” “the Company” or “Smart Move” means Smart Move, Inc. and its subsidiary.

Our Company

We provide an innovative, containerized method of transporting household and commercial goods securely on a time-guaranteed basis. The Company currently provides moving services within markets encompassing over 92% of the U.S. population from terminals in the 60 largest metropolitan areas. Our operations are coordinated through the terminals of our primary transportation provider, UPS Freight. The superior security for customer goods, scheduling flexibility and expedited service our business model provides give us specific competitive advantages over the service offerings of traditional van lines that currently perform the majority of long distance moves in the U.S.

Our business model addresses common problems experienced by consumers during moves. Our service: (i) does not require customers to rent or drive trucks to the destination; (ii) provides an easy to use standardized moving container called a SmartVault that customers may load at their convenience; and (iii) provides scheduling convenience and time savings that makes the consumer’s moving experiences less stressful. Key benefits of our services include:

•	competitive pricing;

•	superior security;

•	scheduling flexibility and expedited service;

•	more customer options; and

•	full-coverage insurance.

We can operate efficiently with only a small labor force and without a need for substantial investment of capital in transportation facilities that is typically required of national moving companies and their local agents. We contract with third party trucking companies for the required transportation services and focus our efforts on the range of moving management services we can provide using our containers. UPS Freight acts as our primary local cartage provider and takes responsibility for loading, unloading and transporting our SmartVaults in connection with our customer moves. Instead of contracting with large national van lines for our long distance transportation needs, we have elected to take advantage of the recurring excess load capacity of UPS Freight and other trucking logistics companies to ship our SmartVaults. These companies regularly ship a wide range of commercial products on a time-sensitive delivery basis and can ship our SmartVaults far more efficiently for our customers than traditional moving vans. UPS Freight is willing to provide this service to us on a cost-effective basis because we enable them to use their own excess load and storage capacity more effectively.

We are pursuing initiatives to expand and diversify our sales through a variety of existing and new relationships. These initiatives include:

•	Capturing additional individual consumers through new website leads and online referrals;

•	Accessing additional corporate clients through corporate human resources departments that manage employee relocations;

•	Expanding current “private label” programs with Atlas Van Lines and Bekins A-1, and developing new private label programs with others, including Unigroup, Budd Van Lines and New World Van Lines;

•	Broadening alliances with leading third party relocation companies such as Cartus and Global Mobility Solutions;

•	Expanding our affiliate program with local moving companies and local storage operators to generate additional bookings;

•	Growing commercial shipping applications for our vaults; and

•	Pursuing potential household goods moving for military personnel.

We believe that achieving increased sales will demonstrate the scalability of our business model and enable us to achieve economies of scale as we do not expect our overhead costs to increase significantly as our revenues increase.

Our corporate offices are located at 5990 Greenwood Plaza Blvd. #2 Suite 390, Greenwood Village, Co 80111 and our telephone number is (720) 488-0204. We maintain a website at www.gosmartmove.com. The information on our website is not part of this prospectus and you should rely only on the information contained in this prospectus in deciding whether to invest in the Units.

Significant Debt.  We previously have incurred significant debt in order to fund our business. At June 30, 2008, we had $15,118,122 of outstanding long-term debt and $188,639 in equipment based capital lease financing. At June 30, 2008, our accumulated deficit was $20,217,617. As of September 30, 2008, we were in default with respect to $6,779,153 or approximately 45% of our outstanding convertible promissory notes. Our significant debt requires us to use our limited cashflow for the payment of these debt obligations. These large debt service payments as well as the amounts of interest converted to equity have caused us to incur significant interest expense which has increased our historical net loss and will increase our current and future net loss.

American Stock Exchange Listing.  Our shares of common stock and our public warrants are traded on the American Stock Exchange. On June 20, 2008, we were advised by AMEX that we did not meet AMEX’s continued listing standards. We submitted a plan to regain compliance with AMEX’s continued listing standards which was accepted by AMEX. We must demonstrate that we have become compliant with the listing requirements by December 22, 2008 or AMEX may institute delisting procedures. If our common stock is delisted, we would apply for the common stock to be quoted on the OTC Bulletin Board.

Recent Development

At a special meeting of the stockholders of the Company held on October 27, 2008, our stockholders granted our Board of Directors discretionary authority to implement a reverse share split of the Company’s common stock at a ratio within the range of one-for-ten to one-for-fifteen. As approved by the stockholders, the Board of Directors will be authorized, through October 26, 2009, to implement the reverse share split at a ratio within the approved range that the Board of Directors determines, in its discretion, is appropriate based upon then current market conditions and other relevant factors.

THE OFFERING

Securities Offered	4,000,000 Units, with each Unit consisting of one share of our common stock, one Class A redeemable common stock purchase warrant and one Class B non-redeemable common stock purchase warrant. Each warrant is exercisable to purchase one share of our common stock.

Common stock outstanding after this offering	21,460,111 shares (22,060,111 shares if the over-allotment option is exercised in full).

Warrants:

Number of Class A warrants to be outstanding after this offering	4,000,000

Exercise terms	Each Class A warrant entitles its holder to purchase one share of common stock at an exercise price equal to 150% of the closing market price of the common stock on the date of this prospectus at any time after the warrants become separately tradable.

Expiration date	, 2013

Redemption	We may redeem some or all of the Class A warrants at any time after six months from the date of this prospectus, at a price of $0.25 per warrant, on 30 days’ notice to the holders, only if (i) our common stock has closed at 200% or more of the Unit offering price on five consecutive trading days, and (ii) only if the common stock underlying the warrants is then registered for issuance.

Number of Class B warrants to be outstanding after this offering	4,000,000

Exercise terms	Each Class B warrant entitles its holder to purchase one share of common stock at an exercise price equal to 200% of the Unit offering price at any time after the warrants become separately tradable.

Expiration date	, 2013

Redemption	The Class B warrants are not redeemable.

Use of proceeds	We intend to use the net proceeds from this offering to repay outstanding indebtedness, to increase sales and marketing activities and for general corporate purposes.

Proposed AMEX symbols	Units: MVE.U Class A Warrant: MVE.WSA Class B Warrant: MVE.WSB

Risk factors	You should consider carefully all of the information set forth in this prospectus and, in particular, the specific risks described under “Risk Factors” below before deciding whether or not to invest in our securities.

The number of shares of common stock to be outstanding after the offering is based on 17,460,111 shares outstanding as of November 1, 2008. Unless otherwise indicated, all information in this prospectus assumes no exercise of the over-allotment option granted to the underwriters and assumes application of a portion of the proceeds of this offering to retire our January 2008 Notes in the face amount of $3,655,000 and the $275,000 outstanding indebtedness owing on our November 2007 Notes, and also excludes:

•	22,066,547 shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $2.62 per share;

•	6,395,083 shares issuable upon conversion of outstanding convertible notes at a weighted average conversion price of $1.69 per share;

•	1,135,483 shares reserved for issuance upon exercise of outstanding options awarded at a weighted average exercise price of $3.37 under our 2006 Equity Incentive Plan, as amended, and

•	400,000 shares included in Units issuable upon exercise of the Representative’s warrant and an additional 800,000 shares issuable upon the exercise of warrants included in the Units issuable upon the exercise of the Representative’s warrant.

SUMMARY FINANCIAL DATA

You should read the following summary financial data together with our financial statements and related notes appearing at the end of this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections included elsewhere in this prospectus. The summary financial data for the years ended December 31, 2006 and 2007 set forth below are derived from, and are qualified by reference to, our financial statements that have been audited by Anton Collins Mitchell LLP, and are included elsewhere in this prospectus. The summary financial data as of June 30, 2008 and for the six months ended June 30, 2007 and 2008 set forth below are derived from our unaudited financial statements that are included elsewhere in this prospectus. Historical results are not necessarily indicative of future results.

			Six Months	Six Months
	Year Ended	Year Ended	Ended	Ended
	December 31,	December 31,	June 30,	June 30,
	2006	2007	2007	2008
			(Unaudited)	(Unaudited)

Historical Statements of Operations Data:
Sales	$4,184,554	$5,810,898	$2,292,119	$2,892,425
Cost of moving and storage	4,827,273	6,337,360	2,665,131	2,893,396
Depreciation, amortization and impairment	1,104,590	4,417,954	1,310,725	1,374,519
Gross loss	(1,747,309)	(4,944,416)	(1,683,737)	(1,375,490)
Operating loss	(8,595,388)	(11,378,404)	(4,965,710)	(4,682,271)
Net loss	(9,869,676)	(12,805,559)	(3,978,898)	(6,231,123)
Basic and diluted loss per share	$(1.77)	$(1.21)	$(0.39)	$(0.51)
Weighted average shares outstanding	5,584,420	10,623,167	10,324,861	12,282,926

Our results of operations include significant non-cash expenses, and prospective investors should refer to the statement of cashflows and the notes to the financial statements included elsewhere in this prospectus.

	At December 31,	At June 30,
	2007	2008
		(Unaudited)

Balance Sheets Data:
Cash	$369,189	$156,433
Working capital (deficit)	$(2,735,568)	$(5,949,347)
Total assets	$17,263,746	$16,279,865
Long-term obligations, less current maturities and discounts	$6,498,698	$6,870,015
Total liabilities	$10,441,748	$14,433,852
Shareholders’ equity	$6,821,998	$1,846,013

RISK FACTORS

You should carefully consider and evaluate all of the information contained in this prospectus, including the following risk factors, before deciding to invest in our securities. Any of these risks could materially and adversely affect our business, financial condition and results of operations, which in turn could adversely affect the price of the Units, our common stock and warrants.

Risks Related to our Business and Industry

We have a history of operating losses and expect to incur losses for the foreseeable future.

We generated our first revenues in June 2005. We have sustained losses since our inception. We had an accumulated deficit as of June 30, 2008 of $20.2 million. We have also had negative cash flows from operating activities since inception. We have historically funded our operations through the sale of equity and debt securities. You must consider our prospects in light of the risks, expenses and challenges of attempting to introduce a new service in a mature and established market.

Our current financial condition may impair our ability to operate or grow our business.

•	Our capital requirements have been and will continue to be significant, and we have an immediate and long-term need for capital to continue to operate.

•	Currently, we are incurring losses from operations, have limited capital resources, and do not have access to a line of credit or other debt facility.

•	Our assets serve as collateral for various loan and note obligations. If we are unable to maintain compliance with loan covenants or procure waivers when required or in the event we fail to pay loans and notes according to their terms, there can be no assurance that our lenders will not declare an event of default and demand immediate payment or seek to attach our assets which could force us into liquidation.

•	Should any of our large trade creditors demand immediate payment for services or materials we require to conduct business, we would have to raise the needed funds to satisfy the obligations, possibly on unsatisfactory terms or, failing that, we would have to consider entering into arrangements with creditors or other debt reorganization measures that could have a negative effect on our stockholders or we might be forced to cease operations.

•	If we are not successful in raising additional equity capital or other financing prior to the time we are able to generate sufficient cash flows to meet our obligations as they come due, we will be required to reduce our overhead expenditures by the reduction of headcount, sale of assets or other available measures. We may also explore the possibility of mergers and acquisitions. If we are not successful in increasing our revenue, reducing our expenses and raising additional capital or effecting a merger or acquisition until we are able to generate sufficient cash flows to meet our obligations as they come due, we may not be able to continue as a going concern.

•	If we raise additional capital through the sale of equity securities, including additional convertible notes and warrants in the future, the ownership of our stockholders will be diluted.

•	If we raise additional capital through the issuance of debt securities, the interests of our stockholders will continue to be subordinated to the interests of our debt holders and any cash interest payments would reduce the amount of cash available to operate and grow our business. Additionally, we will be subject to all of the risks associated with incurring indebtedness, including the risks that interest rates may fluctuate and that our cash flow may be insufficient to pay principal and interest on any additional indebtedness.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

Our financial statements as of December 31, 2007 and June 30, 2008, have been prepared on the assumption that we are a going concern and that we will be able to realize our assets and discharge our liabilities in the normal course of business; however, certain events and conditions cast substantial doubt on this assumption. We have incurred net losses since our inception and we anticipate that we will continue to operate in a deficit position for the foreseeable future. These circumstances raise substantial doubt in our ability to continue as a going concern.

Because of our loss from operations, and our need for additional financing in order to fund 2008 and 2009 operations, our independent registered public accountants included an explanatory paragraph in their opinion on our financial statements for the year ended December 31, 2007 expressing substantial doubt about our ability to continue as a going concern.

We have not made required principal or interest payments to purchasers of certain convertible promissory notes which may give rise to an event of default under the terms of such notes.

We have not made required interest payments to purchasers of certain convertible promissory notes issued in September 2005, July 2006, August 2007, November 2007 and January 2008. As of June 30, 2008, the aggregate amount of interest in arrears was $715,531. As a result of such non-payment, pursuant to the terms of the notes, such failure to pay may be an event of default or the holders of such convertible notes may have the right to accelerate the balance of the principal and interest. If acceleration occurs, we would not be able to repay our debt and it is unlikely that we would be able to borrow sufficient additional funds to refinance our debt. Even if new financing were available to us, it may not be available on acceptable terms. As result, we may have to take measures that could have a negative effect on our stockholders or we may not be able to continue as a going concern.

We will need additional financing to fund any expansion of our business into additional geographic areas and we do not have commitments for additional financing.

We estimate that it requires approximately $135,000 to open a new metropolitan service area. While we have no current plans to open additional service areas, if we did we do not have commitments for the required capital. As a practical matter, our growth if any will therefore be limited to increasing the number of moves in existing service areas. New metropolitan areas that we currently do not serve could become attractive move destinations, and we may be unable to service such areas because of our limited capital.

Our outstanding convertible securities, options and warrants may impair our ability to obtain additional equity financing.

The existence of outstanding convertible securities, options and warrants may adversely affect the terms at which we could obtain additional equity financing. Although these securities are not presently “in the money,” the holders of these convertible securities, options and warrants may in the future have the opportunity to profit from a rise in the market price of our common stock and to exercise their securities at a time when we could obtain equity capital on more favorable terms than those contained in these securities.

We have a limited operating history and we have not operated through a recessionary business cycle, and may not be able to estimate our future revenue or the effect a decline in the economy will have on our business operations.

We have a limited operating history, and as such we have not been through an economic business decline. As a result, we may not be able to adequately predict the effects a recession will have on our sales and costs. Our budgeted revenues are based on our expectations, relationships with van lines and internet marketing programs and other sales channels. The effect of an economic downturn on our results cannot be fully anticipated. Based on general business trends in our industry that have occurred in historic economic downturn periods, we would expect that our business could suffer a significant decline in revenues.

General economic conditions, industry cycles, financial, business and other factors affecting our operations, many of which are beyond our control, may affect our future performance.

General economic conditions, industry cycles, financial, business and other factors may affect our operations and our ability to make principal and interest payments on our indebtedness. In particular, the current severe downturn in the economy has affected our industry as companies are deferring the relocation of employees and individuals are deferring relocations in part because of the difficulty displaced workers have selling their existing homes. If we cannot generate sufficient cash flow from operations in the future to service our debt, we may, among other things, be required to take one or more of the following actions:

•	seek additional financing in the debt or equity markets,

•	refinance or restructure all or a portion of our indebtedness,

•	sell selected assets,

•	reduce or delay planned capital expenditures, and

•	discontinue operations.

These measures might not be sufficient to enable us to service our indebtedness. In addition, any financing, refinancing or sale of assets might not be available on economically favorable terms, which may prevent us from future expansion and growth in new markets and, thus, negatively affect our business and financial condition.

Our business plan is unproven, and our financial results will suffer if consumers do not adopt our moving solution.

Due to our limited operating history, it is too early to determine if our target consumers, which include a wide spectrum of customers seeking various moving services, will adopt our moving solution in sufficient numbers and as readily as we anticipate. If consumers do not react favorably to our solution, or if it takes us longer to develop customers than we have planned, our revenues and our financial operating results will suffer.

We cannot predict effectiveness of our third party marketing alliances, and revenue from these sales channels may not materialize.

As an early stage company, we have little historical information to assist management in identifying the factors and trends that may influence the Company’s future results. As we expand our sales channels, we will depend on partners in connection with the timing, as well as the effectiveness, of a number of our marketing initiatives.

As a result of our limited operating history, we may not be able to estimate correctly our future operating expenses, which could lead to cash shortfalls.

We have a limited operating history and, as a result, our historical financial data may be of limited value in estimating future operating revenues and expenses. Our budgeted expense levels are based in part on our expectations concerning future revenues. However, the amount of these future revenues depends on the choices and demand of individuals and various entities, which are difficult to forecast accurately.

The results of our operations could cause our stock price to decline.

Our operating results may fluctuate as a result of a number of factors, many of which are outside of our control. For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our quarterly and annual expenses as a percentage of our revenues may be significantly different from our historical or projected rates. Our operating results in future quarters may fall below expectations. Any of these events could cause our stock price to fall. Each of the following risk factors may affect our operating results including (but not limited to):

•	the seasonal nature of our business;

•	our ability to attract new customers at a steady or increasing rate;

•	our ability to maintain customer satisfaction;

•	price competition in the industry;

•	the costs we incur in operating our business, including fuel surcharges;

•	the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations and infrastructure;

•	unanticipated technical, legal and regulatory difficulties with respect to our service; and

•	general economic conditions and economic conditions that are specific to our market.

A disruption in the service of our third-party carrier could result in significant loss of revenue and increased capital expense.

We depend on several third-party cartage companies to provide the local and long-haul transport services we require. With the exception of UPS Freight, which handles a majority of our long distance hauls and local pickups and deliveries, we do not have written agreements with these third-party cartage companies, and our arrangements with these service providers may be terminated at any time. Although we have a contract with UPS Freight, we cannot ensure that UPS Freight will be able to consistently make pickups and deliveries for our customers in the time and manner we may request or require in the future. Our month-to-month agreement with UPS Freight may be terminated by either party to the agreement upon 90 days written notice to the other party. If our arrangement with UPS Freight is terminated, we will attempt to contract with alternative cartage companies to provide the services we currently outsource from UPS Freight. Any material changes in our primary carrier relationships or our local pick-up and delivery arrangements would disrupt our business operations. In the event we are required to pursue new sources for these services or to purchase and maintain equipment and facilities we currently outsource, our results of operations could suffer due to delay in procuring acceptable alternative shipping arrangements and our access to available capital resources may be further limited.

We expect our business to continue to be highly seasonal, which can cause dramatic fluctuations in our cash flow and could require us to incur additional debt or raise additional capital.

We expect that a significant portion of our revenue (as much as 50%, based on our experience to date and certain industry data) will be generated in the four months of June through September. We expect that this seasonality will result in dramatic fluctuations in our operating results from quarter to quarter. Most of our operating expenses, including general and administrative costs and debt service, are fixed and do not vary with the volume of our business. As a result, in the slower months it may be difficult to manage cash flow to meet our operating needs. If we fail to manage cash flow in anticipation of these quarterly fluctuations, or if the fluctuations vary significantly from our expectations, we may be required to incur additional debt, which will impair our profitability, or raise additional capital, which will be dilutive to our stockholders.

We could be held liable for damages under environmental laws or be required to clean up contamination caused by hazardous materials transported or stored in our containers.

We require our customers to agree in writing not to store hazardous materials in our containers. However, we do not inspect the containers to make sure they do not contain hazardous materials. If hazardous materials are stored in our containers and leak or otherwise cause a dangerous situation, we could be held liable for damages, be required to clean up the leak and suffer adverse publicity. We do not intend to carry insurance covering these occurrences. To date, no environmental-related claims have been asserted against us. However, a significant hazardous materials event could negatively impact our results of operations, disrupt our business, cause adverse publicity and subject us to significant liability and increase the risk of litigation, all which could harm our business and the trading price of our securities.

We currently have limited human resources, and the effective management of our anticipated growth will depend on our ability to attract and retain skilled personnel.

We expect that any significant expansion of our business may place a strain on our limited managerial, operational and financial resources. Our future success will depend in large part on our ability to attract, train and retain additional skilled management, logistics and sales personnel. We may not be successful in attracting and retaining qualified personnel on a timely basis, on competitive terms or at all. If we are unable to attract and retain skilled personnel, our operating results could be harmed, we may fail to meet our reporting and contractual obligations, and existing and potential stockholders may lose confidence in our business, all of which would harm our business and the trading price of our securities.

We are dependent on our management team and the loss of our key executives and employees would harm our business.

Our success is dependent, in large part, upon the continued services of Chris Sapyta, our Chief Executive Officer, and other members of our senior management team who have worked closely on the development or implementation of our business plan. There is no guarantee that any of the members of our management team will remain employed by us. While we have employment agreements with our CEO and CFO, their continued services cannot be assured. We do not maintain key person life insurance on any of our officers. The loss of our senior executives, particularly, would harm our business.

We encounter substantial competition from other moving companies, most of whom have greater resources than us.

The U.S. household moving and storage industry is serviced by approximately 10,000 providers. In this highly fragmented industry, the 20 largest providers control approximately 35% of the revenue. Many of our competitors are larger than we are and have much longer operating histories. As a result, we expect that many of our competitors have greater financial and human resources and more established sales and marketing capabilities than we have. Existing or future competitors with greater resources could readily duplicate certain of our services or business model.

We do not have any patent-protected technologies that would preclude or inhibit competitors from entering our market.

We consider the design of our containers to be proprietary and have negotiated exclusive ownership rights to the design of the containers from the manufacturer. The container design, however, is not currently patented. Since the container design is not patented and may not be patentable, we rely on a combination of contractual and confidentiality procedures to protect our design. Despite our efforts to protect our design, it would be relatively easy for our competitors to copy certain aspects of our design or independently develop similar containers. Accordingly, our container design may not provide an effective barrier to entry against our competitors.

Our ability to capture a meaningful share of our target market and achieve a profitable level of operations is dependent upon our ability to establish and maintain our brand name.

We believe that continuing to build awareness of our brand name is critical to achieving widespread acceptance of our business. We believe that brand recognition is a key differentiating factor among providers of moving services. In order to maintain and build brand awareness, we must succeed in our marketing efforts. If we fail to successfully promote and maintain our brand, incur significant expenses in promoting our brand and fail to generate a corresponding increase in revenue as a result of our branding efforts, or encounter legal obstacles which prevent our continued use of our brand name, our business and the value of your shares could be materially adversely affected. In addition, our brand may be used by third parties unaffiliated with us which, in turn, may also harm our business and our ability to expand and achieve a profitable level of operations.

We may be unable to protect our trademarks or other proprietary intellectual property rights, which will harm our business.

Our future success may depend upon the protection of our brand names, Smart Move and Go Smart Move. If we are unable to protect our rights in the Smart Move brand, a key element of our strategy of promoting SmartMove as a brand could be disrupted and our business could be adversely affected. We may not be able to detect all unauthorized uses of our trademarks or take all appropriate steps to enforce our intellectual property rights. In addition, the validity, enforceability and scope of protection of our trademarks and related intellectual property is uncertain and still evolving. The laws of other countries in which we may market our goods and services in the future are uncertain and may afford little or no effective protection of our intellectual property.

We previously completed a private placement of debt that included beneficial conversion features. These features will have the effect of reducing our reported operating results while the debt remains outstanding.

In July 2006, we issued $5,000,000 in Units of secured convertible debentures and warrants. Certain of the conversion features of such issue allowed for the reduction in conversion price upon the occurrence of stated events and constitute a “beneficial conversion feature” for accounting purposes. In August 2007 and November 2007, we issued convertible notes. The November 2007 Notes also included a “beneficial conversion feature.” The accounting treatment related to the beneficial conversion feature will have an adverse effect on our results of operations while such notes are outstanding. The notes mature in June 2011, September 2009 and November 2008. This accounting will result in an increase in interest expense in all reporting periods during the term of the debt.

We have completed a placement of debt that included a derivative liability feature. That feature will have the effect of reducing or increasing our reported operating results during the term of the debt based upon numerous assumptions of which one is the price of our stock.

In future periods, while the January 2008 Notes and related common stock purchase warrants remain outstanding, we generally expect to report a gain on derivative liability as our stock price declines, and a loss on derivative liability as our stock price increases (assuming other assumptions used to estimate fair value remain constant). The non-cash gain or loss reported upon re-measurement of our embedded derivative liability may not be indicative of the operating results of our core business activities, but could significantly affect our future reported basic earnings or loss per share depending on numerous factors, including the volatility of our stock price.

We are subject to impairment of our long-lived assets that could affect future net income.

We have made a significant investment in long-lived assets such as containers, GPS equipment and forklifts and flatbed trailers. In accordance with applicable accounting standards, we periodically assess the value of long-lived assets in light of current circumstances to determine whether impairment has occurred. If an impairment should occur, we would reduce the carrying amount to our fair market value and record an amount of that reduction as a non-cash charge to income, which could adversely affect our net income reported in that quarter in accordance with generally accepted accounting principles. As of September 30, 2008, we have recorded an impairment of approximately $360,000 for certain GPS units that are not currently installed in our containers. We cannot definitively determine the extent of impairments that may occur in the future, and if impairments do occur, what the timing might be or the extent to which any impairment might have a material adverse effect on our financial results.

We have had a material weakness in our system of internal control. We may not be able to accurately report our financial results or prevent fraud. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our business reputation and operating results could be harmed. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock. In connection with their evaluation of our disclosure controls and procedures during 2007 and the year ended December 31, 2007 and the two quarters of 2008, our management determined that our controls did not operate effectively on a continuous basis throughout the reporting period which resulted in a material weakness in internal controls.

Provisions in our charter documents or Delaware law might discourage, delay or prevent a change of control of our Company, which could negatively affect your investment.

Our Amended and Restated Certificate of Incorporation and Bylaws contain provisions that could discourage, delay, or prevent a change of control of our Company or changes in our management that our stockholders may deem advantageous. These provisions include:

•	authorizing the issuance of preferred stock that can be created and issued by our Board of Directors without prior stockholder approval, commonly referred to as “blank check” preferred stock, with rights senior to those of our common stock;

•	limiting the persons who can call special stockholder meetings;

•	establishing advance notice requirements to nominate persons for election to our Board of Directors or to propose matters that can be acted on by stockholders at stockholder meetings;

•	the lack of cumulative voting in the election of directors;

•	requiring an advance notice of any stockholder business before the annual meeting of our stockholders;

•	filling vacancies on our Board of Directors by action of a majority of the directors and not by the stockholders; and

•	the division of our Board of Directors into three classes with each class of directors elected for a staggered three year term. In addition, our organizational documents contain supermajority voting requirement for any amendments of the staggered Board provisions.

These and other provisions in our organizational documents could affect your rights as a stockholder in a number of ways, including making it more difficult for stockholders to replace members of our Board of Directors. Because our Board of Directors is responsible for appointing members of our management team, these provisions could in turn affect any attempt to replace current members of management. These provisions could also limit the price that investors would be willing to pay in the future for shares of our common stock. We are also subject to the provisions of Section 203 of the Delaware General Corporation Law, which may discourage, delay, or prevent a change of control of our Company. See “Description of Securities.”

We have a risk of a possible future delisting of our shares from the American Stock Exchange that could affect our stock price and your ability to sell our stock.

On June 20, 2008, we received a notice from the American Stock Exchange advising us that we do not meet AMEX’s continued listing standards. On September 5, 2008, AMEX staff notified us that the plan we had submitted to regain compliance had been accepted, and that we must become compliant by December 22, 2008 or AMEX could institute delisting procedures. We will be able to maintain the listing of our common stock and listed warrants on the AMEX during the plan period, provided that our updates to AMEX reflect that we are making progress consistent with the plan, which includes raising additional working capital. If a delisting from AMEX were to occur, the common stock may trade on the OTC Bulletin Board. This alternative market is generally considered to be less efficient than, and not as broad as, AMEX. If our common stock were to be delisted from AMEX, the price of our common stock and the ability of holders to sell their stock would be adversely affected.

Risks Related to this Offering

There is a limited public market for our securities, and our stock price could be volatile and could decline following this offering, resulting in a substantial loss in your investment.

Prior to this offering, there has been a limited amount of trading in the public market for our securities. An active trading market for our securities may never develop or if it develops it may not be sustained, which could affect your ability to sell your securities and could depress the market price of your securities. In addition, the public offering price of the Units will be determined through negotiation between us and the Representative based upon market conditions and may bear no relationship to the price at which the Units will trade upon completion of this offering.

The stock market can be highly volatile. As a result, the market price of our securities can be similarly volatile, and investors in our securities may experience a decrease in value, including decreases unrelated to our operating performance or prospects. The market price of our Units, common stock and warrants after the offering will likely vary from the initial offering price and is likely to be highly volatile and subject to wide fluctuations in response to various factors, many of which are beyond our control. These factors include:

•	variations in our operating results;

•	changes in the general economy and in the local economies in which we operate;

•	the departure of any of our key executive officers and directors;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	changes in the federal, state, and local commerce and transportation regulations to which we are subject; and

•	future sales of our common stock.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The public offering price of the Units is substantially higher than the net tangible book value per share of our common stock immediately after this offering. If you purchase our Units in this offering, you will incur an immediate dilution of $      per share of common stock ($      if the over-allotment option is exercised by the underwriters) in net tangible book value per share from the price you paid, based on an assumed initial offering price of $      per Unit, of which $      is attributed to each share of common stock.

We have significant market overhang which could adversely affect the trading price of our common stock.

As of June 30, 2008 on a proforma basis, we had (i) 17,460,111 shares of common stock outstanding, (ii) 1,135,483 shares of common stock issuable upon exercise of outstanding options, (iii) 22,066,547 shares of common stock issuable upon exercise of outstanding warrants and (iv) 6,395,083 shares of common stock issuable upon conversion of the principal amount of our outstanding convertible debentures. If all the outstanding options, warrants and convertible debentures were exercised or converted, as applicable, by their holders, then an additional 29,597,113 shares of common stock would be outstanding. This would represent an approximately 63% increase in our outstanding common stock. The convertible debentures are convertible, and the outstanding options and warrants are exercisable, at prices currently above the public trading prices of our common stock. However, in the event that even a portion of these outstanding options and warrants were to be exercised, or a portion of the convertible debentures were to be converted, the resulting dilution could depress the trading price of our common stock.

The redemption of the Class A warrants issued in this offering may require potential investors to sell or exercise the Class A warrants at a time that may not be advantageous for a resale of the underlying shares of common stock.

Commencing six months from the date of this prospectus and until the expiration of the warrants, we may redeem all outstanding warrants, in whole but not in part, upon not less than 30 days’ notice, at a price of $0.25 per warrant, only if (i) the closing sale price of our common stock equals or exceeds 200% of the public offering price per Unit for five consecutive trading days preceding our redemption announcement and (ii) only if the common stock underlying the warrants is registered for issuance. In the event we exercise our right to redeem the warrants, the warrants will be exercisable until the close of business on the date fixed for redemption in such notice. If any warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder thereof will be entitled only to the redemption price of $0.25 per warrant.

Notice of redemption of the warrants could force holders to exercise the warrants and pay the exercise price at a time when it may be disadvantageous for them to do so or to sell the warrants at the current market price when they might otherwise wish to hold the warrants or accept the redemption price.

We have substantial discretion as to how to use the offering proceeds, and the use of these proceeds may not produce favorable results.

While we currently intend to use the net proceeds of this offering as set forth in “Use of Proceeds” we have substantial discretion in these regards and therefore we may choose to use the net offering proceeds for different purposes. The effect of the offering will be to increase capital resources available to our management, and our management will allocate these capital resources as it determines is necessary or appropriate in order to enhance stockholder value. You will be relying on the judgment of our management with regard to the use of the net proceeds of this offering, and the results of their investments may not be favorable.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Some of the information in this prospectus contains forward-looking statements within the meaning of the federal securities laws. These statements are only predictions and you should not place undue reliance on them. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. All forward-looking statements address matters that involve risks and uncertainties. There are many important risks, uncertainties and other factors that could cause our actual results, as well as trends and conditions within the markets we serve, levels of activity, performance, achievements and prospects to differ materially from the forward-looking statements contained in this prospectus. You should also carefully consider all forward-looking statements in light of the risks and uncertainties set forth under “Risk Factors” and elsewhere in this prospectus. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise.

In light of the significant uncertainties inherent in the forward-looking statements made in this prospectus, particularly in view of our early stage of operations, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives, future results, levels of activity, performance or plans will be achieved.

DETERMINATION OF OFFERING PRICE

The public offering price of the Units offered by this prospectus will be determined by negotiation between us and the Representative of the underwriters, based upon market conditions on the day we price the Units. The offering price stated on the cover page of this prospectus does not necessarily reflect the price at which the common stock currently trades and should not be considered an indication of the actual value of the Units. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the Units, or the common stock and warrants contained in the Units, can be resold at or above the public offering price.

USE OF PROCEEDS

We expect to receive net proceeds of approximately $      (or approximately $      if the underwriters’ over-allotment option is exercised in full) from the sale and issuance of 4,000,000 Units at a price of $      each and after deducting estimated underwriting discounts and other estimated expenses of approximately $     .

We intend to use the net proceeds of this offering as follows:

Use	Amount	Percent

Debt retirement	$—	—%
Sales and marketing	—	—%
Working capital	—	—%

Total	$—	100%

Debt retirement — The indebtedness to be retired is the outstanding balance of $3,655,000 owing on our January 2008 Secured Notes that bear interest at 11% per annum and are due January 15, 2010, and $275,000 owing on the November 2007 Notes that bear interest at 12% and are due October 31, 2008.

Sales and marketing — The projected application of net proceeds consists of increasing print and internet advertising (including fees paid for internet leads acquired through web portals), establishing new sales channels and direct sales activities.

Working capital — The use of proceeds will include operating expenses, accounts payable and working capital reserves.

The amounts and timing of our actual expenditures will depend on numerous factors, including the results of our sales, our marketing activities, competition and the amount of cash generated or used by our operations. The amount and timing of our actual expenditures may vary substantially from the foregoing estimates. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the balance of the net proceeds. Pending the application of proceeds for the uses as described above, we intend to invest the net proceeds in certificates of deposit, short-term obligations of the United States government, or other money-market instruments that are rated “investment grade” or its equivalent.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock and we do not anticipate declaring or paying any cash dividends for the foreseeable future. We currently expect to retain all earnings, if any, for investment in our business.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2008. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and accompanying notes included elsewhere in this prospectus.

For purposes of the presentation of information in the table below:

•	“Actual” is based on our unaudited financial statements as of June 30, 2008.

•	“Pro Forma” reflects that we raised additional proceeds of $355,000 received after June 30, 2008 from the issuance of our May 2008 private placement of secured notes; $690,000 received after June 30, 2008 of net equity proceeds from our August private placements of 2,343,750 common shares and 3,515,625 warrants; conversion of $625,690 of outstanding unsecured convertible debt ($740,000 face amount less discounts of $114,040) into 2,312,500 shares of common stock on August 28, 2008; reflects the August private placement derivative liability of $550,000, the issuance of 390,710 shares of common stock in payment of $67,008 of interest due on our January 2008 Notes, and the issuance of 13,528 shares to a director under the 2006 Equity Incentive Plan.

•	“Pro Forma as Adjusted” gives effect to the sale of 4,000,000 Units in this offering, the application of the net proceeds from this offering as described under “Use of Proceeds” and the elimination of the derivative liability in the amount of $1,607,340 at June 30, 2008.

	As of June 30, 2008
			Pro Forma as
	Actual	Pro Forma	Adjusted
		(Unaudited)	(Unaudited)

Long-term debt and capital leases, including current maturities, net of discounts	$8,900,110	$8,629,150	$—

Shareholder’s equity:
Preferred stock, $.0001 par value:
10,000,000 shares authorized, no shares issued and outstanding	—	—	—
Common stock $.0001 par value:
100,000,000 shares authorized, 12,399,623 shares issued (actual) and outstanding 17,460,111 (pro forma) and shares issued and outstanding (pro forma as adjusted)	1,239	1,746	—
Paid-in capital	22,062,391	22,827,844
Accumulated deficit	(20,217,617)	(20,217,617)	—

Total equity	1,846,013	2,611,973

Total capitalization	$10,746,123	$11,241,123	$—

PRICE RANGE OF COMMON STOCK

Our common stock is traded on the AMEX under the symbol “MVE”. The following table sets forth the range of high and low sales prices per share as reported on the AMEX for the periods indicated.

	High	Low

2006
Fourth Quarter	$4.80	$4.40
2007
First Quarter	$4.70	$3.40
Second Quarter	$4.00	$2.95
Third Quarter	$3.35	$1.10
Fourth Quarter	$1.35	$0.50
2008
First Quarter	$0.81	$0.30
Second Quarter	$0.68	$0.20
Third Quarter (through , 2008)	$0.44	$0.06

The last reported sale price of our common stock on AMEX on November 5, 2008 was $0.12 per share. There were approximately 1,180 holders of record of our common stock as of September 18, 2008.

DILUTION

If you invest in our Units, the book value of your common stock will be diluted to the extent of the difference between the public offering price attributable to each share of common stock and the adjusted net tangible book value per share of our common stock immediately following the completion of this offering. For the purposes of the dilution computation and the following tables, we have allocated the full purchase price of a Unit to the share of common stock included in the Unit and nothing to the warrants.

The pro forma net tangible book value of our common stock as of June 30, 2008 was $2,611,973 (calculated as net tangible book value at June 30, 2008 of $1,846,013 including $690,000 of net proceeds received in an August 2008 equity offering less a derivative liability of $550,000 and net debt conversion into equity of $625,960). Net tangible book value per share before this offering has been determined by dividing pro forma net tangible book value (book value of total assets less intangible assets, less total liabilities) by the number of pro forma shares of common stock outstanding as of June 30, 2008 (calculated as 12,399,623 shares outstanding as of June 30, 2008 including 5,060,488 shares issued subsequent to June 30, 2008 from equity offerings, director grants and debt conversions for total shares outstanding of 17,460,111). After (i) giving effect to the sale of our Units in this offering at an estimated public offering of $      per Unit, (ii) deducting underwriting discounts and commissions, the non-accountable expense allowance payable to the representative of the underwriters and estimated offering expenses payable by us, our pro forma adjusted net tangible book value as of June 30, 2008 would have been $      or $      per share. This represents an immediate increase in net adjusted tangible book value of $      per share to existing holders of common stock and an immediate dilution of $      per share to purchasers of common stock in this offering, as illustrated in the following table:

Assumed public offering price per share	$

Adjusted net pro forma tangible book value per share at June 30, 2008
Increase per share attributable to new purchasers

Pro forma adjusted net tangible book value per share
Net tangible book value dilution per share to new purchasers	$

Net tangible book value dilution per share to new purchasers as a percentage of public offering price per share		%

Assuming the underwriters exercise their over-allotment option in full, existing stockholders would have an immediate increase in adjusted pro forma adjusted tangible book value of $      per share and investors in this offering would incur an immediate dilution of $      per share or     %.

There are no warrants, options or convertible debt that have an exercise price below the public offering price.

The following table summarizes, on a pro forma basis after the closing of this offering, the differences in total consideration paid by persons who are stockholders prior to completion of this offering and by persons investing in this offering:

								Average
	Shares Purchased			Total Consideration				Price per
	Number	Percent		Amount		Percent		Share

Officers, directors, promoters and affiliated persons	7,398,494		%		$6,157,357		%	$0.83
Other existing stockholders	10,061,617		%		15,905,034		%	$1.58
New Investors			%				%	$

Total		100%		$		$100%		$

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our audited financial statements and related notes that appear elsewhere in this prospectus. In addition to historical financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this filing.

Note on Financial Statement Presentation

Information regarding our securities has not been adjusted to reflect a reverse stock split that our Board of Directors may elect to implement pursuant to a proposal approved by our stockholders at a special meeting of the stockholders on October 27, 2008 granting discretionary authority to the Board of Directors to effect a reverse stock split within a range of one-for-ten and one-for-fifteen.

History and Overview

Upon completion of our initial public offering in December 2006, we merged with our predecessor entity, A Smart Move, L.L.C., which had been providing containerized moving services in a limited number of locations since June 2005. Currently, we provide containerized moving services in 60 of the largest metropolitan centers in the United States from the terminals of our primary transportation provider, UPS Freight. We utilize UPS Freight for most of our outsourced transportation requirements in order to obtain rapid market penetration with less infrastructure than traditional movers.

In early 2007, we began a new strategic partnership with a national van line that was also a stockholder. In planning discussions for the 2007 moving season with this van line, we were advised by this entity that we should prepare to handle over 3,000 moves in less than six months. Therefore we ordered the necessary containers to meet this projected demand for the 2007 summer moving season. The van line continued to believe, as late as May 2007, that its projected moving volumes would materialize, but by mid-summer 2007, it became evident that these volumes and cash flow would not occur. We, however, had already committed to manufacturing purchase orders that were in progress or complete and could not be canceled. This commitment to build over 4,000 vaults represented a capital outlay of over $9,000,000.

As a result, we invested in an excess of approximately 2,500 or $5,000,000 of SmartVaults above our actual requirements. Our cash position was therefore reduced substantially below levels originally projected for 2007, and we were required to raise additional capital.

As both a management and financial tool, we seek to differentiate our moves based on five stages of completion. The first stage is the delivery of the empty SmartVault container to the moving customer. The second stage is the pick up of the fully loaded container from the customer. The third stage is the intercity transport of the loaded container to the UPS terminal in the destination city. The fourth stage is the delivery of the loaded container to the customer destination address. Stage five is the final stage, retrieval of the empty vaults from the destination, indicating completion of all required services and triggering revenue recognition. A “move in progress” is a contracted customer move which has yet to reach the final stage five, but for which we have delivered vaults and taken possession of the customer’s goods. The costs associated with moves in progress are reflected as deferred costs and any cash collected on a move in progress is reflected as deferred revenue. At December 31, 2007, we had $1,081,631 of moves in progress. At June 30, 2008, we had $2,294,000 of moves in progress compared to $1,171,000 at June 30, 2007. Included in moves in progress was deferred revenue which at December 31, 2007, June 30, 2008 and June 30, 2007 was $456,247, $827,356 and $228,239, respectively.

Recent Financial Results

For the six months ended June 30, 2008 sales were $2,892,425, compared to $2,292,119 in the same period during 2007, representing an increase of 26%. The net loss for the six months ended June 30, 2008 was $6,231,123 compared to a net loss of $3,978,898 for the six months ended June 30, 2007, an increase of 57%. The net loss in the more recent period is principally due to significant noncash expenses. Total noncash expenses for the first six months of 2008 were approximately $2,000,000 compared to approximately $237,000 in the first six months of 2007. The noncash expenses for 2008 consisted primarily of depreciation expense of $1,443,816, amortization of debt discounts of $935,470 and a loss on debt extinguishment of $361,981 related to the payment in kind of the July 2006 Notes. These 2008 noncash expenses were reduced by a noncash gain on value of derivative liability of $851,915 related to the January 2008 Notes. The noncash expenses for 2007 were comprised primarily of $1,254,281 of depreciation expense and $1,371,057 of amortization of debt discounts and were reduced by a noncash deferred income tax benefit of $2,367,000.

Financial Condition

At June 30, 2008, we had a working capital deficit of $5,949,347 and an accumulated deficit of $20,217,617. We previously have incurred significant debt in order to fund our business. At June 30, 2008, we had $15,118,122 of outstanding long-term debt and $188,639 in equipment based capital lease financing.

As of September 30, 2008, we were in default with respect to $6,779,153 or approximately 45% in principal amount of our outstanding convertible promissory notes. Our significant debt requires us to use our limited cash flow for the payment of these debt obligations. These large debt service payments as well as the amounts of interest converted to equity have caused us to incur significant interest expense which has increased our historical net loss and will increase our current and future net loss.

Management’s Plan

Our revenues and cash flows are not adequate to enable us to meet our present or anticipated obligations; therefore we need to raise additional funds to cover the projected shortfall through commercial loans, equipment leasing transactions or additional public or private offerings of our securities. We are currently investigating additional funding opportunities, and are in discussion with various potential lenders and investors who might be able to provide financing. We have no current commitments for additional financing, and there can be no assurance that any private or public offering of debt or equity securities or other funding arrangements could be effected on a timely basis or to an extent sufficient to enable us to continue to satisfy our capital requirements and continue in operations. If we continue to fail to demonstrate an ability to generate sufficient revenue to meet our obligations and sustain our operations, our ability to continue to raise capital may be impaired and we may not be able to continue as a going concern.

Management’s plan for achieving profitability includes reducing operating costs and increasing revenue through expansion of existing, and development of new, revenue opportunities, including the following:

•	capturing additional individual customers through our website, purchased internet leads and other marketing channels;

•	approaching additional corporate human resources departments that manage employee relocations;

•	expanding our affiliate program with local movers to obtain additional interstate bookings;

•	developing new relationships with corporate relocation companies that manage multiple moves; and

•	expanding our current “private label” program with Atlas Van Lines and Bekins A-1 to include other national and regional van lines that may desire to brand our services for smaller shipments.

Management believes increased revenue will permit economies of scale as our operating costs are not expected to increase in direct proportion to revenue.

Seasonality

Seasonal factors cause our revenue to fluctuate from quarter to quarter. Our peak revenue period (by as much as 50%, based on our experience to date) typically is the four months of June through September. Most of our operating expenses, including general and administrative costs and debt service, are fixed and do not vary with the volume of our business.

Critical Accounting Policies; Use of Estimates

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Critical accounting policies are those that we believe are both significant and that require us to make subjective or complex judgments, often because we need to estimate the effect of inherently uncertain matters. We base our estimates and judgments on historical experiences, which are of a limited duration given our status as an early stage company. Actual results may differ from our current and previous estimates. The following is a discussion of our critical accounting policies that affect our more significant judgments and estimates used in the preparation of our financial statements for 2007 and 2008. For a further discussion on the application of these and other accounting policies, see Note 2 to our audited financial statements for the year ended December 31, 2007 included elsewhere in this prospectus.

Revenue and Cost Recognition.  We recognize service revenue and expenses only upon completion of the applicable contract for our services. This policy involves deferring direct and incremental moving expenses, including freight and handling costs and the related revenue, until completion of the services covered by a given contract. We recognize advance billings and the related deferred revenue for contracts in process on a net basis. Advanced billings and related deferred revenue for services that have not been completed in the amount of approximately $418,531 and $351,059 have not been recognized on our balance sheet at June 30, 2008 and December 31, 2007, respectively. As of June 30, 2008, we also deferred expenses of $952,258 on contracts in process and deferred revenue of $827,356 with respect to cash payments we received on contracts in process in accordance with this policy. As of December 31, 2007, we had deferred expenses of $517,485 on contracts in process and deferred revenue of $456,247 with respect to cash payments we received on contracts.

We incur costs as each move is completed and generally receive payment for the full move upon completion and final delivery of services. As a consequence, we also defer expenses which may exceed advance payments we receive on contracts for which the services remaining to be performed will not be completed until after the end of a given month. The deferral of these associated costs is necessary to properly match revenue with corresponding direct and incremental moving expenses.

Credit Risk.  Our standard payment terms are such that the entire balance is due at the earlier of the 28th day after the containers are delivered to the customer for loading or one day prior to when the containers are delivered to the customer’s final destination point. We seek to mitigate the credit risk associated with our services rendered prior to payment by extending credit terms with respect only to those limited trade accounts receivable of the customers we deem creditworthy. At December 31, 2007, we had an allowance of $45,000 compared to $32,000 at June 30, 2008 for estimated credit losses. We continually review the adequacy of our allowance for doubtful accounts and adjust it, as necessary, based upon current knowledge of the customers’ circumstances.

Impairment of Long-Lived Assets.  We have adopted the provisions of SFAS No. 144, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of,” which requires that long-lived assets, including identifiable intangibles, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. We evaluate the recoverability of long-lived assets based on estimated undiscounted future cash flows and provide for impairment if such undiscounted cash flows are insufficient to recover the carrying amount of the long-lived asset. If impaired, the long-lived asset is written down to its estimated fair value. When alternative courses of action to recover the carrying amount of a long-lived asset are under consideration, a probability-weighted approach is used for developing estimates of future undiscounted cash flows. If the carrying value of the long-lived asset is not recoverable based on these estimated future undiscounted cash flows, the impairment loss is measured as the excess of the asset’s carrying value over its fair value, such that the asset’s carrying value is adjusted to its estimated fair value. The assumptions used by management in its projections of undiscounted cash flows involve judgment about material estimates of future revenue and customer acceptance.

During the second quarter of 2007, the Company was notified by its GPS analog providers that the Federal Communications Commission had ruled that service providers of analog signals would be allowed to discontinue service when the so-called “analog sunset” took effect in February 2008. As of March 1, 2007, the

Company had 2,660 analog GPS units in service. Beginning March 1, 2007, these units were depreciated over their remaining eleven month useful life to February 2008. This accelerated rate of depreciation resulted in an increase of $460,550 in depreciation for the year ended December 31, 2007. During the quarter ended June 30, 2007, the Company impaired $75,094 full net book value of 333 analog GPS units that were no longer in use, were not being depreciated and had no known salvage value.

During the quarters ended June 30, September 30, and December 31, 2007, the Company also retired and recycled a portion of its inventory of the older prototype SmartVault Version I units that were damaged, and recorded an asset impairment of $48,970, $281,947 and $258,552, respectively, as these components were recycled. The remaining prototype SmartVault Version I containers are used exclusively in a local storage environment. During the fourth quarter of 2007, the Company performed a strategic review of the Version I vaults used in local storage. Due to the limited financial capital resources available to develop revenue, management assessed the recoverability of these Version I vaults and determined an impairment of $875,000. This impairment reflects the amount by which the carrying value of the Version I vaults exceeds their estimated fair values determined by their estimated future discounted cash flows. The impairment loss was recorded as a component of “Cost of moving and storage” for the year ended December 31, 2007. As of June 30, 2008, management determined that no further impairment existed.

Stock Based Compensation.  We adopted our 2006 Equity Incentive Plan (“Plan”) prior to our initial public offering and the concurrent forward one for two stock split. We were authorized to issue up to 1,400,000 shares of common stock under the Plan pursuant to options, rights and stock awards. The number of shares authorized for issuance under the Plan was increased to 1,900,000 shares by a vote of stockholders at our annual meeting on June 24, 2008. The Plan is administered by the Compensation Committee of the Board of Directors. The exercise price of options granted under the Plan is determined by the Compensation Committee of the Board of Directors at an amount no less than the estimated fair value of our common stock at the date of grant.

Effective January 1, 2006, we adopted SFAS No. 123R, “Share-Based Payment,” which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including employee stock options, based on estimated fair values. Stock based compensation is recognized on a straight-line basis over the requisite service period. The amount of compensation expense recognized for options with a graded vesting schedule equals no less than the portion of the award that is vested. SFAS 123R supersedes our previous accounting under APB 25 for periods beginning on or after January 1, 2006. We recognized compensation expense related to options of $200,147 for the year ended December 31, 2007. Compensation costs related to share-based payments that vested during the six months ended June 30, 2008 and 2007 and recognized in the Statements of Operations was $115,800 and $96,982, respectively.

In 2007, directors who were not employees of Smart Move received as part of their compensation for services as directors an annual grant of restricted shares of our common stock having a fair market value of $10,000 at the beginning of the year, determined as the average closing price of a share of the Company’s common stock for each day during the month of December preceding the grant date. These stock grants vest as to one-half of the shares at June 30 and as to the other half at December 31 of each year. The Company expenses these stock grants using the straight-line method over the vesting term and recognized $40,000 of compensation expense during the twelve months ended December 31, 2007. Beginning in January of 2008, the compensation increased to $15,000 per non-employee director or a total of $60,000 per year, based on the current composition of our Board of Directors. The Company has recognized $30,000 of expense for the six months ended June 30, 2008 and $20,000 for the six months ended June 30, 2007, relating to the vested portion of restricted stock grants made to non-employee directors in January 2008 and 2007 respectively.

We expect that equity-based compensation expense for fiscal 2008 and 2009 from all existing awards to employees, officers and directors will be approximately $285,000 per year. This amount represents both stock option awards and restricted stock grants. The performance-based portion of the 342,000 options to purchase shares of common stock issued to our CEO and CFO in September of 2006 are not included in the equity-based compensation expense described above because management has determined that the attainment of the performance targets specified in the employment agreements is not probable. In the event that subsequent developments indicate that the attainment of the performance targets has become probable, our equity-based compensation expense would increase for 2008. Any future significant awards or changes in the estimated forfeiture rates of stock options and stock grants may impact these estimates. 114,000 of these options were subject to vesting at September 30, 2007 and 114,000 were subject to vesting at September 30, 2008, and the total of 228,000 have been forfeited as the performance conditions were not satisfied at the vesting dates.

Nonemployee Options, Warrant and Convertible Debenture Valuation and Accounting.  We apply SFAS No. 123R in valuing options granted to consultants and estimate the fair value of such options using the Black-Scholes option-pricing model. The estimated fair value is recorded as consulting expense as services are provided. Options granted to consultants for which vesting is contingent based on future performance are measured at their then current estimated fair value at each period end, until vested.

We issued warrants as part of our convertible debentures and other financings. We value the warrants using the Black-Scholes pricing model based on estimated fair value at issuance and the estimated fair value is recorded as debt discount. The debt discount is amortized to interest expense over the life of the debenture, using the effective interest method, assuming the debenture will be held to maturity. If the debenture is converted to equity prior to its maturity date, any debt discount not previously amortized is also charged against equity except for any beneficial conversion which is charged to expense. We also apply EITF No. 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments,” which requires us to estimate the fair value of the as converted shares upon the conversion of the convertible debentures and record a beneficial conversion (debt discount) if the value of the converted shares is greater than the conversion price.

The use of the Black-Scholes model requires that we estimate the fair value of the underlying equity instruments issuable upon the exercise of options and warrants and the conversion of convertible debt into equity. In determining the fair value of our options, warrants and convertible debentures we utilize the market price for our shares and valuations prepared by independent valuation consultants.

In accordance with EITF No. 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock,” options, warrants and convertible debentures with registration rights deemed outside of our control are reflected as liabilities and marked to estimated fair value in our financial statements.

Income Taxes.  Our annual tax rate is determined based on income, statutory tax rates and the tax effect of items treated differently for tax purposes than for financial reporting purposes. Tax law requires some items to be included in the tax return at different times than the items reflected in the financial statements. As a result, the annual tax rate reflected in the financial statements is different than the rate reported on our tax return. Some of these differences are permanent, such as expenses that are not deductible in the tax return, and some differences are temporary, reversing over time, such as depreciation expense. These temporary differences create deferred tax assets and liabilities.

Inherent in determining the annual tax rate are judgments regarding business plans, planning opportunities and expectations about future outcomes. Significant management judgments are required for the following items:

•	Management reviews our deferred tax assets for realizability. Valuation allowances are established when management believes that it is more likely than not that some portion of the deferred tax assets will not be realized. Changes in valuation allowances from period to period are included in the tax provision.

•	We establish accruals for uncertain tax contingencies when, despite the belief that our tax positions are fully supported, we believe that an uncertain tax position does not meet the recognition threshold of FASB Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes.” The tax contingency accruals are adjusted in light of changing facts and circumstances, such as the progress of tax audits, the expiration of the statute of limitations, case law and proposed legislation. While it is difficult to predict the final outcome or timing of resolution for any particular tax matter, we believe that the accruals reflect the likely outcome of known tax contingencies in accordance with FIN No. 48.

Derivatives.  The Company follows the provisions of SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” along with related interpretations EITF No. 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” and EITF No. 05-2 “The Meaning of

‘Conventional Convertible Debt Instrument’ in Issue No. 00-19”. SFAS No. 133 requires every derivative instrument (including certain derivative instruments embedded in other contracts) to be recorded in the balance sheet as either an asset or liability measured at its fair value, with changes in the derivative’s fair value recognized currently in earnings unless specific hedge accounting criteria are met. The Company values these derivative securities under the fair value method at the end of each reporting period (quarter), and their value is marked to market at the end of each reporting period with the gain or loss recognition recorded against earnings. The Company continues to revalue these instruments each quarter to reflect their current value in light of the current market price of our common stock. The Company utilizes the Black-Scholes option-pricing model to estimate fair value. Key assumptions of the Black-Scholes option-pricing model include applicable volatility rates, risk-free interest rates and the instrument’s expected remaining life. These assumptions require significant management judgment. We classify derivatives as either current or long-term in the balance sheet based on the classification of the underlying instrument, security or contract.

Business Acquisition.  In connection with management’s plans to increase revenue opportunities, on January 31, 2008, we acquired certain business assets of Star Relocation Network Alliance, Inc., including trademarks, trade names, a customer list and other intangible assets related to Star Alliance’s co-branded and private label move management programs offered to the real estate brokerage community, third party relocation companies and human resource departments of major companies. In exchange for the business assets, we issued 80,000 shares of common stock (fair value of $55,200) and warrants, exercisable for three years, to purchase 100,000 shares of common stock at an exercise price of $1.20 per share (fair value of $22,900). The acquisition has been accounted for as a business combination and the results of operation related to the business assets were not significant from the January 31, 2008 acquisition date. Had the business acquisition occurred on January 1, 2008, our results of operations and loss per share would not be significantly different from reported amounts. The purchase price has been substantially allocated to identifiable intangible assets and the resulting amortization, and any changes upon finalization of the preliminary allocation, is not expected to be significant to our results of operations.

Results of Operations

Comparison of the six months ended June 30, 2008 and 2007

	6 Months Ended June 30,		Increase/	% Increase/
	2008	2007	(Decrease)	(Decrease)
	(Unaudited)	(Unaudited)

Sales	$2,892,425	$2,292,119	$600,306	26%
Cost of moving and storage
Cost of moving and storage	2,893,396	2,665,131	228,265	9%
Depreciation and amortization	1,374,519	1,310,725	63,794	5%

Total cost of moving and storage	4,267,915	3,975,856	292,059	7%

Gross loss	(1,375,490)	(1,683,737)	(308,247)	(18)%
Selling, general and administrative expenses
Selling, general and administrative expenses	3,237,484	3,214,353	23,131	1%
Depreciation and amortization	69,297	67,620	1,677	2%

Total selling, general and administrative expenses	3,306,781	3,281,973	24,808	1%

Operating loss	(4,682,271)	(4,965,710)	(283,439)	(6)%

Other income (expense):
Interest income	4,294	259,730	(255,436)	(98)%
Interest expense	(2,043,080)	(1,639,918)	(403,162)	25%
Gain on value of derivative liability	851,915	—	851,915	nm
Loss on debt extinguishment	(361,981)	—	361,981	nm

Total other expense	(1,548,852)	(1,380,188)	168,664	12%

Loss before income tax benefit	(6,231,123)	(6,345,898)	(114,775)	(2)%
Income tax (benefit)	—	(2,367,000)	(2,367,000)	nm

Net loss	$(6,231,123)	$(3,978,898)	$2,252,225	57%

nm — percentages greater than 200% and comparisons from positive to negative values or to zero values are considered not meaningful

Sales.  The increase in sales can be attributed to increased direct consumer sales as well as increased revenue from third party corporate relocation companies, commercial customers and van lines. Average gross revenue per move (including storage) was $3,597 compared to $3,727 in the prior year. The decrease in revenue per move is due to our becoming more competitive with our pricing matrix and completing more small moves so far in 2008.

Cost of moving and storage (exclusive of depreciation and amortization) and gross loss.  Cost of moving and storage consisted primarily of the cost of freight transportation to move containers. Our cost of moving and storage for the six months ended June 30, 2008 was $4,267,915, resulting in a gross loss including depreciation and amortization of $1,375,490 (gross loss percentage of 48%), compared to the six months ended June 30, 2007 during which our cost of moving and storage was $3,975,856, resulting in a gross loss including deprecation and amortization of $1,683,737 (gross loss percentage of 73%). Our gross loss decreased $308,247 in the more recent period due to a reduction in variable costs of moving and storage, principally our freight costs. Depreciation expense of $1,374,519 for the six months ended June 30, 2008 increased by $63,794 over the prior period.

Our gross loss percentage has been negatively affected by our high depreciation costs associated with the operational fixed assets necessary to establish our national presence. Our gross loss (excluding depreciation and amortization) as a percentage of sales decreased in 2008 (100%) from 2007 (116%) due to our concentration on reducing costs, upgrades of our software and additional personnel to monitor costs and consolidation of loads to take advantage of full truck load freight rates. Included in our costs of moving and storage (exclusive of depreciation and amortization) are repositioning and furniture pad expenses. During the six months ended June 30, 2008, we incurred repositioning costs and furniture pad purchases to provide stock to the new van lines with which we began doing business. We believe that our repositioning and furniture pad costs will decrease in the future, as these costs are incurred to place the assets into position for use. In the six months ended June 30, 2008 and 2007, we incurred repositioning costs and furniture pad expenditures of $249,912 and $432,873, respectively.

As we concentrate on sales growth and improved execution in logistics management, our gross margins are expected to improve as a result of reductions in freight costs achieved by economies of scale, and through enhancements to our logistics software which has reduced costs previously attributed to missed shipment deadlines. In addition, we are reducing warehouse costs and labor costs on our full service moves by expanding our network of third party warehouse and labor providers. By increasing the size of our fleet of containers in service, we also expect to lower repositioning expenses.

Selling, general and administrative expense.  Selling, general and administrative expenses consist primarily of salaries, related benefits, and fees for professional services. Selling, general and administrative expenses were $3,306,781 for the six months ended June 30, 2008, compared to $3,281,973 for the six months ended June 30, 2007, an increase of $24,808. The major component of selling, general and administrative expenses for the six months ended June 30, 2008 was salaries and wages of $1,351,525 (including non-cash compensation of $115,800) compared to salaries and wages for the six months ended June 30, 2007 of $1,055,798 (including non-cash compensation of $96,982) or an increase of $295,727. This increase was offset by an decrease in legal and accounting expenses of $186,362, and a decrease in advertising and marketing expenses of $144,983. We expect selling, general and administrative expenses to increase modestly as we focus our efforts on sales growth. It is our expectation that these expenses will continue to decrease as a percentage of revenue if we are successful in expanding our sales.

Total other expense.  Other expense consisted primarily of interest expense, interest income and, in 2008, gain on value of derivative liability and a loss on debt extinguishment. Interest expense for the six months ended June 30, 2008 was $2,043,080 compared to $1,639,918 for the six months ended June 30, 2007. The increase is directly attributable to higher debt levels to fund our operating loss. Interest income for the six months ended June 30, 2008 was $4,294 compared to $259,730 in the prior six month period. For the six months ended June 30, 2008, the Company reported a gain on value of derivative liability of $851,915 and a loss on debt extinguishment of $361,981.

Loss before income taxes.  We reported a loss before income taxes of $6,231,123 for the six months ended June 30, 2008, compared to a loss before income taxes of $6,345,898 for the six months ended June 30, 2007. The decrease in the loss before income taxes is attributable primarily to a gain on value of derivative liability of $851,915 which was offset by an increase in interest expense of $403,162 and a loss on debt extinguishment of $361,981. In future periods while the January 2008 Notes and related common stock purchase warrants remain outstanding, we generally expect to report a gain on derivative liability if our stock price declines, and a loss on derivative liability if our stock price increases (assuming other assumptions used to estimate fair value remain constant). The non-cash gain or loss reported upon re-measurement of our embedded derivative liability may not be indicative of the operating results of our core business activities, but could significantly affect our future reported basic earnings or loss per share depending on numerous factors, including the volatility of our stock price.

For the six months ended June 30, 2007, we recorded an income tax benefit of $2,367,000, compared to none for the same period in 2008, as the income tax benefits resulting from our conversion from a limited liability company to a taxable corporation were fully utilized in 2007. Since the deferred tax liability has been reduced to zero, we will not recognize a tax benefit on additional net operating losses until we generate taxable income.

Net Loss.  We reported a net loss of $6,231,123 for the six months ended June 30, 2008 compared to a net loss of $3,978,898 for the six months ended June 30, 2007. The increase in the net loss is attributable primarily to the income tax benefit recognized in 2007. Net loss per basic and diluted share was $0.51 for the six months ended June 30, 2008 compared to $0.39 for the six months ended June 30, 2007. Net loss per share is based upon weighted average shares outstanding of 12,282,926 for the six months ended June 30, 2008 compared to 10,324,861 for the six months ended June 30, 2007. The increase in weighted average shares is primarily due to the shares issued in debt and interest conversions in January 2008.

Comparison of Years ended December 31, 2007 and 2006

	Year Ended	Year Ended	Increase/	% Increase/
	December 31, 2007	December 31, 2006	Decrease	Decrease

Sales	$5,810,898	$4,184,554	$1,626,344	39%
Cost of moving and storage	6,337,360	4,827,273	1,510,087	31%
Depreciation and amortization	2,878,391	1,104,590	1,773,801	161%
Impairment of fixed assets	1,539,563	—	1,539,563	nm

Total cost of moving and storage	10,755,314	5,931,863	4,823,451	81%

Gross loss	(4,944,416)	(1,747,309)	3,197,107	183%
Selling, general and administrative expenses	6,240,640	6,099,422	141,218	2%
Depreciation and amortization	162,553	99,395	63,158	64%
Impairment of note receivable	—	47,000	(47,000)	nm
Impairment of capitalized software	30,795		30,795	nm
Write off of deferred offering costs	—	602,262	(602,262)	nm

Total selling, general and administrative expenses	6,433,988	6,848,079	(414,091)	(6)%

Operating loss	(11,378,404)	(8,595,388)	2,783,016	32%

Other income (expense):
Interest income	288,437	107,043	(181,394)	(169)%
Interest expense	(2,754,027)	(1,614,331)	1,139,696	71%
Loss on extinguishment of debt	(1,328,565)	—	1,328,565	nm

Total other expense	(3,794,155)	(1,507,288)	2,286,867	152%

Loss before income tax benefit	(15,172,559)	(10,102,676)	5,069,883	50%
Income tax (benefit)	(2,367,000)	(233,000)	2,134,000	916%

Net loss	$(12,805,559)	$(9,869,676)	$2,935,883	30%

nm — percentages greater than 200% and comparisons from positive to negative values or to zero values are considered not meaningful

Sales.  Sales increased $1,626,344 during the year ended December 31, 2007, as compared to 2006. The increase in revenues can be attributed to operating in 60 cities during the entire twelve months ended December 31, 2007 compared to 40 cities for the majority of 2006, as well as increased revenue from commercial and national van lines in 2007 compared to a minimal amount of revenue from such sources in 2006. In 2007, we completed 1,628 moves compared to 1,462 in 2006. In 2007 our average gross revenue per move (including storage revenue) was approximately $3,500 compared to approximately $2,800 in 2006.

Total cost of moving and storage.  Total cost of moving and storage consisted primarily of the freight transportation to move our containers. Our cost of moving and storage for the year ended December 31, 2007 was $10,755,314, resulting in a gross loss of $4,944,416, compared to the total cost of moving and storage for the year ended December 31, 2006 of $5,931,863, resulting in a gross loss of $1,747,309. Our gross loss increased by $3,197,107 in the more recent year. The increase in the gross loss is attributable to an increase in depreciation expense due to the additional forklifts and flatbed trailers required for the 60 cities in operation for a full twelve months in 2007, and additional SmartVaults being placed into service during 2007. Included in cost of moving and storage for the year ended December 31, 2007 was $2,878,391 of depreciation on our SmartVaults, forklifts, GPS units and flat bed trailers, compared to depreciation of $1,104,590 for the year ended December 31, 2006. During the year ended December 31, 2007, we recorded total fixed asset impairments of $1,539,563, comprised of an asset impairment of $75,094 on 333 analog GPS units that were no longer in use, $589,469 on certain Version I vaults that were damaged, and $875,000 on Version I vaults used in local storage. The impairment of the Version I vaults resulted from our decision in the fourth quarter of 2007 not to invest any of our limited financial resources in the storage only business. Due to our limited revenue growth potential, we reported an impairment on these assets of $875,000.

Our gross loss percentage was negatively affected by our high depreciation costs associated with the operational fixed assets necessary to establish the national expansion. Our gross loss (excluding depreciation, impairment and amortization) as a percentage of sales decreased from 2006 to 2007 due to our focus on reducing costs, upgrades of our software, additional personnel to monitor costs, and consolidation of loads to take advantage of full truck load freight rates. Included in our costs of moving and storage are repositioning and furniture pad expenses. Our repositioning and furniture pad costs increased from the prior year as these costs were incurred to place the containers into position for use. For the year December 31, 2007, we incurred repositioning costs and furniture pad expenses of $657,348 (representing 11% of sales).

Selling, general and administrative expenses.  Selling, general and administrative expenses consisted primarily of salaries, related benefits and fees for professional services. Selling, general and administrative expenses were $6,433,988 for the year ended December 31, 2007, compared to $6,848,079 for the year ended December 31, 2006, or a decrease of $414,091. The majority of the change is comprised of salaries and wages for year ended December 31, 2007 of $2,274,470 (including $284,180 of non-cash compensation) compared to salaries and wages for year ended December 31, 2006 of $4,286,340 (including non-cash compensation of $2,690,836) or a decrease of $2,011,870, offset by increases in legal and accounting expenses of $648,306, an increase in advertising and marketing expenses of $401,210, director fees of $115,000, and bad debts of $136,156 due to outdated collection policies that have been subsequently changed. In prior periods, our transportation providers administered arrangements by which funds due from customers paying by certified check were remitted to us. A significant portion of the increase in the bad debts is due to procedural problems or delays in remittance or collection of certified funds. All payments by check are currently required to be remitted directly to the Company prior to delivery of the containers to the ultimate destination point.

Also included in total selling, general and administrative expenses was depreciation and impairment expense of $193,348 for the year ended December 31, 2007, compared to depreciation expense of $99,395 for the year December 31, 2006. Selling, general and administrative expenses increased modestly as we transitioned from our national rollout to focus on sales growth.

During the period October 1, 2005 to December 31, 2005, we invested $151,930 in convertible notes of a service company, which provided us moving and handling services. We intended to supplement our moving services with those loading and unloading services provided by the service company to address the needs of our customers who sought full service moves. We originally intended to provide this entity with working capital loans up to $210,000 to maintain the service company’s operations until March 2006. However, the service company was not able to maintain budgeting necessary to reach a breakeven position and we discontinued the funding after providing an additional $47,000 in January 2006. During the first quarter of 2006, we determined that the convertible note value had been impaired as the service company was not able to execute its business plan and the future collection of the notes receivable was doubtful. Accordingly, we recorded impairment for 100% of the notes receivable balance at September 30, 2006.

Included in total selling, general and administrative expenses for the year ended December 31, 2006 was the write off of $602,262 of deferred offering costs as a result of the withdrawal of a prior registration statement in July 2006.

Other expense.  Other expense consisted primarily of interest expense, interest income and, in 2007, a loss on extinguishment of debt. Interest expense for the year ended December 31, 2007 was $2,754,027. This amount in 2007 included total non-cash interest of $2,027,978 comprised of $1,371,057 of non-cash interest from the amortization of debt discounts, including $870,523 from the expensing of the unamortized beneficial conversion discount upon the conversion of the January 2006 Notes to equity, and $250,437 of stock and warrants issued as inducements to convert accrued interest of $406,484 into equity. During 2006, we incurred $1,614,331 of interest expense, which included $351,754 of non-cash interest from the amortization of debt discounts and $161,140 of inducements to convert debt to equity. The increase was directly attributable to higher debt levels to fund our equipment purchases and operating loss. In the fourth quarter of 2007, the Company negotiated an interest deferral on the 2005 Notes and the waiver of scheduled principal payments on $2.7 million of the $3 million face amount of the notes. For accounting purposes, this caused the 2005 Notes to be deemed an extinguishment, and the Company recorded a non-cash loss of $1,328,565. Interest income for the year ended December 31, 2007 was $288,437 compared to $107,043 in the prior year.

Loss before income taxes.  We reported a loss before income taxes of $15,172,559 for the year ended December 31, 2007, compared to a net loss of $10,102,676 for the year ended December 31, 2006. The increase in the loss before income taxes was attributable primarily to an increase in depreciation expense of approximately $1,836,959, an increase in impairments of $1,570,358, an increase in interest expense of $1,139,696, and a non cash loss on extinguishment of debt of $1,328,565. These increases were offset by a reduction in total selling, general and administrative expenses (excluding depreciation and impairment) of approximately $508,044.

Income tax benefit.  For the year ended December 31, 2007, we recorded an income tax benefit of $2,367,000 compared to $233,000 in the prior year as we were a limited liability company treated as a partnership for income tax purposes until December 6, 2006. The tax benefit was a result of the reduction in the deferred tax liability originally recognized when we became a taxable corporation in December 2006. The deferred tax liability was reduced to zero, and we will not recognize a tax benefit on additional net operating losses until we generate taxable income and the use of the net operating losses is more likely than not.

Net loss.  We reported a net loss of $12,805,559 for the year ended December 31, 2007, compared to a net loss of $9,869,676 for the year ended December 31, 2006. The principal reasons for the increased net loss were attributable to an increase in depreciation expense of approximately $1,836,959, an increase in impairments of $1,570,358, an increase in interest expense of $1,139,696, and a non cash loss on extinguishment of debt of $1,328,565. These increases were offset by a reduction in total selling, general and administrative expenses (excluding depreciation and impairment) of approximately $508,044. Net loss per basic and diluted shares was $1.21 for the year ended December 31, 2007, compared to $1.77 for the year ended December 31, 2006. Net loss per share was based upon weighted average shares outstanding of 10,623,167 for the year ended December 31, 2007, compared to 5,584,420 for the year ended December 31, 2006. The increase in weighted average shares was primarily due to the shares issued in conjunction with the December 2006 initial public offering and the conversion of debt and interest expense to common stock in 2006 and 2007.

Liquidity and Capital Resources

From inception through June 30, 2008, we have financed our operations through the private placement of our equity securities for gross proceeds of approximately $7,000,000, the private placement of convertible debentures for gross proceeds of $11,500,000, bank and capital lease financing for equipment purchases totaling $2,700,000, and the public sale of our securities in our initial public offering for net proceeds of approximately $14,300,000. At June 30, 2008 we had a working capital deficit of $5,900,000.

Recent Financing Activity

We anticipated at that we would need a total of $2,500,000 subsequent to March 31, 2008 to sustain our operations through the end of 2008. Since June 30, 2008, we have raised a total of approximately $1,055,000. In July and August of 2008 we sold $355,000 in secured convertible note units pursuant to our May 2008 private placement offering. The notes mature on the third anniversary of funding, bear interest at 11% per annum and are secured by 800 SmartVaults. In August 2008, we received new cash funding of $750,000 for the purchase of 2,343,760 restricted shares of our common stock. We estimate that the proceeds of this offering, when combined with cash receipts from operations and debt restructuring, will be sufficient to fund our operations and capital requirements through mid-2009. We are currently investigating additional funding opportunities.

Management cannot provide any assurance that we will be able to obtain loans or raise sufficient money through the sale of our equity securities or otherwise. If we are not able to raise adequate funding, we will be unable to continue in business in our current form if at all. If we are able to raise funding in the equity markets, our stockholders will suffer significant dilution and the issuance of securities may result in a change of control.

We currently have a significant amount of debt outstanding that likely will increase if we are successful in securing additional funding. Our level of debt could significantly affect our business by: (i) making it more difficult for us to satisfy our obligations, including making scheduled principal and interest payments under our debt obligations; (ii) limiting our ability to obtain additional financing; (iii) requiring us to dedicate a portion of our cash flow from operations to payment of debt, thereby reducing the availability of our cash flow for other purposes; and (iv) limiting our flexibility to maintain operations and pursue future opportunities.

Cash Flows

Net cash used in operations was $3,873,882 for the six months ended June 30, 2008 compared to $2,807,401 for the six months ended June 30, 2007. Cash was consumed by the net loss of $6,231,123, reduced by non-cash expenses of approximately $2,134,970 and reduced by changes in operating assets of $222,271. For the six months ended June 30, 2007 cash used in operations was consumed by the net loss of $3,978,898, reduced by non-cash expenses of $237,278 and reduced by changes in operating assets of $934,219.

Net cash used in operations was $5,579,441 for the twelve months ended December 31, 2007. Cash was consumed by the net loss of $12,805,559, reduced by non-cash expenses of $3,040,944 for depreciation, $1,371,057 of amortization of debt discounts, loss on debt extinguishment of $1,328,565, $284,180 of non-cash compensation, impairments of $1,570,358, bad debts of $168,014, and shares and warrants issued as inducements to convert debt to equity of $250,437, offset by a non-cash cost of a deferred income tax benefit of $2,367,000. Cash was also consumed by increases in accounts receivable of $126,846, an increase in contracts in process of $149,597, an increase in packing supplies of $94,437 and an increase in prepaid and other assets of $31,434. Cash consumed was reduced by an increase in accounts payable of $934,247, an increase in accrued interest of $704,847, and an increase in deferred revenue of $342,783.

Investing Activities

For the six months ended June 30, 2008 net cash outflows from investing activities consisted of the purchase of office equipment of $2,355, compared to the six months ended June 30, 2007 during which net cash outflows from investing activities of approximately $8,400,000 was attributable to purchases of property and equipment consisting primarily of SmartVaults, totaling $8,300,000, and deposits of $24,200.

For the year ended December 31, 2007 net cash used in investing activities of $10,080,373 was attributable to purchases of property and equipment totaling $10,041,173, and a deposit on an office lease of $39,200.

For the year ended December 31, 2006 net cash used in investing activities of $5,880,427 was attributable to purchases of property and equipment totaling $5,789,427, advancing $47,000 under a note receivable, and a deposit on an office lease of $44,000.

Financing Activities

For the six months ended June 30, 2008, financing activities consisted of issuance of notes payable for which net proceeds were received in the amount of $4,089,617, reduced by repayments on debt and capital leases of $426,136, resulting in net cash provided by financing activities of $3,663,481. For the six months ended June 30, 2007, financing activities consisted primarily of repayments on debt and capital leases of $374,855.

For the year ended December 31, 2007, we received proceeds from the sale of notes of $2,829,000 which were offset by note payable issuance cost of $233,395 and payments of debt and capital leases of $802,425.

For the year ended December 31, 2006, our financing activities consisted primarily of the issuance of common stock and membership interests generating $18,660,008 of proceeds. In addition, we received $6,832,500 from proceeds of notes payable, and $500,000 from proceeds of bank debt. The proceeds from these financing activities were offset by offering and issuance costs of approximately $3,540,000.

Contractual Obligations and Commitments

The following table identifies our long-term debt and contractual obligations as of June 30, 2008.

	Payment Due by Period
		2008
	Total	(6 Months)	2009	2010	2011	2012	2013

Long-term debt obligations:(1)
Principal	$15,118,122	$1,363,403	$3,914,331	$1,095,326	$5,966,237	$2,778,825	$—
Interest (accrued)	4,114,261	815,182	1,328,593	1,024,960	683,888	261,638	—
Capital leases	188,639	50,623	107,474	30,542	—	—	—
Operating leases	673,380	142,110	286,340	204,650	40,280	—	—
GPS service	463,308	80,886	161,772	125,022	88,272	7,356	—

	$20,557,710	$2,452,204	$5,798,510	$2,480,500	$6,778,677	$3,047,819	$—

(1)	Long-term debt obligations reflect payments for the principal and interest that is based on rates that range from 7% to 12% per annum.

(2)	Total debt obligations are presented on the balance sheet net of discounts of $6,406,651 at June 30, 2008. With respect to the $15,118,112 of long-term debt obligations, $15,082,403 is the aggregate principal amount of our outstanding convertible promissory notes at June 30, 2008.

The Company is in arrears in the payment of the interest due on these notes. We are currently in discussion with the noteholders regarding a proposal to defer the amount of interest currently due and to restructure the obligations so that all interest that would otherwise become due during the remainder of 2008 and 2009 will instead be combined into a new convertible debt obligation. Until a definitive agreement is concluded with the noteholders, we have no assurance the proposed note restructuring will be implemented. The holders of the July 2006 Notes are parties to the Agreement Among Lenders involving holders of the Company’s 2005 Notes which provides that in order for acceleration of the debt upon any default to occur, the majority of the notesholders under all these notes must provide the Company with a written notice of acceleration.

Convertible Promissory Notes

The following table provides certain details of only our outstanding convertible promissory notes at June 30, 2008.

	Original or extended			Secured by	Conversion
Note Offering	maturity date	Unpaid principal	Interest rate	or unsecured	price

2005 Notes	September 30, 2012	$298,653	12%	SmartVaults/tooling	$5.00
2005 Notes	September 30, 2012	$2,700,000	12%	SmartVaults/tooling	$3.00
2006 July Notes	June 30, 2011	$5,000,000	10%	SmartVaults/tooling	$3.75
2007 August Notes	September 1, 2009	$1,217,500	12%	SmartVaults/tooling	$2.00
2007 September Note	September 2, 2010	$540,000	7%	Unsecured	$0.80
2007 Deferred Interest Notes	October 1, 2010	$296,250	12%	Unsecured	$1.00
2007 November Notes	October 31, 2008	$275,000	12%	Flatbeds/forklifts and other assets	$0.75
January 2008 Notes	January 15, 2010	$3,655,000	11%	Flatbeds/forklifts and other assets	$0.75
2008 January Unsecured Note	June 30, 2009	$200,000	12%	Unsecured	$0.75
2008 April Secured Notes	June 30, 2011	$750,000	12%	Secured by 500 SmartVaults	$0.40
May and June 2008 Notes	June 30, 2011	$150,000	11%	Secured by 800 SmartVaults	$0.40

At June 30, 2008, the aggregate outstanding principal of secured and unsecured notes was $15,082,403. The notes bear interest ranging from 7% to 12% per annum.

2005 Notes and 2007 Deferred Interest Notes.  Interest on the September 2005 notes aggregating $3,000,000 in principal amount was payable semi-annually during the first two years after issuance. On the third anniversary of the 2005 notes issuance, the Company was required to begin making monthly principal payments on the notes on a five-year amortization basis. In November 2007, the holders of $2,700,000 of the 2005 notes agreed to waive and defer the monthly principal amortization in exchange for a reduced conversion price and other consideration in the form of warrants. In conjunction with amending and restating the terms of the 2005 notes, we issued convertible notes totaling $355,500 to certain of the 2005 note holders bearing interest at 12% per annum in exchange for their agreement to defer interest payments. The deferred interest notes mature in October 2010. As of June 30, 2008, the deferred interest amount was $59,250, the principal outstanding was $296,250, and we are in arrears in the payment of the interest due on a portion of these notes. We are currently in discussion with the note holders regarding a proposal to defer the amount of interest currently due and to restructure the obligations so that all interest that would otherwise become due during the remainder of 2008 and during 2009 will be rolled into a new convertible debt obligation. Until a definitive agreement is concluded with the noteholders, we have no assurance the proposed restructuring will be implemented. The holders of the Company’s 2005 Notes, the July 2006 Notes, and the August 2007 Notes, have entered into an Intercreditor Agreement and Stipulation which provides for pro rata sharing of collateral securing the respective notes. In addition, the holders of the 2005 Notes and the July 2006 Notes are parties to an Agreement Among Lenders which provides that no acceleration of maturity of indebtedness under any of the respective notes may occur upon a default unless a majority of the holders of all the notes issues a written notice to the Company.

2006 July Notes.  The July 2006 notes, in the amount of $5,000,000, require interest to be paid annually beginning June 30, 2007 for 5 years and all principal and any accrued and unpaid interest is due at maturity. The Company is in arrears in the payment of the interest due on these notes. We are currently in discussion with the noteholders regarding a proposal to defer the amount of interest currently due and to restructure the obligations so that all interest that would otherwise become due during the remainder of 2008 and during 2009 will instead be rolled into a new convertible debt obligation. Until a definitive agreement is concluded with the noteholders we have no assurance the proposed restructuring will be implemented. The holders of the July 2006 Notes are parties to the Intercreditor Agreement and Agreement Among Lenders as described above.

2007 August Notes.  The August 2007 notes, in the amount of $1,217,500, bear interest at the rate of 12% per annum payable quarterly with principal due on September 1, 2009. These notes may be prepaid without penalty. We are in arrears in the payment of the interest due on these notes. We are currently in discussion with the noteholders regarding a proposal to defer the amount of interest currently due and to restructure the obligations so that all interest that would otherwise become due during the remainder of 2008 and during 2009 will instead be rolled into a new convertible debt obligation. Until a definitive agreement is concluded with the noteholders, we have no assurance the proposed restructuring will be implemented. The holders of the August 2007 Notes are parties to the Intercreditor Agreement and Stipulation with holders of the Company’s 2005 Notes and July 2006 Notes as described above.

2007 September Note and 2008 January Unsecured Note.  In September 2007 the Company issued a $540,000 unsecured promissory note bearing interest at 7% per annum payable quarterly. The principal amount is due September 2, 2010. The unsecured note was restructured in January 2008, and at that time the Company issued an additional convertible unsecured promissory note in the amount of $200,000 to the noteholder. The $200,000 unsecured note bears interest at 12% per annum payable quarterly and matures in January 2009. These Notes may be prepaid without penalty. Subsequent to June 30, 2008, these notes were converted to equity.

2007 November Notes.  The 2007 November notes, in the amount of $275,000, bear interest at 12% per annum. Interest and principal on this note was payable on the maturity date, October 31, 2008. The holders of our November 2007 Notes are secured by a second lien on certain assets held as security for the January 2008 secured note holders. The principal and interest on these notes remain unpaid, and we are proposing to the noteholders to defer the unpaid amount. Until a definitive agreement is concluded with the noteholders, we have no assurance the proposed deferral will be implemented.

January 2008 Notes.  In January 2008, the Company entered into secured promissory notes aggregating $3,655,000 that mature on January 15, 2010. The lenders purchased these notes at a price equal to 85% of the issue amount representing a 15% original issue discount. These notes are secured by a first lien on all of the Company’s assets except container assets and its container tool mold. The January 2008 notes bear interest at 11% per annum. Proceeds from these notes were used to retire debt to Silicon Valley Bank in the approximate amount of $358,778. The noteholders have agreed to defer the receipt of interest and principal payments until December 31, 2008. In addition, if the note is retired early, the noteholders have verbally agreed to waive the 20% cash prepayment penalty for a period of one year following this offering. Until a definitive agreement is concluded with the noteholders, we have no assurance the proposed deferral and waiver will be implemented.

2008 April Secured Notes.  In April 2008, the Company issued $750,000 of secured convertible notes with warrants that mature on June 30, 2011. The Notes bear interest at 12% per annum, and are secured by 500 containers. In the event the Company uses these containers as security for additional capital, the Company will issue the note holder additional warrants.

May and June 2008 Notes.  In May and June of 2008, the Company sold an aggregate of $150,000 secured convertible note units. The notes are due on the third anniversary of funding and bear interest at 11% per annum. Interest is payable quarterly in cash or kind (restricted shares) at the election of the Company during the first twelve months, and thereafter payable only in cash.

Due to the variable price provision of the January 2008 Notes, and as we are currently not in a financial position to redeem the balance of the payments due in cash, we potentially do not have the ability to issue a sufficient number of shares of common stock required to discharge our obligations under the current terms. Therefore, in accordance with EITF No. 00-19, at June 30, 2008, we have classified the January 2008 Note obligation as current on the balance sheet.

Additionally, if the Company does not have adequate shares to settle its obligations for the January 2008 notes, the Company is precluded from concluding it has sufficient authorized or issued shares to settle these contracts within the scope of EITF 00-19. The inability to settle the January 2008 notes has “tainted” financial instruments embedded in subsequent financings in a similar manner. It has been determined that the “toxic security” taints the equity classification of subsequently issued contracts subject to EITF 00-19. Because of this EITF, these tainted securities are classified as current liabilities until the toxic security expires or is settled. As a result of this EITF, all of the aforementioned notes affected by this toxic security have been recorded as current liabilities on the balance sheet as of June 30, 2008.

The Company did not make certain scheduled interest payments for the quarter ended December 31, 2007, March 31, 2008 and June 30, 2008 as required under the terms of the August 2007 and 2005 Notes. The Company will be obligated to pay a default interest rate of 18% per annum on all outstanding principal amounts until the scheduled interest payments under the terms of the notes are paid current. As of June 30, 2008, $132,526 of interest on the August 2007 notes and approximately $83,000 of interest on the 2005 Notes were due and payable. As of the date of this filing, interest on these notes remains unpaid.

Subsequent to June 30, 2008, we did not make scheduled interest payments on the 2006 July Notes. In addition, the 2007 November Notes which were due October 31, 2008 have not been paid.

The convertible promissory notes described above will have substantial financial impact on our future financial statements in accordance with the accounting procedures of EITF No. 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments,” and EITF No. 00-19 “Accounting for Derivative Financial instruments Indexed to, and Potentially Settled in a Company’s Own Stock.” As of June 30, 2008 we have allocated $6.4 million of the $15.1 million total debt to the detachable warrants and conversion feature. Our future financial statements will reflect interest expense calculated at an effective interest rate of 64% on the detachable warrants and conversion feature.

Controls and Procedures

As of December 31, 2007, and again at June 30, 2008, we carried out an evaluation, under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer (the “Certifying Officers”), of the effectiveness of the design and operation of our disclosure controls and procedures. Based upon that evaluation, the Certifying Officers concluded that our disclosure controls and procedures were not effective as of the end of such year and period. During 2008, we adopted and will complete remediation measures. We have engaged an independent financial accounting firm to help us evaluate, account for and prepare financial statement disclosures for complex accounting transactions as well as to review its required SEC filings. In the future as such controls change in relation to developments in our business and financial reporting requirements, our evaluation and monitoring measures will also address any additional corrective actions that may be required.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements,” which defines fair value, establishes guidelines for measuring fair value and expands disclosures regarding fair value measurements. SFAS 157 does not require any new fair value measurements but rather eliminates inconsistencies in guidance found in various prior accounting pronouncements. SFAS 157 is effective for fiscal years beginning after November 15, 2007. In February 2008, the FASB issued FASB Staff Position (FSP) 157-2, “Effective Date of FASB Statement No. 157,” which defers the effective date of Statement 157 for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in an entity’s financial statements on a recurring basis (at least annually), to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. Earlier adoption is permitted, provided a company has not yet issued financial statements, including for interim periods, for that fiscal year. Effective January 1, 2008, we partially adopted SFAS No. 157 for financial assets and liabilities and certain non-financial assets and liabilities that are recognized and disclosed at fair value in the financial statements on a recurring basis and deferred adopting SFAS No. 157 for non-financial assets and liabilities recognized at fair value on a non-recurring basis until January 1, 2009.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115.” SFAS 159 permits entities to measure eligible assets and liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. As of

March 31, 2008, we did not elect the fair value option on any financial instruments or certain other items as permitted by SFAS 159.

In December 2007, the FASB issued Statement No. 141 (R) “Business Combinations.” This Statement establishes principles and requirements applicable to the manner in which the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The Statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance will become effective as of the beginning of a company’s fiscal year beginning after December 15, 2008. We do not believe the adoption will have a material impact on its financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133”. SFAS 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. The guidance in SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. We are currently assessing the impact of SFAS 161.

BUSINESS

We provide an innovative, containerized method of transporting household and commercial goods securely and on a time-guaranteed basis. We currently provide moving services within markets encompassing over 92% of the U.S. population from terminals in the 60 largest metropolitan areas. Our operations are coordinated through the terminals of our primary transportation provider, UPS Freight. We believe that the superior security for customer goods, scheduling flexibility and expedited service our business model give us specific competitive advantages over the service offerings of traditional van lines that currently perform the majority of long distance moves in the U.S. In 2006, 2007 and the first six months of 2008, we completed 1,426, 1,628 and 804 moves, respectively.

We provide an innovative solution that addresses common problems experienced by consumers during moves. Our service model: (i) does not require customers to rent or drive trucks to the destination; (ii) provides ease of customer use of our standardized moving containers; and (iii) provides scheduling convenience and time savings that make the consumer’s moving experiences less stressful. Key benefits of our services include:

•	competitive pricing;

•	superior security;

•	scheduling flexibility and expedited service;

•	more customer options; and

•	full-coverage insurance.

We can operate efficiently with only a small labor force and without a need for substantial investment of capital in transportation facilities that is typically required of national moving van service providers and their local agents. We contract with third party trucking companies for the required transportation services and focus our efforts on the range of moving management services we can provide using our containers. UPS Freight acts as our primary local cartage provider and takes responsibility for loading, unloading and transporting our SmartVaults in connection with our customer moves. Instead of contracting with large national van lines for our long distance transportation needs, we have elected to take advantage of the recurring excess load capacity of UPS Freight and other trucking logistics companies to ship our SmartVaults. These companies regularly ship a wide range of commercial products on a time-sensitive delivery basis and can ship our SmartVaults far more efficiently for our customers than traditional moving vans. They are willing to provide this service to us on a cost-effective basis because we enable them to use their own excess load and storage capacity more effectively.

Moving and Storage Industry Overview

The moving and storage industry in the United States encompasses over 8,000 service companies that collectively generate over $16.5 billion in annual revenues in the United States in 2007 according to a report published by the American Movers Association (AMSA). The most recognized names in the moving industry are major van line companies, such as United Van Lines, Allied Van Lines, Atlas Van Lines, Mayflower Van Lines, Wheaton Van Lines, and Bekins Van Lines. These national moving companies conduct their operations through an affiliated network of local agents throughout the country who undertake to provide the transportation of household goods through independent contractors they engage who actually own and operate the trucks, tractors and trailers used to provide the transportation services. These local agents book and carry out a move from origination to the new destination where the local agent in the new location completes these moves.

We believe that the traditional moving industry is facing significant challenges that will require changes to the industry’s prevailing business model. The moving industry must adapt to the high costs of fuel and the inefficiencies of shipping less than a full truck load (small moves that are under 8,000 pounds) long distances. In addition, an inherent characteristic of the traditional van line business model requires the local agents to share their revenue with the national brand company, while the local agents bear the vast majority of the capital investment, risk and customer issues. In order for the national van lines to operate efficiently and provide national service, they in turn must rely on the local agent network.

We believe that under the current conditions it is increasingly difficult for traditional moving companies to address the structural problems confronting the moving industry, as well as basic consumer issues and service problems, in the following key respects:

•	the local agents are experiencing higher overhead costs that must be passed on to consumers;

•	the infrastructure is capital-intensive with a low return on invested capital;

•	the moving companies’ assets are generally considered to be inefficiently used;

•	the base of long-haul truck owner-operators is shrinking, resulting in delays in scheduling moves and inability to meet peak seasonal demand;

•	the moving companies experience stable but high claims for property loss;

•	the need to assemble full truck loads to reduce costs results in inflexible schedules for consumers;

•	the number of small moves is increasing, resulting in a need for a cost efficient moving service solution that addresses requirements for expedited services and time critical constraints of customers;

•	consumers frequently experience hidden or unexpected charges; and

•	consumers desire, but cannot obtain, control over important aspects of a move.

As a result of these problems we believe there is a significant opportunity in the moving industry to introduce and expand an alternative business model, i.e., containerized moving services, that deals with these concerns by offering improved and more efficient services on a cost-effective basis applying up-to-date logistics principles.

Smart Move Solution

For consumers of all types (individuals and commercial), our business model eliminates the underlying cause of many common problems experienced during moves. Our service model: (i) does not require customers to rent or drive trucks to the destination; (ii) provides ease of customer use with our standardized moving containers and our ground level loading capability; and (iii) provides scheduling convenience and time savings that reduce the stressful scenarios typically associated with consumer moves. Our business model and implementation strategy is designed to minimize these common problems and to improve our customers’ moving experience. Key aspects of our solution include:

•	competitive pricing;

•	superior security;

•	scheduling flexibility and expedited service;

•	reduced loss and damage;

•	customer control of service level and budget; and

•	full replacement value insurance coverage for customers’ shipped goods of $10,000 per vault.

Smart Move believes its solution also addresses many of the current problems in the moving industry by offering the following benefits:

•	lower capital investment through the use of existing long haul freight infrastructure that also provides for efficient, economical and timely shipment of goods;

•	more efficient handling of small shipments through the containerized shipment of goods;

•	the ability to deploy SmartVaults to complement existing operations of van lines;

•	expedited transit times compared to traditional van lines that are attractive to corporate human resources departments and relocation service providers seeking to minimize temporary living expenses;

•	reduced dependence on individual truck owner-operators and reduced exposure to potential shortages of drivers;

•	reduced claims for loss and damage due to the elimination of the multiple loading and off-loading of customer goods.

We believe that we can provide customers a cost savings of from 15% to 20% relative to the costs of traditional movers (depending upon the type of move, service level, distance, origin and destination). These savings can be derived in part through our ability to afford customers the convenience and flexibility of packing their own goods which is made possible through our greater control over scheduling. In contrast to the traditional full service move, the Smart Move solution gives the consumer the time to pack and fill the container prior to shipment and to unload it upon arrival at the destination site. For example, in a traditional full service move, the customer must, generally, be ready to move out and have all goods loaded in one day. Then, upon arrival at his or her destination, the customer must accept the household goods on the assigned delivery date or pay additional fees. Consumers using our services, in contrast, can load, take delivery of containers, and ship their goods to the destination city to be stored at a local warehouse at no additional charge for up to 28 days. If additional storage time is required beyond the 28 days provided, we are able to furnish the required storage at a very competitive price of $2.00 per day, per vault. In addition, most insurance and liability claims arising in the moving industry relate to lost or missing goods. The Smart Move solution minimizes the risk of loss of a customer’s goods by allowing the customer to place his or her own lock on the vaults. As an added security feature, a secure seal is attached by UPS Freight to the vault at the time of shipment. Customers are thereby assured that their goods have not been touched or handled multiple times, as is often the case with moves handled by traditional movers.

Our Business Model

We believe that our business model allows us to operate on a cost-efficient basis with a small labor force and without the need for a substantial investment of capital in transportation facilities that is typically required of national moving van service providers and their local agents. We contract with third party trucking companies for the transportation services we require. We focus our efforts on providing specialized moving containers and asset tracking and management services associated with our use of these containers. UPS Freight acts as our primary local cartage provider and takes responsibility for loading, unloading and transporting our SmartVaults in connection with our customer moves. Instead of contracting with large national van lines for our transport needs, we have elected to take advantage of the recurring excess load capacity of UPS Freight and other trucking companies to ship our SmartVaults for long distance moves. These trucking logistics companies regularly ship a wide range of commercial products on a basis that generally involves time-sensitive delivery requirements. Consequently, they can ship our SmartVaults far more efficiently than moving vans and are willing to provide this service to us on a cost-effective basis because they are able to utilize their transportation capabilities more effectively by aligning our requirements to transport uniform size containers with their need to use available excess freight load capacity.

The principal elements of our business model include the following:

SmartVault Container.  The proprietary design of the SmartVault is a key component of our business model. Our corporate owned fleet of over 4,200 moving containers allows Smart Move to compete for long distance moving revenue and provides room to grow without further capital investment in vaults. The containerized service business model we developed was driven by our desire to scale rapidly without having to incur costly investment to acquire trucking and transportation infrastructure facilities.

The features of the SmartVault include:

•	a technologically advanced side wall and top material composition of strong high density polyethylene (HDPE) built on an aluminum deck and base with an expected minimum 8-year useful life;

•	a standard 262 cubic feet loadable storage capacity able to handle loads up to 2,800 pounds;

•	spacious interior dimensions: 7 feet long, 5 feet 10 inches wide and 6 feet 7 inches high;

•	superior weather protection and individual vault security features; and

•	ease of loading via forklift onto standard truck trailers and sea containers used throughout the transportation and logistics industry.

The SmartVault’s sturdy weather resistant structure and its ability to be locked and secured by the customer also provide a high degree of protection from transit-related damage, tampering and theft. The risk of loss or excessive delay in transit is further reduced by our ability to monitor the location of each of our SmartVaults through the combined tracking functionality of bar-code scanning and our internal systems. The SmartVaults are additionally equipped with a global positioning system device (GPS) which can supplement the online tracking functionality. We are not currently using the GPS technology on the SmartVaults. The SmartVault’s security features and our tracking technology allow us to procure lower cost insurance against the loss or damage of goods during transit for us and our customers. Unlike the PODS container, a competitive container which can only be handled with special equipment, the SmartVault can be loaded on to any standard truck trailer or inter-modal container by forklift. The aluminum base enables the container to be used in additional vertical markets where wood containers are generally considered unsuitable for transport of goods, such as pharmaceutical, food and international shipments.

Strategic Outsourcing of Warehouse and Transportation Requirements.  Rather than building a costly infrastructure with associated continuing overhead and expansion costs, we maximize our operational leverage through outsourcing of trucking and warehouse infrastructure. Consequently, we avoid fixed costs for transportation and warehouse storage that conventional movers incur. National and regional freight carriers such as UPS Freight often cannot fill their trucks to capacity and consequently are able and willing to offer very competitive rates to move our vaults long distance in order to fill their unused trailer space. UPS Freight provides the vast majority of our pick-up and delivery needs within local markets. These local markets consists primarily of markets within an approximate 150-mile radius of 60 UPS terminals nationwide which allows us to provide moving services to approximately 92% of the U.S. population.

Our agreement with UPS Freight requires UPS Freight to perform a variety of functions with regard to our containers including, but not limited to, delivery, pick-up, line haul transportation and storage. We pay UPS Freight a set fee per trip, except for a fuel surcharge, which we pass on to our customer as part of the overall cost of the move. We also provide the trailer and forklift equipment for the local delivery. UPS Freight is required to provide on-going quality control inspections, training and safety consistent with our requirements. Our agreement with UPS Freight automatically renews on a monthly basis and is terminable by either party on 90 days notice. The current price terms continue through January 2009. We have the flexibility to use other similar logistics service providers to fill any gap, expand services or handle overflow situations to maintain our operating efficiencies and commitments. This enables us to control costs, remain flexible to meet customers’ needs and continue to grow revenue.

Interstate Focus.  Our model is designed to compete favorably in the interstate or non-local movement of household goods. The local storage and moving sector within our industry involves numerous companies in most urban areas which compete with one another mainly on the basis of price. In contrast, the interstate segment is primarily serviced by major van lines. Our model allows us the flexibility to provide relocation services between major markets efficiently, and allows us to expand our service area with little or no additional capital investment. Our focus on interstate moves allows us not only to capture revenue directly from moving consumers, but also to provide our container and logistics services offerings directly to national moving companies, corporate human resource departments and corporate relocation services.

Scalability and Efficient Logistics Management.  While UPS Freight remains our main strategic partner, we have established relationships with other major cartage providers in the logistics transport sector that can also meet our outsourcing requirements on a cost-effective basis. By actively expanding our service provider network, we create options and insulate ourselves from being dependent on just one logistics provider. This allows us to handle sales growth and deal with seasonal increased demands efficiently and on a timely basis. The flexibility afforded by our model is not only beneficial to our customers, but allows us to achieve operating leverage, maintain service levels, and consistently keep freight costs low by obtaining competitive bids. Our logistics objective is to maintain a sufficient number of locations from which containers can be accessed to allow movements within our network to be coordinated on the most cost-effective basis. Our proprietary fleet of SmartVaults allows positioning and redeployment of empty containers that are ready for next use to any other location within our network and avoids the need for individual SmartVaults to be returned only to a base location. This allows freight cost and administrative efficiencies to be realized while fulfilling demand and reducing the length of empty back haul or repositioning. Our proprietary software allows us to efficiently plan and manage our fleet of SmartVault containers. Our software enables our logistics group personnel to monitor costs, compare rates and secure the least expensive freight bid for all shipments, making it possible to quickly identify opportunities to increase our gross margin. Our logistics group also uses the software technology to automatically issue bids for freight quotes every night, as well as to monitor the shipments each day and to combine loads for full truck load rates. These processes enable us to take advantage of the least expensive freight charges available for a given shipment.

Strategy and Revenue Generation

Our near term strategy is to increase revenues by simultaneously developing existing and new sales channels within the interstate segment of the broader moving and storage industry. We plan to focus on interstate or city-to-city moves because we believe we will be most competitive in meeting customers’ demands associated with these moves. We focus our marketing efforts on sales lead generation and the continued introduction of our moving concepts to individual consumers and corporate aggregators of moving services.

We are building a multi-faceted sales strategy and are diversifying our sales network through the following initiatives:

•	Capturing additional individual consumers through our website and sales leads that we purchase. We maintain an internal sales staff that handles all inbound sales inquiries, responds to internet requests for quotes and contacts all purchased web sales leads. We are actively pursuing third party resources to identify prospective customers, so that we will have multiple sources of lead generation. We pursue various avenues for marketing, research and referrals. Resources we currently use include the internet, yellow pages, print material, direct mailings, real estate companies, corporate human resources departments, military leads and publications, universities, and search engine results directing the public to our website. We are also able to purchase leads generated from many of these different portals at any time for specific origination and destination combinations without any long-term contractual commitments. The company has also employed a search engine optimization strategy to increase web presence, improve page rankings and reduce the current spend on pay per click and internet advertising expense. These internal sales efforts historically have accounted for over 75% of the Company’s revenue.

•	Accessing additional corporate clients through third party corporate relocation services. We retain two outside sales representatives who focus efforts on identifying corporate move opportunities, expanding new lead resources from the real estate community, and presenting our services to third party relocation companies. We plan to pursue opportunities to undertake direct moves on a contract basis with larger businesses through targeted marketing to their human resources departments. We have performed relocations for large corporations successfully and believe we have demonstrated our ability to complete these moves efficiently and to meet our customers’ service requirements and expectations, while helping reduce the overall cost of relocations incurred by these corporations. We anticipate that this category of moves will help us gain broader market exposure and acceptance, and lead to additional corporate relocation business in the future.

•	Expanding current “private label” operations for national moving companies. We provide the SmartVaults and logistics services to the nation’s largest van lines offering a containerized moving services as part of their service offerings. For example, the private label brand used by Atlas World Group is “Accel” and by Bekins A-1 is “CHRONOS.” We are attempting to develop similar relationships with other national van lines.

•	Expanding affiliate move bookings. We have begun providing services to national van lines that include the use of SmartVault containers to fill orders for small customers whose shipments require an expedited or time guaranteed service. Our service allows moving companies, agents, realtors, move counselors and small local operators to book interstate moves through our affiliate web site. These affiliates would normally not be able to perform an interstate move themselves because of transportation regulations, limitations of equipment or simply because they are not in a position to offer and conduct interstate moves in their current operating structure. This service permits local moving companies to compete with the national van lines.

•	Broadening alliances with leading third party relocation companies. We plan to pursue opportunities to undertake direct moves on a contract basis with larger businesses through targeted marketing to their human resources departments. We have performed relocations for large corporations successfully and believe we have demonstrated our ability to complete these strategic moves efficiently and to meet our customers’ service requirements and expectations, while helping reduce the overall cost of relocations incurred by to these corporations.

•	Expanding local storage and sales of moving supplies. The original SmartVault prototypes can be effectively used for temporary or long-term storage. We offer flexibility to the consumer not offered by standard storage facilities. We also sell, market and distribute moving supplies such as cardboard boxes, tape, and other supplies to our own customers as well as to local moving and storage companies.

The acquisition of the Star Relocation Alliance, Inc. also allows us to continue the expansion of relationships with national van lines, and our agreement with RELO Direct, a nationwide association of over 700 of the leading real estate brokerage companies, gives us the opportunity to receive relocation leads from all over the country.

Potential Sales Opportunities

We also intend to pursue the following potentially attractive opportunities for our business model when resources permit:

•	Homeland Security. Security requirements have increased the need to ship high value goods in a secured container that can then be loaded within larger rail or marine shipping containers. New homeland security laws, regulations and custom clearance requirements may encourage corporations to seek additional ways to compartmentalize the shipment of high value goods. By insuring their integrity, these goods may pass through customs more quickly with less risk of tampering and loss.

•	Local Move Consumer Market. The convenience our container-based model affords may be attractive to many local self-movers and could produce an additional source of demand from smaller populated towns and cities in the future.

•	Military Applications. Medical supplies and electronic equipment need to be shipped in smaller quantities, within a portable container, by truck or helicopter at a moment’s notice. The container must be locked and tracked for security and content management. Moves associated with personnel relocation could also be a potential future source of revenue.

•	International Moving Opportunities. We continue to evaluate potential opportunities for expansion of our services into Europe and elsewhere. The EU market, in particular, presents the same challenges and opportunities we have identified in the United States, i.e. long distances, high fuel costs and repositioning of the empty equipment. The SmartVault can be loaded into all standard sized sea containers used today to ship goods internationally.

•	Commercial Applications. Corporate clients frequently need specialized transportation services for high value products that require specialized handling and tracking capabilities, such as computer parts, copier machines and trade show materials. We can deliver the components necessary to meet this demand.

Size of the Market Opportunity

The U.S. household moving and storage industry generated combined annual revenues of approximately $31 billion in 2005 (according to the American Movers and Storage Association, September 2005). We estimate the U.S. household moving industry alone represents revenues of approximately $16.5 billion annually, of which $13 billion is generated from the interstate relocation segment. The 20 largest national moving companies control only 35 percent of the market (according to the American Movers and Storage Association, September 2005).

According to the latest U.S. Census Bureau report, “Geographical Mobility 2006,” every year 40 to 42 million Americans move. This involves 17 million households utilizing moving services of some nature, whether it be a full service move or simply renting a truck for a self-move. Approximately 20% of those moves are regional in scope, involving a length of haul extending outside of a given county, but within the same state. Another 14% involve longer distance moves to another state or country. Our immediate target is the interstate market which is estimated at about 2,380,000 moves per year.

We currently operate in the top 60 cities with respect to their total moving activity. Significant synergies exist in serving these cities because over 80% of all moves are between these cities. The data we have received from the 10 largest national moving companies indicate that those companies provide over 500,000 interstate moves per year into and out of the top 30 cities. This data does not include any statistics regarding the number of self moves nor does it reflect second tier moving company activity. Consequently, we believe the market for these moves is actually larger.

Manufacturing Relationships

SmartVault components are currently manufactured by Orbis Corporation. We own the proprietary mold which Orbis uses in its plant to mold the components of the SmartVault, but we do not intend to engage in any manufacturing operations relating to these containers or container components. Pursuant to our manufacturing arrangements, Orbis may only utilize the mold for manufacture of SmartVaults on our behalf. We believe that HDPE is a widely available plastic product and that we are not dependent on a single or limited source of supply for this component.

Our Intellectual Property and Trademarks

Our competitive position is not dependent on the viability of patent protection. We protect our proprietary processes and trademarks through confidentiality agreements and through registrations of our key marks. We hold rights to the following United States trademarks:

•	Go Smart Move

•	Changing the Way the World Moves

•	Smart Move Changing the Way the World Moves

•	Smart Move (stylized)

•	SmartVault

We do not own any patents, copyrights or any other trademarks. We own the design and tooling mold used to manufacture the SmartVault and our manufacturing agreement prohibits the manufacturer from using the design mold to produce containers for anybody but us.

Competition

Our primary competitors include the national moving service providers, portable storage and moving service providers, and the truck rental companies described below. The discussion which follows reflects our own assessment of the competition and is based in part on our review of a variety of publicly available sources of information regarding these companies.

Major Van Lines.  These competitors include well known long distance moving companies such as United Van Lines, Atlas Van Lines, North American Van Lines, Allied Van Lines, Mayflower Van Lines, Bekins Van Lines and Wheaton Van Lines, each with annual revenues of $500 million to over $1 billion. Each of these companies provides a range of services within markets that include those in which we operate. These companies offer full service moves to consumers through their network of agents and have operations in a majority of the largest 100 cities in the United States. These van lines all operate and require their local agents to operate trucks and trailers to complete the moves required by their traditional customer base.

U-Haul.  U-Haul is North America’s largest do-it-yourself moving and storage operator. U-Haul rents trucks and trailers, and offers self-storage rooms, through a network of nearly 1,450 company-operated moving centers and approximately 14,500 independent U-Haul dealers. U-Haul serves more than 11 million do-it-yourself household moving customers annually.

PODS Enterprises, Inc.  PODS provides portable on demand storage and moving services in 47 states. PODS is a franchiser of protected franchise areas, with a reported 130,000 PODS containers in service as of June 2008. PODS is a private company that emphasizes local storage, but is believed to provide substantial intercity moving services.

Local Movers.  Local movers include thousands of existing small, local companies that perform moves only within their immediate local markets. The typical local mover has 15 employees or fewer, two to three trucks, and annual revenues of less than $1 million.

Although we believe that we offer superior flexibility, cost structure, asset pooling efficiencies and technology-enabled containers, we recognize that cost-driven entry barriers for this industry are relatively low. In addition, as more businesses become aware of our business model and services, we believe others may attempt to copy our concept. However, a competitor desiring to gain entry into this industry and to compete directly with us by offering a similar service would have to overcome the following obstacles:

•	designing and engineering a functionally comparable storage container;

•	locating a supplier of specialized storage containers built to specifications at competitive prices; and

•	establishing goodwill with prospective customer groups and brand awareness.

We believe that we will need to continue to maintain superior quality moving containers and service standards, and plan to pursue an aggressive marketing program in order to maintain and expand our market share within market sectors in relation to these competitors.

Research and Development

During 2005 and 2006, we refined our container design based on our experiences, customer feedback and our ongoing logistics management activities. During 2007, we undertook additional development of our proprietary technology processes and software development activities. Management believes that these activities are necessary to enable us to maintain and enhance our competitive advantage over those participants in the moving industry that do not provide this service component.

Regulatory Matters

We are regulated by the Federal Motor Carrier Safety Administration (FMCSA). Under the FMCSA’s regulatory framework, we are considered a “freight forwarder.” As a freight forwarder, we must:

•	register with the FMCSA;

•	obtain an authorization certificate from the FMCSA for each state in which we conduct business;

•	obtain a certificate of insurance or surety bond in each state in which we are authorized by the FMCSA to conduct business; and

•	offer arbitration as a means of settling loss and damage disputes on collect-on-delivery shipments.

We believe that we are in compliance with all FMCSA requirements. In addition, we must comply with regulatory requirements imposed by the local and state authorities in each jurisdiction where we are deemed to conduct business to the extent we must obtain certain licenses and permits. We believe we are in compliance with all of these requirements.

Various federal and state labor laws govern our relationship with our employees, including minimum wage requirements, overtime, working conditions and immigration requirements. Significant additional government imposed increases in minimum wages, paid leaves of absence and mandated health benefits, or increased tax reporting and tax payment requirements for employees could have an adverse effect on our results of operations.

Environmental Regulations.  As a provider of storage services, we are subject to a variety of federal, state and local governmental laws and regulations related to the storage, use and disposal of hazardous materials. We do not permit any users of our containers to store or discharge any toxic, volatile or otherwise hazardous chemicals and wastes. If and to the extent any toxic or hazardous materials are ever transported or stored in our containers, with or without our permission, we could be subject to fines or orders requiring us to cease operations. In addition, under some foreign, federal, state and local statutes and regulations, a governmental agency may seek recovery and response costs from operators of property where releases of hazardous substances have occurred or are ongoing, even if the operator was not responsible for the release or otherwise was not at fault. Any failure by us to control the use of or to restrict adequately the discharge of, hazardous substances could subject us to substantial financial liabilities, operational interruptions and adverse publicity, any of which could materially and adversely affect our business, results of operations and financial condition.

Facilities and Employees

Facilities.  We occupy our 6,360 square foot headquarter office facility in Denver, Colorado under a lease that terminates in April 2011 and calls for monthly payments of $8,799. We believe that our existing facilities are adequate to support our existing operations. We also lease a 48,500 square foot Denver warehouse under sub-lease arrangements which expire in June 2009 and call for monthly base rent payments of $13,359. We use this facility for our local storage operation, assembly and repair of the SmartVault containers and the warehousing and sales of moving boxes and supplies.

Other Facilities.  We do not own any of the moving or storage facilities that we use. In three of our markets, we use warehousing facilities provided by UPS Freight that are made available to us as a customer of UPS Freight. Risk of loss is borne by UPS Freight, whose insurance provides coverage in the event of damage or destruction of the vaults. We pay a daily storage charge for empty vaults under our master agreement with UPS Freight.

In 56 markets, we have separate warehouse arrangements with third parties to store empty vaults. The arrangements are each long term but can be cancelled by either party for any reason upon 45 days’ notice. Monthly storage charges are approximately $16 to $19 per vault. Warehouse space is plentiful in all of these markets and should any warehouse arrangement be terminated, we believe that alternative arrangements could be secured on a timely and cost-effective basis.

We occasionally provide long-term storage of full vaults for clients. When we enter into a long-term warehouse agreement for the client, we are the party to the warehouse agreement, and the containers and their contents are subject to the warehouse owner’s insurance coverage. We then have a separate agreement with our client to cover the warehouse cost.

Employees.  We currently employ 26 people, including 23 employees in our headquarters location in Colorado who perform corporate and administrative as well as sales and marketing functions. None of our employees are unionized or covered by a collective bargaining agreement.

Company Background

Smart Move, Inc. was incorporated in Delaware on December 5, 2005, as a wholly-owned subsidiary of its predecessor entity, A Smart Move, L.L.C., with which we merged on December 6, 2006 when we commenced our initial public offering. We currently conduct business in 34 states and in all but six states we operate under our corporate name, Smart Move, Inc. Our corporate name was not available in California, Connecticut, Texas, Illinois, Indiana and New Jersey, so we conduct business under the trade name “Go Smart Move” in those states.

MANAGEMENT

The following table sets forth the names, ages and positions of our directors and executive officers as of September 30, 2008:

Name	Age	Position

Chris Sapyta	48	Chief Executive Officer, Director, Chairman of the Board
Edward Johnson	54	Chief Financial Officer, Director
John J. Burkholder(1)(3)(4)	63	Director
John Jenkins(2)(3)(4)	58	Lead Director
Kent Lund(1)(2)(3)(4)	52	Director
Jeff McGonegal(1)(2)(3)(4)	57	Director
Pete Bloomquist	51	Senior Vice President, Corporate Finance, Treasurer
Mike Ellis	36	Senior Vice President of Operations

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Governance Committee

(4)	Independent director

The backgrounds of our directors and executive officers are described below:

Chris Sapyta has served as our Chief Executive Officer and as a director since our inception. Mr. Sapyta started A Smart Move, L.L.C. in August 2004 and served as its Managing Member until it merged with Smart Move, Inc. in 2006. In 1996, he founded MicroStar Keg Management L.L.C., a keg asset company with over 5 million keg assets under its management, and served as its President until 2004. From 2001 to 2004, Mr. Sapyta served as Senior Vice President of New Markets at TrenStar, Inc., MicroStar’s successor company. Mr. Sapyta received his B.A. degree in accounting from St. Mary’s University in 1982.

L. Edward Johnson, CPA, has served as a manager of A Smart Move, L.L.C. from August 2004 and as a director and our Chief Financial Officer since November 2005. In 2003 Mr. Johnson was a principal of Johnson & Co, a certified public accounting firm. Mr. Johnson received his B.B.A. degree in Accounting from Texas Tech University in 1974.

John J. Burkholder has served on our Board of Directors since February 2006. Mr. Burkholder is the principal of several companies engaged in real estate, hotel and resort development. Since 1997, he has served as Managing Director of Golf Lodging, LLC, a hotel resort development firm. He received a B.A. from Cornell University in 1968 and an MBA from Fordham University in 1972.

John Jenkins has served on our Board of Directors since February 2006. Mr. Jenkins was Chairman and Chief Executive Officer of SAN Holdings, a provider of data storage and management solutions to industry and government, from 2001 to March 2007. Mr. Jenkins holds a B.S.M.E. from the University of Washington, which he earned in 1973 and a J.D. from the University of Denver Law School, which he earned in 1977.

Kent Lund has served on our Board of Directors since February 2006. Mr. Lund currently serves as Executive Vice President and Chief Compliance Officer of George K. Baum & Company, an investment banking firm. During 2007, Mr. Lund served as a Director of SAN Holdings, Inc., a public company. From 2005 to 2007, he served as an independent business, legal and securities compliance consultant. From 2002 to 2005, Mr. Lund served as a Board member and/or Corporate Secretary of four affiliated financial services companies (Kirkpatrick, Pettis, Smith, Polian Inc., a FINRA member securities broker dealer, two registered investment advisers and a state chartered trust company). Mr. Lund earned a B.A. degree, magna cum laude, from Midland Lutheran College in 1977, a J.D. degree, with honors, from Drake University Law School in 1980 and a M.B.A. degree from the University of Colorado in 2005.

Jeff McGonegal has served on our Board of Directors since September 2008. Mr. McGonegal has, since June 2003, served as the Chief Financial Officer of AspenBio Pharma, Inc., (Nasdaq: APPY), a biotechnology research and development company. He also serves as Chief Financial Officer and currently as Chief Executive Officer of PepperBall Technologies, Inc., (formerly Security With Advanced Technology, Inc. (Nasdaq: PBAL)), a provider of hardware and software security related products. Mr. McGonegal is a director of Imagenetix, Inc., a publicly held company in the nutritional supplements industry. He received a B.A. degree in accounting from Florida State University in 1973. Mr. McGonegal is a certified public accountant licensed in the state of Colorado.

Pete Bloomquist has served as our Senior Vice President of Corporate Finance, Treasurer from 2006 to present. From July 1997 to 2006, Mr. Bloomquist was employed by Bathgate Capital Partners LLC, a full service investment bank, as manager in the corporate finance group. Mr. Bloomquist is a director of Global Casinos, Inc., a publicly held company in the gaming industry. He received his Bachelor of Science degree in Business Management with an emphasis in Accounting from the University of Northern Colorado in 1980.

Mike Ellis has served as our Senior Vice President of Operations since August 2004. From 1993 to 2004, Mr. Ellis was the President of Goff Moving and Storage, Inc., a private moving company serving the greater Denver, Colorado area, where he was responsible for the day-to-day operations, business planning, sales/forecasting and military consulting.

All officers of the Company, except Mr. Johnson, devote their full-time attention to our business. Mr. Johnson has agreed to devote a minimum of 20 hours per week to our business. No director or executive officer is related to any other of our directors or executive officers, and there are no arrangements or understandings between any director or officer and any other person that such person will be elected as a director or appointed an officer.

Board of Directors

Our Board of Directors currently consists of six members who are divided into three classes. Each year stockholders elect the members of one of the three classes to a three-year term. The terms of our Class I Directors (Messrs. Lund and Jenkins), Class II Directors (Messrs. Burkholder and McGonegal) and Class III Directors (Messrs. Johnson and Sapyta) expire in 2010, 2011 and 2009, respectively.

Mr. Lund, Mr. Jenkins, Mr. McGonegal and Mr. Burkholder qualify as independent directors in accordance with the standards set by AMEX as defined in Section 301 of the Sarbanes-Oxley Act of 2002, and under Rule 10A(3)(b)(1) of the Securities Exchange Act, as amended. Accordingly, as required by AMEX, our Board of Directors is comprised of a majority of independent directors.

Board Committees

Our Board of Directors has three Standing Committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, each composed entirely of persons the Board has determined to be independent Directors. Each Standing Committee operates pursuant to a written charter adopted by our Board of Directors which sets forth the Standing Committee’s role and responsibilities and provides for an annual evaluation of its performance by the Board of Directors. The charters of all three Standing Committees are available on our corporate website at www.gosmartmove.com together with the corporate governance principles developed by our Nominating and Governance Committee and adopted by our Board of Directors.

Audit Committee.  The Audit Committee assists the Board of Directors in overseeing the audit of our financial statements and the quality and integrity of our accounting, auditing and financial reporting processes. The Audit Committee has direct responsibility for the selection and engagement of our independent registered public accountants and for reviewing the scope of the annual audit, audit fees, results of the audit and auditor qualifications and independence. The Audit Committee also reviews and discusses with management and the Board of Directors such matters as accounting policies, internal accounting controls and procedures for preparation of financial statements. The Audit Committee’s responsibilities include reviewing the qualifications, independence and performance of the independent auditors who report directly to the Audit Committee. The Audit Committee retains, determines the compensation of, evaluates, and, when appropriate, replaces the Company’s independent auditors and pre-approves audit and permitted non-audit services.

The Audit Committee is required to establish procedures to handle complaints received regarding our accounting, internal controls or auditing matters. It is also required to ensure the confidentiality of employees who have expressed a concern regarding or otherwise reported questionable accounting or auditing practices. The Audit Committee may retain independent advisors, at the Company’s expense, that it considers necessary for the completion of its duties.

The members of the Audit Committee are Mr. McGonegal (Chair), Mr. Lund and Mr. Burkholder. The Audit Committee held seventeen meetings in 2007. Our Board of Directors has determined that all of the Audit Committee members meet the enhanced SEC independence requirements of audit committee members have the financial literacy to serve on the Audit Committee, and that Mr. McGonegal is an audit committee financial expert as defined in SEC regulations.

Compensation Committee.  The Compensation Committee oversees our executive compensation policies and programs. In accordance with its charter, the Compensation Committee reviews, approves and makes recommendations to the Board regarding the compensation level of our executive officers based on an evaluation of performance against corporate goals and objectives approved by the Compensation Committee. The Compensation Committee also reviews and approves the terms of written employment agreements with our executive officers, recommends compensation to be paid to our outside directors, considers the design and competitiveness of our compensation plans, administers our equity compensation plans and reviews disclosures to be filed with the SEC and distributed to our stockholders regarding executive compensation.

The Compensation Committee held five meetings in 2007. The members of the Compensation Committee are Mr. Jenkins (Chair), Mr. Lund, and Mr. McGonegal.

Nominating and Governance Committee.  The Nominating and Governance Committee administers and oversees all aspects of the Company’s corporate governance functions on behalf of the Board of Directors. The Nominating and Governance Committee oversees the evaluation of the performance of the Board and its committees, reviews and makes recommendations regarding succession plans for positions held by executive officers, and reports to the Board of Directors regarding the performance and effectiveness of the Standing Committees of the Board of Directors. The responsibilities of the Nominating and Governance Committee include developing and recommending corporate governance principles to the Board and periodically (at least annually) reviewing the adequacy of such principles and recommending appropriate changes to the Board.

The Nominating and Governance Committee proposes criteria to determine the qualifications to serve and continue to serve as a director. In fulfilling these responsibilities, the Nominating and Governance Committee identifies and reviews the qualifications of, and recommends to the Board: (i) individuals to be nominated by the Board for election to the Board by stockholders at each annual meeting of stockholders, (ii) individuals to be nominated and elected to fill any vacancy on the Board that occurs for any reason (including increasing the size of the Board) and (iii) appointments to committees of the Board. The Nominating and Governance Committee also reviews stockholder nominees of qualified candidates for election to the Board, if such nominations are within the time limits and meet other requirements established by our Bylaws.

The Nominating and Corporate Governance Committee held meetings in 2007. The members of the Committee are Mr. Burkholder (Chair), Mr. Lund, and Mr. Jenkins.

Indemnification and Limitation of Director and Officer Liability

Our Certificate of Incorporation includes provisions requiring us to indemnify our directors and officers to the fullest extent required by Delaware law against claims arising from their service in these capacities, provided they acted in good faith and that they reasonably believed their conduct or action was in, or not opposed to, our best interest.

In addition, our Certificate of Incorporation provides that no director will be liable to us or our stockholders for monetary damages for breach of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of certain fiduciary duties as a director, except that a director will be personally liable for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	the payment of dividends or the redemption or purchase of stock in violation of Delaware law; or

•	any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to our organizational documents and Delaware law, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

The following table summarizes all plan and non-plan compensation earned by or paid to our Chief Executive Officer, Mr. Sapyta, our Chief Financial Officer, Mr. Johnson, and Mr. Bloomquist, our Vice President of Corporate Finance, for our last two completed fiscal years. No other executive officer received total annual salary and bonus during those periods that exceeded $100,000.

SUMMARY COMPENSATION TABLE

				Stock	Options
	Fiscal	Salary	Bonus	Awards	Awards	Total
Name and Principal Position	Year	($)	($)(2)	($)	($)(1)	($)

Chris Sapyta,	2007	$196,000	—	—	$—	$196,000
Chief Executive Officer	2006	$188,000	75,000	1,400,000	$26,900	$1,689,900
Edward Johnson,	2007	$182,400	—	—	$—	$182,400
Chief Financial Officer	2006	$175,000	50,000	1,000,000	$26,900	$1,251,900
Pete Bloomquist,	2007	$137,500	—	—	$—	$137,500
Senior Vice President and Treasurer	2006	$41,666	—	—	$87,750	$129,416

(1)	For a description of FAS 123R and the assumptions used in determining the value of the options under the Black-Scholes model of valuation, see the notes to the consolidated financial statements included with the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007.

The following table summarizes information related to grants of stock options made during the fiscal year ended December 31, 2007 to each of the named executive officers, adjusted to reflect our merger with A Smart Move, L.L.C., pursuant to which each outstanding individual membership interest converted into two shares of common stock immediately prior to the commencement of our initial public offering below:

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options (#)	Options (#)		Option Exercise Price		Option Expiration
Name	Exercisable	Unexercisable		($)		Date

Chris Sapyta		128,000	(1)	$6.00 and $7.00	(1)	November 15, 2016	(1)
	6,750	6,750	(2)	$4.73		December 29, 2016	(2)
Edward Johnson		100,000	(1)	$6.00 and $7.00	(1)	November 15, 2016	(1)
	6,750	6,750	(2)	$4.73		December 29, 2016	(2)
Pete Bloomquist	22,500	22,500	(3)	$4.73		December 29, 2016	(2)

(1)	Options granted pursuant to November 15, 2006 amendments to employment agreements, covering 128,000 shares issuable to Mr. Sapyta and 100,000 shares issuable to Mr. Johnson, have exercise prices from $6.00 to $7.00. The options vest ratably in equal increments on September 30, 2008 and 2009, subject to Mr. Sapyta’s and Mr. Johnson’s continued employment on those dates, provided we achieve a targeted booked number of moves of 12,000 and 15,000 as of the annual period ending on each date.

(2)	Options to purchase 13,500 shares of common stock at an exercise price of $4.73 per share were granted on December 29, 2006. These options were vested and exercisable as to 25% of the covered shares on the grant date and the remaining shares vest ratably over the next 12 quarters.

(3)	Options to purchase 45,000 shares of common stock at an exercise price of $4.73 per share were granted on December 29, 2006. These options were vested and exercisable as to 25% of the covered shares on the grant date and the remaining shares vest ratably over the next 12 quarters.

Option exercises 2006 and 2007.  None of the outstanding options granted during fiscal 2006 or fiscal 2007 to our executive officers were exercised in fiscal 2007. In July 2006, certain options granted to Mr. Sapyta and Mr. Johnson by A Smart Move, L.L.C. were exercised into 162,000 shares of our common stock on a cashless basis, at a strike price of $4.50 per share. Pursuant to the determination of our Board of Directors, the subject options, upon the cashless exercise, were converted into 98,777 and 21,556 shares of our common stock issued to Mr. Sapyta and Mr. Johnson, respectively. In addition, during 2006, options to purchase 40,000 shares held by Mr. Johnson were exercised by cash purchase, generating cash proceeds to the Company totaling $25,000.

Employment agreements  We have entered into written employment agreements with Mr. Sapyta, our Chief Executive Officer, and Edward Johnson, our Chief Financial Officer. The employment agreements were entered into with our predecessor entity A Smart Move, L.L.C. and became applicable to Smart Move, Inc. upon our merger with A Smart Move, L.L.C. on December 6, 2006. Pursuant to the agreements, we agreed to pay Mr. Sapyta a base salary of $188,000 per annum and Mr. Johnson a base salary of $175,000 per annum, each which may be increased at the discretion of the Compensation Committee. The agreements are subject to an initial employment period until September 30, 2011 and will be extended to subsequent one year periods unless either party gives notice of non-renewal at least ninety days prior to the expiration of the employment period. The employment agreements also provide for bonuses based upon earnings before interest, taxes, depreciation and amortization, as well as the number of moves booked during the year.

Each of the employment agreements provides that if employment under the agreement is terminated by us without cause, we will pay a lump sum payment equal to one year of the base salary and will continue for two years following such termination to provide the benefits and perquisites that the officer was receiving at the time of the termination. In addition, upon a change of control, all options that have not yet vested and become exercisable will be deemed to have vested and to have become exercisable as of the time immediately preceding the change of control.

Director Compensation

Directors who are also our employees do not receive compensation for their services as directors. Our Board recently adopted the following compensation policy for our non-management directors for 2008. Directors receive an annual cash retainer of $22,000 paid in quarterly installments at the beginning of each quarter. Each non-employee director serving on one or more of our standing committees also receives a cash fee of $2,500 per committee per year, paid in quarterly installments at the beginning of each quarter. The chairpersons of our Compensation and Nominating and Governance Committees receive an additional annual cash payment of $5,000. The chairperson of our Audit Committee receives an additional annual cash payment of $12,000, and our Lead Director, appointed in February 2008, will receive additional compensation of $12,000 per year for services in that capacity, proportionately reduced to the extent the term of service is less than a full 12 months. Each non-employee director also will receive an annual grant of restricted shares of our common stock having a fair market value of $15,000 at the beginning of each year commencing in fiscal 2008, determined according to the average closing price of a share of our common stock for the month of December preceding the grant date.

All directors are reimbursed for their reasonable out of pocket expenses associated with attending meetings. In fiscal 2007, non-employee directors were compensated as follows:

	Fees Earned or	Stock
	Paid in Cash	Awards	Total
Name	($)	($)(1)	($)

Kent Lund	$15,000	$10,000	$25,000
John Jenkins	20,000	10,000	30,000
Doug Kelsall	20,000	10,000	30,000
John J. Burkholder	20,000	10,000	30,000

(1)	The annual grant of restricted shares to each of our non-employee directors for 2007 consisted of 2,169 shares of our common stock, based on the stipulated total grant value of $10,000 and a fair market value per share of $4.61 determined by the average per share closing price of a share of our common stock on AMEX on trading days between and including December 20, 2006 and December 29, 2006 (the only period in December 2006 during which the Company’s common stock traded).

2006 Equity Incentive Plan

In February 2006, we adopted our 2006 Equity Incentive Plan (the “Plan”) for our officers, directors, employees and outside consultants and advisors to align the interest of these persons with those of our stockholders and to provide incentives for these persons to exert maximum effort toward, and to contribute materially to, our success. The Plan became effective after the date of the merger on December 6, 2006. In June 2008, our stockholders approved an increase in shares reserved for issuance under the Plan from 1,400,000 shares to 1,900,000 shares.

The Plan is not subject to the provisions of the Employment Retirement Income Security Act and is not a “qualified plan” within the meaning of Section 401 of the Internal Revenue Code, as amended (the “Code”). The Plan is administered by our Compensation Committee, which has exclusive discretion to select the participants who will receive awards under the Plan and to determine the type, size and terms of each award.

Shares Subject to the Plan.  We may issue up to 1,900,000 shares under the Plan, subject to adjustment to prevent dilution from stock dividends, stock splits, recapitalization or similar transactions. Grants may be made in cash, in stock, or in a combination of the two, as determined by the Compensation Committee.

Awards under the Plan.  Under the Plan, the Compensation Committee may grant awards in the form of incentive stock options, nonqualified stock options, stock units, stock awards, stock appreciation rights and other stock-based awards.

Options.  The duration of any option shall be within the sole discretion of the Compensation Committee, except that any incentive stock option granted to a 10% or less stockholder or any nonqualified stock option must be exercised within ten years after the date the option is granted, and any incentive stock option granted to a greater than 10% stockholder must be exercised within five years after the date the option is granted. The exercise price of all options will be determined by the Compensation Committee, except that the exercise price of an option (including incentive stock options and nonqualified stock options) will be equal to, or greater than, the fair market value of a share of our stock on the date the option is granted, and incentive stock options may not be granted to an employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any parent or subsidiary, as defined in section 424 of the Code, unless the price per share is at least 110% of the fair market value of our stock on the date of grant.

Stock Units.  The Compensation Committee may grant stock to an employee, consultant or non-employee director, on such terms and conditions as the Compensation Committee deems appropriate under the Plan. Each stock unit represents the right to receive a share of our stock or an amount based on the value of a share of our stock.

Stock Awards.  The Compensation Committee may issue shares of our stock to an employee, consultant or non-employee director under a stock award, upon such terms and conditions as the Committee deems appropriate under the Plan. The Compensation Committee may establish conditions under which restrictions on stock awards shall lapse over a period of time or according to such other criteria as the Compensation Committee deems appropriate, including restrictions based upon the achievement of specific performance goals.

Other Awards.  Other awards may be granted that are based on or measured by our stock to employees, consultants and non-employee directors, on such terms and conditions as the Compensation Committee deems appropriate. Other stock-based awards may be granted subject to achievement of performance goals or other conditions and may be payable in our stock, cash, or a combination of the two.

Termination of Employment.  If the employment or service of a participant is terminated for cause, the options of such participant, both accrued and future, will terminate immediately. If the employment or service is terminated by either the participant or us for any reason other than for cause, death or disability, the options of the participant then outstanding shall be exercisable by the participant at any time prior to the expiration of the options or within three months after the date of such termination, whichever is shorter, but only to the extent of the vested options at the date of termination. If a participant becomes disabled or dies, his or her then outstanding options are exercisable at any time prior to the sooner of expiration of the options or one year after the date of termination of employment or service due to disability or death, but only to the extent of the vested options at the date of such termination. The terms and conditions regarding any other awards under the Plan will be determined by the Compensation Committee.

Termination or Amendment of the Plan.  Our Board of Directors may at any time terminate the Plan or amend the Plan as it deems advisable without stockholder action, unless stockholder approval is required by law. However, no termination or amendment will, without the consent of the individual to whom any option has been granted, affect or impair the rights of such individual.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of September 18, 2008, as to the beneficial ownership of shares of our common stock by:

•	each person (or group of affiliated persons) known to us to beneficially own more than 5% of the outstanding shares of our voting stock;

•	each of our directors and executive officers; and

•	all of our officers and directors as a group.

According to the rules and regulations of the SEC, shares that a person has a right to acquire within 60 days of September 18, 2008 are deemed to be outstanding for the purpose of computing the percentage of that person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership shown in the following table is based on 17,460,111 outstanding shares of common stock as of September 18, 2008 and 21,460,111 shares of common stock outstanding immediately after this offering.

Except as indicated in the footnotes to the table below, each stockholder named in the table has sole voting and investment power with respect to the shares shown in the table as beneficially owned by such stockholder.

	Number of
	Shares of
	Common Stock	Outstanding Shares Owned
	Beneficially	Before	After
Name of Stockholder(1)	Owned	Offering	Offering

Chris Sapyta(2)	637,184	3.6%	—
Edward Johnson(3)	458,206	2.6%	—
Kent J. Lund(4)	101,025	*	—
John Jenkins(5)	136,602	*	—
Doug Kelsall(6)	200,602	1.1%	—
John J. Burkholder(7)	52,640	*	—
Jeff McGonegal(8)	181,260	1.0%	—
Pete Bloomquist(9)	179,269	1.0%	—
Lee Schlessman(10)	5,173,419	23.9%	—
Thomas P. Grainger (11)(12)	6,111,039	35%	—
All officers and directors as a group (8 persons)	1,946,786	11%

*	Less than one percent (1%)

(1)	All addresses are c/o Smart Move, Inc., 5990 Greenwood Plaza Boulevard, Suite 390, Greenwood Village, CO, 80111, except for that of Mr. Lee Schlessman, which is 1301 Pennsylvania Street, Suite 800, Denver, CO 80203-8015, and Mr. Thomas P. Grainger, which is P.O. Box 7, Saratoga, WY 82331.

(2)	Includes 12,630 shares issuable upon exercise of vested options.

(3)	Includes 12,068 shares issuable upon the exercise of vested options and 83,670 shares issuable upon the exercise of warrants.

(4)	Includes 30,000 shares issuable upon the exercise of warrants.

(5)	Includes 66,500 shares issuable upon the exercise of warrants.

(6)	Includes 72,500 shares issuable upon the exercise of warrants.

(7)	Includes 15,000 shares issuable upon the exercise of warrants.

(8)	Includes 81,000 shares issuable upon the exercise of warrants and 62,500 shares issuable upon conversion of convertible notes.

(9)	Includes 33,451 shares issuable upon the exercise of vested options and 134,374 shares issuable upon the exercise of warrants.

(10)	Includes 1,652,724 shares issuable upon the exercise of warrants and 2,532,966 shares issuable upon the conversion of convertible notes and other convertible debt.

(11)	Mr. Grainger agreed in August 2008 (subject to listing approval by AMEX, which we received on September 18, 2008) not to exercise any warrants, or to convert any indebtedness under any convertible note, to the extent that his ownership, after giving effect to such exercise or conversion, would exceed 35% of our shares of common stock then outstanding. Under the agreement, Mr. Grainger retains the right to exercise or convert securities in excess of such limitation provided the shares obtained are immediately sold.

(12)	Includes 6,582,847 shares issuable upon the exercise of warrant and 1,875,000 shares issuable upon conversion of a convertible note.

DESCRIPTION OF SECURITIES

The following is a description of our capital stock as set forth in our Amended and Restated Certificate of Incorporation, which has been filed as exhibits to the registration statement of which this prospectus is a part.

General

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. Upon completion of this offering, 21,460,111 shares of common stock will be issued and outstanding (including the 4,000,000 shares of common stock forming a part of the Units issued in this offering, assuming no exercise of the underwriters’ over-allotment option). There are no shares of preferred stock outstanding.

Units

Each Unit consists of one share of common stock, one redeemable Class A warrant and one non-redeemable Class B warrant. The holder of each warrant will be entitled to purchase one share of our common stock. The Units will have no rights (i.e., voting, redemption, etc.) independent of the rights existing in the common stock and the warrants which form the Unit. We have applied for listing of our Units on AMEX. Initially, only the Units will trade. The common stock and the warrants will begin trading separately on the 30th calendar day following the date of this prospectus. Once separate trading in the common stock and Class A and Class B warrants begins, trading in the Units will cease, and the Units will be delisted.

Common Stock

Voting Rights.  The holders of common stock are entitled to one vote per share on all matters submitted to vote of our stockholders.

Dividends.  Each share of common stock has an equal and ratable right to receive dividends to be paid from our assets legally available therefor when, as and if declared by our Board of Directors. We do not anticipate paying cash dividends on the common stock in the foreseeable future. See “Dividend Policy.”

Liquidation.  In the event we dissolve, liquidate or wind up, the holders of common stock are entitled to share equally and ratably in the assets available for distribution after payments are made to our creditors and to the holders of any outstanding preferred stock we may designate and issue in the future with liquidation preferences greater than those of the common stock.

Other.  The holders of shares of common stock have no preemptive, subscription or redemption rights and are not liable for further call or assessment. All of the outstanding shares of common stock are, and the shares of common stock offered hereby will be, fully paid and nonassessable.

Warrants

One Class A warrant will entitle the holder to purchase one share of common stock at an exercise price equal to 150% of the Unit offering price beginning on the date the Units separate through the date which is five years after the date of this prospectus, subject to the redemption rights described below. One Class B warrant will entitle the holder to purchase one share of common stock at an exercise price equal to 200% of the Unit offering price beginning on the date the Units separate through the date which is five years after the date of this prospectus. The warrants will be issued pursuant to the terms of a warrant agreement between the warrant agent and us. We have reserved for issuance the shares of common stock issuable upon exercise of the warrants.

The warrant exercise price and the number of shares of common stock purchased upon exercise of the warrants are subject to adjustment in the event of, among other events, a stock dividend on, or a subdivision, recapitalization or reorganization of, the common stock, or the merger or consolidation of us with or into another corporation or business entity.

We may redeem the Class A warrants at $0.25 per warrant on 30 days prior written notice if (i) the closing sales price of the common stock on AMEX or an exchange equals or exceeds 200% of the Unit offering price for five consecutive trading days immediately preceding the call for redemption, and (ii) the shares outstanding upon exercise of the Class A warrants are covered by a then effective registration statement filed with the SEC to the extent necessary to permit a public distribution of the shares by us for the entire period between the date of the notice of redemption and the redemption date. From and after the date of redemption specified in the notice (unless we default in providing money for the payment of the redemption price), all rights of the warrant holder(s) shall cease, except for the right to receive the redemption price thereof, without interest, and the warrants shall no longer be deemed outstanding.

Each Class B warrant will entitle the registered holder of such warrant to purchase one share of our common stock at an exercise price equal to 200% of the public offering price of the Units. The Class B warrants are not redeemable.

We are not required to issue any fractional shares of common stock upon the exercise of warrants or upon the occurrence of adjustments pursuant to anti-dilution provisions. We will pay to holders of fractional shares an amount equal to the cash value of such fractional shares based upon the then-current market price of a share of common stock.

The warrants may be exercised upon surrender of the certificate representing such warrants on or prior to the expiration date (or earlier redemption date) of such warrants at the offices of the warrant agent with the form of “Election to Purchase” on the reverse side of the warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price in cash or by official bank or certified check payable to the order of us for the number of warrants being exercised. Shares of common stock issued upon exercise of warrants for which payment has been received in accordance with the terms of the warrants will be fully paid and nonassessable. The warrants do not confer on the warrant holder any voting or other rights of our stockholders.

We currently have outstanding warrants issued in connection with financing activities to purchase an aggregate of 22,066,547 shares of our common stock at a weighted average exercise price of $2.62 per share. The warrants have terms of five to seven years, and contain customary anti-dilution rights (for stock splits, stock dividends and sales of substantially all of our assets).

Preferred Stock

Our Board of Directors is authorized, without further stockholder action, to issue from time to time up to the 10,000,000 share of preferred stock. The Board may divide any or all shares of our authorized preferred stock into series and fix and determine the designations, preferences and relative participating, optional or other dividend rights, liquidation preferences, redemption rights and conversion or exchange privileges. Our Board of Directors has no plans, agreements or understandings for the issuance of any shares of preferred stock.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Provisions of Delaware law and our Certificate of Incorporation and Bylaws could make our acquisition by means of a tender offer, a proxy contest or otherwise, and the removal of incumbent officers and directors, more difficult. These provisions are summarized below.

Delaware Law.  We are subject to Section 203 of the Delaware General Corporation Law. Under that provision, we may not engage in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	Prior to the date of the transaction, our Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	Upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction began; or

•	On or following that date the business combination is approved by our Board of Directors, it is authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

In general, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is any person or entity who owns, together with affiliates and associates, or an affiliate or associate of the corporation that at any time within three years prior to the date of determination of interested stockholder status did beneficially own, 15% or more of the outstanding voting stock of the corporation.

Amended and Restated Certificate of Incorporation and Bylaws.  Our Amended and Restated Certificate of Incorporation and Bylaws contain a number of provisions that could make our acquisition by means of a tender or exchange offer, a proxy contest or otherwise more difficult. These provisions include:

•	Special meetings of the stockholders may be called only by our Chairman of the Board, the chief executive officer, the president, or by the Board of Directors, or in their absence, by any vice president.

•	Stockholder proposals and stockholder nominations require advance written notice. Generally, notice of stockholder director nominees must be received at our principal executive offices not less than 120 days prior to the meeting of stockholders at which such directors are to be elected.

•	The common stock does not have cumulative voting rights with respect to the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in the Board of Directors and, as a result, may have the effect of deterring a hostile takeover or delaying or preventing changes in control or management of our Company.

•	Vacancies on our Board of Directors may be filled by a majority of directors in office, although less than a quorum, and not by the stockholders.

•	The members of our Board of Directors serve staggered terms. The Board of Directors is divided into three staggered classes, and each director serves a term of three years. At each annual stockholders’ meeting only those directors comprising one of the three classes will have completed their term and stand for re-election or replacement. In addition, our organizational documents contain supermajority voting requirement for any amendments of the staggered board provisions.

•	We may issue, without stockholder approval, up to 10,000,000 shares of preferred stock that could adversely affect the rights and powers, including voting rights, of the holders of common stock. In some circumstances, this issuance could have the effect of decreasing the market price of the common stock as well as having an anti-takeover effect.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by it and to discourage certain types of transactions that may involve an actual or threatened change of control of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Transfer Agent

Corporate Stock Transfer, Inc., Denver, Colorado, has been appointed as the transfer agent for our Units, common stock and warrants.

SHARES ELIGIBLE FOR FUTURE SALE

Sales of our common stock in the public market after the restrictions lapse as described below, or the perception that those sales may occur, could cause the prevailing market price to decrease or to be lower than it might be in the absence of those sales or perceptions.

Upon completion of this offering, we will have outstanding 21,460,111 shares of common stock (including the 4,000,000 shares of common stock forming a part of the Units issued in this offering, and assuming no exercise of the underwriters’ over-allotment option) without taking into account any options or warrants that may be granted or exercised and convertible notes that may be converted. Upon completion of this offering, we will have warrants outstanding to purchase 31,266,547 shares of common stock and convertible notes that are convertible into 6,395,083 shares of common stock.

Of the 21,460,111 shares of common stock outstanding upon completion of this offering, 10,061,617 shares of common stock, including 4,000,000 shares of common stock to be sold in this offering, will be freely transferable without restriction or further registration under the Securities Act of 1933 immediately following this offering. An additional 7,398,494 shares will be freely tradeable beginning on          , 2009 following termination of the lock-up agreements entered into by the holders of those shares with the Representative. The remaining shares of common stock held by us, our executive officers, directors, and stockholders will be eligible for resale pursuant to Rule 144 as described below, after the expiration of any lock-up arrangements described below.

Restricted Stock, Lock-Up Agreements and Rule 144

The [          ] shares of restricted stock may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption from registration afforded by Rule 144. The holders of these shares have agreed not to sell or otherwise dispose of any of their shares of common stock (or any securities convertible into shares of common stock) for a period of one year after completion of this offering, and without the prior written consent of the Representative, subject to certain limited exceptions. After the expiration of this lock-up period, or earlier with the prior written consent of the Representative, all of the outstanding restricted shares subject to the lock-up may be sold in the public market pursuant to Rule 144.

In general, under Rule 144, as in effect as of February 15, 2008, a person who may be deemed to be our affiliate and has beneficially owned shares for at least six months, may sell within any three-month period a number of shares of common stock that does not exceed a specified maximum number of shares. This maximum is equal to the greater of 1% of the then outstanding shares of our common stock or the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the sale. Sales under Rule 144 are also subject to restrictions relating to manner of sale, notice and availability of current public information about us. A person who is not our affiliate, has not been an affiliate of ours within three months prior to the sale and has beneficially owned shares for at least six months would be entitled to sell such shares immediately without regard to volume limitations, manner of sale provisions, or notice requirements, so long as we have been subject to the reporting requirements of the Securities Exchange Act and have filed all required reports thereunder.

Stock Options

As of June 30, 2008, we had granted and had outstanding stock options to purchase 1,135,483 shares of common stock under our Option Plan. A total of 764,517 shares of common stock currently are reserved for issuance under our Option Plan, and we intend to file a registration statement on Form S-8 to register these shares under the Securities Act. However, none of the shares registered on Form S-8 will be eligible for resale until expiration of the lock-up agreements to which they are subject.

Other Warrants

In addition to the stock options described above, we have issued warrants to purchase a total of 22,066,547 shares of common stock as follows:

Warrant Summary by Exercise Price
Number	Exercise Price

8,447,706	$0.40 to 0.95
7,175,303	$1.00 to 2.00
1,434,650	$2.50 to 5.00
5,008,888	$6.25 to 8.40
22,066,547

None of the shares issued upon exercise of these warrants will be eligible for resale until the later of the expiration of the lock-up agreements to which they are subject or such time as they are registered under the Securities Act or an exemption from registration is available, including the exemption afforded by Rule 144.

UNDERWRITING

Paulson Investment Company, Inc. is acting as the representative of the underwriters named below. We have entered into an underwriting agreement with these underwriters regarding the units being offered under this prospectus. In connection with this offering and subject to certain conditions, each of these underwriters has severally agreed to purchase, and we have agreed to sell, the number of units set forth opposite the name of the underwriter.

Underwriter	Number of Units

Paulson Investment Company, Inc.

Total	4,000,000

The underwriting agreement provides that the underwriters are obligated to purchase all of the Units offered by this prospectus, other than those covered by the over-allotment option, if any Units are purchased. The underwriting agreement also provides that the underwriters’ obligations to pay for and accept delivery of the Units is subject to the approval of certain legal matters by counsel and other conditions, including, among other things, the requirements that no stop order suspending the effectiveness of the registration statement be in effect and that no proceedings for this purpose have been instituted or threatened by the SEC.

The Representative has advised us that the underwriters propose to offer our Units to the public initially at the offering price set forth on the cover page of this prospectus and to selected dealers at that price less a concession of not more than $           per Unit. The underwriters and selected dealers may reallow a concession to other dealers, including the underwriters, of not more than $      per unit. After the public offering of the Units is complete, the offering price, the concessions to selected dealers and the reallowance to their dealers may be changed by the underwriters.

The Representative has informed us that they do not expect the underwriters to confirm sales of our Units offered by this prospectus on a discretionary basis.

Over-allotment Option.  Pursuant to the underwriting agreement, we have granted the Representative an option, exercisable for 45 days from the date of this prospectus, to purchase up to an additional 600,000 Units on the same terms as the other Units being purchased by the underwriters from us. The Representative may exercise the option solely to cover over-allotments, if any, in the sale of the Units that, the underwriters have agreed to purchase. If the over-allotment option is exercised in full, the total public offering price, underwriting discount and proceeds to us before offering expenses will be $          , $           and $          , respectively.

Stabilization and Other Transactions.  The rules of the SEC generally prohibit the underwriters from trading in our securities on the open market during this offering. However, the underwriters are allowed to engage in some open market transactions and other activities during this offering that may cause the market price of our securities to be above or below that which would otherwise prevail in the open market. These activities may include stabilization, short sales and over-allotments, syndicate covering transactions and penalty bids, as described more fully below.

•	Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

•	Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than it purchases from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the over-allotment option described above and may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of Units covered by the registration statement.

•	Syndicate covering transactions are bids for or purchases of our securities on the open-market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

•	A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the common stock originally sold by the underwriter were later repurchased by the managing underwriter and therefore was not effectively sold to the public by such underwriter.

If the underwriters commence these activities, they may discontinue them at any time without notice. The underwriters may carry out these transactions on the AMEX, in the over-the-counter market or otherwise.

Indemnification.  The underwriting agreement provides for indemnification between us and the underwriters against specified liabilities, including liabilities under the Securities Act, and for contribution by us and the underwriters to payments that may be required to be made with respect to those liabilities. We have been advised that, in the opinion of the SEC, indemnification for liabilities under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

Underwriters’ Compensation.  We have agreed to sell the Units to the underwriters at the initial offering price of $      per Unit, which represents the public offering price of the Units set forth on the cover page of this prospectus less an 8.0% underwriting discount. The underwriting agreement also provides that the Representative will be paid a nonaccountable expense allowance equal to 3.0% of the gross proceeds from the sale of the Units offered by this prospectus, excluding any Units purchased on exercise of the over-allotment option.

On completion of this offering, we will issue to the Representative a warrant to purchase up to 400,000 Units, for a price per unit equal to 120% of the public offering price of the Units. The Representative’s warrants will be exercisable for Units at any time beginning one year after the effective date of this offering and will expire on the fifth anniversary of the effective date. However, neither the Representative’s warrants nor the underlying securities may be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of one year immediately following the date of effectiveness or commencement of sales of the offering, except to any member participating in the offering and the officers or partners thereof, and only if all securities so transferred remain subject to the one-year lock-up restriction for the remainder of the lock-up period. After one year, the warrants may be transferred without restriction to any officer, director or stockholder of an underwriter.

The holder of the Representative’s warrants will have, in that capacity, no voting, dividend or other stockholder rights. Any profit realized on the sale of the Units issuable upon exercise of these warrants may be deemed to be additional underwriting compensation. The securities underlying these warrants are being registered pursuant to the registration statement of which this prospectus is a part. During the term of the Representative’s warrants, the holder thereof is given the opportunity to profit from a rise in the market price of our common stock, our Class A warrants and our Class B warrants. We may find it more difficult to raise additional equity capital while the Representative’s warrants are outstanding. At any time at which the Representative’s warrants are likely to be exercised, we may be able to obtain additional equity capital on more favorable terms.

The following table summarizes the underwriting discount and non-accountable expense allowance we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

Total
		Without Over-	With Over-
	Per Unit	Allotment	Allotment

Underwriting discount
Non-accountable expense allowance

Lock-Up Agreements.  All our officers and directors and certain of our stockholders have agreed that, for a period of one year from the date this registration statement becomes effective, they will not sell, contract to sell, grant any option for the sale or otherwise dispose of any of our equity securities, or any securities convertible into or exercisable or exchangeable for our equity securities, without the consent of the Representative. The Representative may consent to an early release from the lock-up periods if, in its opinion, the market for the common stock would not be adversely impacted by sales and in cases of an officer, director or other stockholders’ financial emergency. We are unaware of any officer, director or current stockholder who intends to ask for consent to dispose of any of our equity securities during the lock-up period.

Determination of Offering Price.  The public offering price of the Units offered by this prospectus will be determined by negotiation between us and the Representative, based upon market conditions on the day we price the Units. The offering price stated on the cover page of this prospectus does not necessarily reflect the price at which the common stock currently trades and should not be considered an indication of the actual value of the Units. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the Units, or the common stock and warrants contained in the Units, can be resold at or above the public offering price.

LEGAL MATTERS

Messner & Reeves, LLC, Denver, Colorado, has acted as our counsel in connection with this offering, including with respect to the validity of the issuance of the securities offered in this prospectus. The underwriters have been represented by Tonkon Torp LLP, Portland, Oregon.

EXPERTS

The financial statements of Smart Move, Inc. as of and for the years ended December 31, 2007 and 2006 included in this prospectus and elsewhere in this registration statement have been so included in reliance on the report of Anton Collins Mitchell LLP, an independent registered public accounting firm (which report on the financial statements includes an explanatory paragraph regarding the Company’s ability to continue as a going concern) appearing elsewhere herein and in the registration statement, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Securities and Exchange Act of 1934, as amended, and as a result file periodic reports, proxy statements and other information with SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s public reference room and website of the SEC referred to above, as well as our website, http://www.gosmartmove.com. This reference to our website is not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to the Units.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act that registers the Units to be sold in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, you should refer to the copy of the contract or other document filed as an exhibit to the registration statement and each statement is qualified in all respects by that reference.

You may read an copy the reports and other information we file with SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. You may also obtain copies of this information by mail from the public reference section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information regarding the operation of the public reference room by calling 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of the website is http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only, and is not a hyperlink.

SMART MOVE, INC,

Financial Statements

Smart Move, Inc.

Balance Sheets

	June 30,	December 31,
	2008	2007
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$156,433	$369,189
Accounts receivable trade, net of allowance of $32,000 and $45,000, respectively	282,028	80,112
Packing supplies	90,905	94,437
Contracts in process	952,258	517,485
Prepaids and other	132,866	146,259

Total current assets	1,614,490	1,207,482

Property and equipment, net	14,474,454	15,942,718
Other assets	190,921	113,546

	14,665,375	16,056,264

Total assets	$16,279,865	$17,263,746

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other current liabilities	$2,276,378	$2,550,281
Accrued interest	822,668	435,804
Deferred revenue	827,356	456,247
Current portion of long-term debt and notes payable, net of discounts of $3,199,227 and $1,051,310, respectively	1,934,440	409,070
Derivative liability	1,607,340	—
Current portion of obligations under capital leases	95,655	91,648

Total current liabilities	7,563,837	3,943,050

Long-term liabilities:
Long-term debt and notes payable, less current portion, net of discounts of $3,207,424 and $3,552,103, respectively	6,777,031	6,353,045
Obligations under capital leases, less current portion	92,984	145,653

Total long-term liabilities	6,870,015	6,498,698

Total liabilities	14,433,852	10,441,748

Commitments and contingent liabilities
Shareholders’ equity:
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized 12,399,623 and 10,979,699 issued and outstanding, respectively	1,239	1,097
Additional paid-in-capital	22,062,391	20,807,395
Accumulated deficit	(20,217,617)	(13,986,494)

Total shareholders’ equity	1,846,013	6,821,998

Total liabilities and shareholders’ equity	$16,279,865	$17,263,746

Smart Move, Inc.

Condensed Statements of Operations

	Three Months Ended June 30,
	2008	2007
	(Unaudited)

Sales	$1,747,135	$1,344,171
Cost of moving and storage	1,700,403	1,609,526
Depreciation and amortization	613,105	877,708

Total cost of moving and storage	2,313,508	2,487,234

Gross loss	(566,373)	(1,143,063)
Selling, general and administrative expenses	1,561,447	1,535,354
Depreciation and amortization	34,292	38,107

Total selling, general and administrative expenses	1,595,739	1,573,461

Operating loss	(2,162,112)	(2,716,524)

Other income (expense):
Interest income	443	110,654
Interest expense	(956,533)	(1,235,769)
Gain on value of derivative liability	59,998	—

Total other expense	(896,092)	(1,125,115)

Loss before income tax benefit	(3,058,204)	(3,841,639)
Income tax benefit	—	(1,387,000)

Net loss	$(3,058,204)	$(2,454,639)

Net loss per share:
Basic and diluted	$(0.25)	$(0.23)

Shares used to compute net loss per share:
Basic and diluted	12,399,623	10,476,941

Smart Move, Inc.

Condensed Statements of Operations

	Six Months Ended June 30,
	2008	2007
	(Unaudited)

Sales	$2,892,425	$2,292,119
Cost of moving and storage	2,893,396	2,665,131
Depreciation and amortization	1,374,519	1,310,725

Total cost of moving and storage	4,267,915	3,975,856

Gross loss	(1,375,490)	(1,683,737)
Selling, general and administrative expenses	3,237,484	3,214,353
Depreciation and amortization	69,297	67,620

Total selling, general and administrative expenses	3,306,781	3,281,973

Operating loss	(4,682,271)	(4,965,710)

Other income (expense):
Interest income	4,294	259,730
Interest expense	(2,043,080)	(1,639,918)
Gain on value of derivative liability	851,915	—
Loss on debt extinguishment	(361,981)	—

Total other expense	(1,548,852)	(1,380,188)

Loss before income tax benefit	(6,231,123)	(6,345,898)
Income tax benefit	—	(2,367,000)

Net loss	$(6,231,123)	$(3,978,898)

Net loss per share:
Basic and diluted	$(0.51)	$(0.39)

Shares used to compute net loss per share:
Basic and diluted	12,282,926	10,324,861

Smart Move, Inc.

Condensed Statements of Cash Flows

	Six Months Ended June 30,
	2008	2007
	(Unaudited)

Cash flows from operating activities:
Net loss	$(6,231,123)	$(3,978,898)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,443,816	1,254,281
Vault inventory used for repairs	26,803	—
Impairment	—	124,064
Non-cash compensation	145,800	116,982
Gain on value of derivative liability	(851,915)	—
Bad debt (recovery) allowance	(13,000)	8,726
Amortization of debt discount	935,470	1,100,225
Loss on debt extinguishment	361,981	—
Incentive to induce conversion of debt to equity	86,015	—
Deferred income tax benefit	—	(2,367,000)
Change in operating assets and liabilities:
Accounts receivable	(188,916)	(264,468)
Packing supplies	3,532	(104,644)
Prepaids and other	(1,228)	(51,266)
Contracts in process	(434,773)	(108,856)
Accounts payable	(273,905)	1,036,457
Accrued interest	746,452	312,221
Deferred revenue	371,109	114,775

Net cash used in operating activities	(3,873,882)	(2,807,401)

Cash flows from investing activities:
Additions of property and equipment	(2,355)	(8,330,942)
Deposits on office lease	—	(24,200)

Net cash used in investing activities	(2,355)	(8,355,142)

Cash flows from financing activities:
Proceeds from notes payable	4,259,817	—
Notes payable issuance costs	(170,200)	—
Payments on bank debt	(377,474)	(331,764)
Payments on obligations under capital leases	(48,662)	(43,091)

Net cash provided by (used) in financing activities	3,663,481	(374,855)

Net decrease in cash and cash equivalents	(212,756)	(11,537,398)
Cash and cash equivalents at beginning of period	369,189	14,235,823

Cash and cash equivalents at end of period	$156,433	$2,698,425

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$275,144	$227,472
Supplemental disclosure of noncash investing and financing activities:
Equipment acquired included in accounts payable	$—	1,233,323
Conversion of accrued interest to common shares	$241,088	$—
Conversion of debt to common shares	$439,578	$1,373,867
Allocation of value to warrants and beneficial conversion feature in connection with debt offerings	$243,421	$—
Purchase of assets with common shares and warrants	$78,100	$—
Fair value of conversion option and warrants included in loss on debt extinguishment	$107,151	$—
Recovery of deferred offering costs in accounts payable	$—	$32,108
Adoption of FIN 48 increase in deferred tax liability and accumulated deficit	$—	$80,000

Smart Move, Inc.

Notes to Financial Statements (unaudited)

1.	BASIS OF PRESENTATION

The accompanying unaudited interim condensed financial statements have been prepared by Smart Move, Inc. (“Smart Move” or the “Company”) in accordance with the instructions to quarterly reports on Form 10-Q and article 10 of regulation S-X. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at June 30, 2008, and for all periods presented have been made. Certain information and footnote data necessary for a fair presentation of financial position and results of operations in conformity with accounting principals generally accepted in the United States have been condensed or omitted. Consequently, these unaudited interim condensed financial statements should be read in conjunction with the financial statements and notes included in the Company’s latest Annual Report on Form 10-KSB filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 28, 2008. Interim results are not necessarily indicative of results for a full year.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements, and the related reported amounts of revenues and expenses during the reporting period. The significant estimates made by management in the accompanying condensed financial statements include allowances for doubtful accounts, determination of income taxes, contingent liabilities, useful lives used in depreciation and amortization and the assumptions utilized to compute stock-based compensation and other equity instruments. Actual results could differ from those estimates.

Going Concern

The accompanying condensed financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate the Company as a going concern. However, the Company has sustained substantial operating losses since inception and has used substantial amounts of working capital in its operations. These conditions raise substantial doubt in the Company’s ability to continue as a going concern. Realization of a major portion of the assets reflected on the accompanying balance sheet is dependent upon continued operations of the Company which, in turn, is dependent upon the Company’s ability to meet its financing requirements and succeed in establishing profitability of its future operations. Management’s plans include increasing revenue opportunities directly through new marketing programs targeted to the relocation industry, partnerships with van lines and other strategic alliances. The Company has implemented an affiliate program designed to work with local movers to use its services to provide inter-state moves. In addition, the Company is working with corporate relocation companies to use its services for their corporate customers. The Company’s Board of Directors has authorized management to explore the full range of strategic alternatives available to address financing objectives and enhance shareholder value. The alternatives being pursued include raising capital through commercial loans, equipment leasing transactions and additional public or private offerings of the Company’s securities. Concurrently, the Company will evaluate cost control measures such as restructuring current debt obligations, reductions of workforce, changes in storage options and changes in transportation providers. The Company expects to increase its revenues during fiscal 2008. However, there can be no assurance that the anticipated revenues and corresponding cash flows will materialize. At March 31, 2008, the Company indicated that it would require additional funding of approximately $2,500,000 during 2008 in order to finance its operations, make debt payments and implement its business plan. During the second quarter the Company received $900,000 of funding relating to the Operating and Security Agreement and the May 2008 PPM Secured Notes. Subsequent to June 30, 2008 the Company has received additional funding of $355,000 under the May 2008 PPM Secured Notes. As of the date of this filing, the Company has a definitive agreement for an additional funding of $750,000, but has not yet secured commitments to fulfill the balance of its projected $2,500,000 requirement.

Smart Move, Inc.

Notes to Financial Statements — (Continued)

While management believes that the actions already taken or planned, will mitigate the adverse conditions and events which raise doubt about the validity of the going concern assumption used in preparing these financial statements, this is predicated upon the Company conducting the closings and receiving proceeds anticipated pursuant to its current capital investment commitments and to continue to raise additional capital to maintain operations and execute its business plan until the peak summer moving season of 2009. There can be no assurance that the Company’s further capital raising will be successful.

These financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a going concern. If the Company were unable to continue as a going concern, then substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported revenues and expenses, and the balance sheet classifications used.

Business Acquisition

In connection with management’s plans to increase revenue opportunities, on January 31, 2008, the Company acquired certain business assets of Star Relocation Network Alliance, Inc. (“Star Alliance”), including trademarks, trade names, a customer list and other intangible assets related to Star Alliance’s co-branded and private label move management programs offered to the real estate brokerage community, third party relocation companies and human resource departments of major companies. In exchange for the business assets, the Company issued 80,000 shares of common stock (fair value of $55,200) and warrants, exercisable for 3 years, to purchase 100,000 shares of common stock at an exercise price of $1.20 per share (fair value of $22,900). The acquisition has been accounted for as a business combination and the results of operation related to the business assets were not significant from the January 31, 2008 acquisition date. Had the business acquisition occurred on January 1, 2008, the Company’s results of operations and loss per share would not be significantly different from reported amounts. The purchase price has been substantially allocated to identifiable intangible assets and the resulting amortization, and any changes upon finalization of the preliminary allocation, is not expected to be significant to the Company’s results of operations.

Advanced Billings

Smart Move recognizes advanced billings and the related deferred revenue of contracts in process on a net basis. Cash payments totaling $827,356 which were received on advanced billings as of June 30, 2008 and $456,247 as of December 31, 2007, are included in the financial statements as deferred revenue. The Company has advanced billings for which no cash has been received of approximately $418,531 and $351,059 as of June 30, 2008 and December 31, 2007, respectively, which have not been recognized in accounts receivable or deferred revenue at the balance sheet dates.

Customer Concentrations

At June 30, 2008, one customer accounted for 28%, another customer accounted for 19% and a third customer accounted for 15% of the Company’s accounts receivable. As of December 31, 2007, no customer accounted for more than 10% of the Company’s accounts receivable. For the three and six months ended June 30, 2008 and 2007, no single customer accounted for more than 10% of total revenue.

Stock Based Compensation

In accordance with the provisions of Statement of Financial Accounting Standards No. 123, “Share-Based Payments” (“SFAS 123R”), the Company records stock-based compensation expense for all share-based payment arrangements, including stock options, warrants and restricted stock grants. There were no options exercised in the six months ended June 30, 2008. During the same period, the Company granted 413,000 options. Compensation cost related to share-based payments that vested during the three and six months ended June 30, 2008 and which are recognized in the Statements of Operations, was $63,451 and $115,800, respectively. For the three and six months ended June 30, 2007 the compensation cost recognized in the Statements of Operations, was $46,715 and $96,982, respectively.

Smart Move, Inc.

Notes to Financial Statements — (Continued)

On January 15, 2008, Smart Move granted 89,884 shares of restricted common stock, valued at $60,000, to its non-employee directors that vest during the year ended December 31, 2008, in accordance with the Company’s compensation plan for non-employee directors. The Company recognized $15,000 and $30,000 of expense for the three and six months ended June 30, 2008, respectively, relating to this stock grant. During the six months ended June 30, 2007, the Company issued 8,676 shares of stock valued at $40,000 to the non-employee directors for which the Company recognized $20,000 of expense for the six months ended June 30, 2007.

Loss Per Share

Loss per share is computed based on the weighted average number of shares outstanding each period. Convertible notes, stock options, unvested grants of restricted stock and warrants are not considered in the calculation, as the impact of the potential dilution (30,306,230 shares at June 30, 2008 and 10,034,977 shares at June 30, 2007) would be to decrease basic loss per share. Therefore, diluted loss per share is equivalent to basic loss per share for all periods shown.

Derivatives

The Company follows the provisions of SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”) along with related interpretations EITF No. 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF 00-19”) and EITF No. 05-2 “The Meaning of “Conventional Convertible Debt Instrument’ in Issue No. 00-19” (“EITF 05-2”). SFAS No. 133 requires every derivative instrument (including certain derivative instruments embedded in other contracts) to be recorded in the balance sheet as either an asset or liability measured at its fair value, with changes in the derivative’s fair value recognized currently in earnings unless specific hedge accounting criteria are met. The Company values these derivative securities under the fair value method at the end of each reporting period (quarter), and their value is marked to market at the end of each reporting period with the gain or loss recognition recorded against earnings. The Company continues to revalue these instruments each quarter to reflect their current value in light of the current market price of its common stock. The Company utilizes the Black-Scholes option-pricing model to estimate fair value. Key assumptions of the Black-Scholes option-pricing model include applicable volatility rates, risk-free interest rates and the instrument’s expected remaining life. These assumptions require significant management judgment.

The Company classifies derivatives as either current or long-term in the balance sheet based on the classification of the underlying instrument, security or contract. For accounting purposes, a sequencing approach under EITF 00-19 as it pertains to toxic securities is permitted. Under the sequencing approach, some contracts may continue to qualify as equity under EITF 00-19 despite the existence of a “toxic” security. The sequencing approach permits tainted contracts to be evaluated based on (1) earliest issuance date or (2) latest maturity date. For purposes of applying EITF 00-19 to tainted securities, the Company has elected to employ the earliest issuance date to its debt instruments issued subsequent to the January 2008 Notes.

Recent Accounting Pronouncements

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157 (SFAS 157), “Fair Value Measurements,” which defines fair value, establishes guidelines for measuring fair value and expands disclosures regarding fair value measurements. SFAS 157 does not require any new fair value measurements but rather eliminates inconsistencies in guidance found in various prior accounting pronouncements. SFAS 157 is effective for fiscal years beginning after November 15, 2007. In February 2008, the FASB issued FASB Staff Position (FSP) 157-2, “Effective Date of FASB Statement No. 157,” which defers the effective date of Statement 157 for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in an entity’s financial statements on a recurring basis (at least annually), to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. Earlier adoption is permitted, provided a

Smart Move, Inc.

Notes to Financial Statements — (Continued)

company has not yet issued financial statements, including for interim periods, for that fiscal year. Effective January 1, 2008, Smart Move partially adopted SFAS No. 157, for financial assets and liabilities and certain non-financial assets and liabilities that are recognized and disclosed at fair value in the financial statements on a recurring basis and deferred adopting SFAS No. 157 for non-financial assets and liabilities recognized at fair value on a non-recurring basis until January 1, 2009.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159 (SFAS 159), “The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115.” SFAS 159 permits entities to measure eligible assets and liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. As of March 31, 2008, the Company did not elect the fair value option on any financial instruments or certain other items as permitted by SFAS 159.

In December 2007, the FASB issued statement No. 141 (R) “Business Combinations.” This Statement establishes principles and requirements applicable to the manner in which the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The Statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance will become effective as of the beginning of a company’s fiscal year beginning after December 15, 2008. The Company does not believe the adoption will have a material impact on its financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133 “ (“FAS 161”). SFAS 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. The guidance in FAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The Company is currently assessing the impact of FAS 161.

2.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	June 30,	December 31,
	2008	2007

SmartVaultstm	$10,455,033	$10,455,033
GPS equipment	1,574,317	2,587,199
Vault mold	1,773,751	1,773,751
Rolling stock and trailers	3,773,853	3,773,853
Container components	1,058,662	1,085,465
Office equipment	464,163	461,808
Leasehold improvements	11,475	11,475

	19,111,254	20,148,584
Less accumulated depreciation	(4,636,800)	(4,205,866)

Property and equipment, net	$14,474,454	$15,942,718

Smart Move, Inc.

Notes to Financial Statements — (Continued)

Depreciation expense was $1,443,816 and $1,254,281 for the six months ended June 30, 2008 and 2007, respectively. Depreciation expense was $647,397 and $791,751 for the three months ended June 30, 2008 and 2007, respectively. During the second quarter of 2008, the Company wrote off $1,012,882 of fully depreciated GPS units, reducing the cost basis and accumulated depreciation.

During the year ended December 31, 2007, the Company began assembling a majority of its SmartVaulttm containers at its Denver warehouse. The Company receives the components required to be assembled or affixed, consisting of the plastic walls, top, aluminum base, signage and GPS units and then assembles or attaches the components to create a completed container. The completed SmartVaulttm container is then shipped to a terminal for use. At June 30, 2008, the container components consisted of $451,703 of sides, bases and tops, $383,600 of GPS units, $142,613 of signage and $80,746 of various additional, miscellaneous components. During 2008, the Company used $26,803 of the sides for replacement on existing containers.

3.	LONG-TERM DEBT

January 2008 Notes

In January 2008, the Company sold, in a private transaction, an aggregate of $3,655,000 of convertible debentures (the “January 2008 Notes”). The lenders (“Purchaser”) purchased this debenture at a price equal to 85% of the issue amount which represents a 15% Original Issue Discount (“OID”) ($548,250). The principal amount of the January 2008 Notes outstanding accrue interest at the rate of 11% per annum, payable monthly. The January 2008 Notes are convertible, at the holders’ option, into shares of our common stock at the equivalent of $0.75 per common share. The conversion price at which the January 2008 Notes may be converted may be adjusted downward in the event that the Company issues shares to third parties or grants any rights to acquire common stock at a price below the conversion price of the January 2008 Notes. This variable pricing however is subject to exclusions applicable to certain financing from strategic operating partners, option plan issuances and securities issued to acquire assets. The outstanding principal and any accrued unpaid interest on the January 2008 Notes are payable in monthly installments of approximately $203,000 and mature January 15, 2010.

The Company’s obligation to repay the January 2008 Notes is secured by a first lien security interest on certain of our tangible and intangible assets.

Pursuant to a registration rights agreement with the holders of the January 2008 Notes, the Company filed a registration statement with the Securities and Exchange Commission on Form S-3 on March 31, 2008 which became effective May 7, 2008.

Purchasers of the January 2008 Notes received warrants exercisable to purchase an aggregate of 2,436,667 shares of our common stock at an exercise price of $1.00 per share (the “January 2008 Note Warrants”). The exercise price and number of shares underlying for which are subject to the same share issuance limitation and conversion price adjustment terms as the January 2008 Notes.

The Company also issued to registered broker dealers acting as placement agents warrants exercisable to purchase an aggregate of 34,933 shares of common stock at an exercise price of $0.75 and 17,467 shares of common stock at an exercise price of $1.00 per share (the “Agent Warrants”).

Per the guidance of EITF 00-19, and EITF 05-2, the anti-dilution features of the January 2008 Notes did not meet the definition of “standard” anti-dilution features. Therefore, the conversion feature and warrants of the January 2008 Notes were considered embedded derivatives in accordance with SFAS No. 133. Accordingly, the Company bifurcated the derivatives from the January 2008 Notes (host contract) and measured the conversion feature and warrants at their fair value on the date of issuance using the Black-Scholes option pricing model. On January 16, 2008, the Company recorded a derivative liability of $1,135,487 and $648,153 for the conversion feature and warrants respectively with a corresponding entry to debt discount. The debt discounts are reflected as a reduction in the face value of the January 2008 Notes on the accompanying balance sheet. The debt discounts are

Smart Move, Inc.

Notes to Financial Statements — (Continued)

being amortized on a straight-line basis (which approximates the effective interest method) over the life of the January 2008 Notes. As of June 30, 2008 the unamortized balance of the conversion feature and warrant discounts was $875,271 and $499,618 respectively.

For the six months ended June 30, 2008, the Company amortized $408,751 of debt discounts associated with the conversion feature and warrants of the January 2008 Notes. This amount is included in interest expense in the accompanying statements of income. In addition, for the six months ended June 30, 2008, the Company amortized $166,908 of the OID, which is included in interest expense in the accompanying statements of operations.

On June 30, 2008, the fair value of the derivative liability of the conversion feature and warrants was calculated using the Black-Scholes option pricing model. The fair value of the conversion feature and note warrants at June 30, 2008 was $482,460 and $419,107 respectively. Consequently, the Company recognized a gain on derivative liability totaling $851,915 for the six months ended June 30, 2008, and a gain of $59,998 for the three months ended June 30, 2008.

Due to the variable price provision of the January 2008 Notes, the Company, in accordance with EITF No. 00-19, potentially does not have the ability to issue a sufficient number of shares of common stock required to discharge its obligations under the current terms. The number of shares permitted to be issued by the Company, to discharge principal and interest or converted by the holders, may be limited by the aforementioned 4.99% common stock ownership restriction; however, the Company is currently not in a financial position to redeem the balance of the payments due in cash. Therefore, at June 30, 2008, the Company has classified the January 2008 Note obligation as current in the accompanying balance sheet.

Additionally, if the Company does not have adequate shares to settle its obligations for the January 2008 Notes, the Company is precluded from concluding it has sufficient authorized or issued shares to settle certain contracts within the scope of EITF 00-19. The inability to settle the January 2008 Notes has “tainted” financial instruments embedded in subsequent financings in a similar manner. It has been determined that the “toxic security” taints the equity classification of subsequently issued contracts subject to EITF 00-19. Because of this ruling, these tainted securities are classified as liabilities until the toxic security expires or is settled.

A sequencing approach under EITF 00-19 as it pertains to toxic securities is permitted. Under the sequencing approach, some contracts may continue to qualify as equity under EITF 00-19 despite the existence of a “toxic” security. The sequencing approach permits tainted contracts to be evaluated based on (1) earliest issuance date or (2) latest maturity date. For purposes of applying EITF 00-19 to tainted securities, the Company has elected to employ the earliest issuance date to its debt instruments issued subsequent to the January 2008 Notes.

Amendment to November 2007 Notes

In conjunction with the January 16, 2008 offering, the Company offered to holders of its November 2007 Notes two options as inducement to relinquish their second lien security interest in the collateral pledged to their notes.

Option A was to convert the notes and accrued interest into common stock at an adjusted conversion price equal to the lower of $0.75 or the “Market Price” on the effective date of the conversion. As an added inducement to convert the November 2007 Notes, the warrant exercise term of the existing warrants attached to the November 2007 Notes was extended by one year and the exercise price of these warrants was reduced from $1.25 and $1.50, respectively, to $0.95 and $1.20. The Company also agreed that holders electing Option A would be granted a new 5 year common stock purchase warrant exercisable at $1.00 for each $2.00 principal amount converted. Of the $1,071,500 November Notes outstanding, the Company received final elections for an aggregate total of $796,500, plus accrued interest of $16,508, to convert under Option A. The conversion price applicable to the holders electing Option A was $0.65 per share, based upon determination of Market Price. The Option A conversions resulted in the issuance of 1,250,040 restricted shares of the Company’s common stock, $0.0001 par value, and the issuance to such holders of new common stock purchase warrants to acquire 398,250 shares at an exercise price of $1.00 per share.

Smart Move, Inc.

Notes to Financial Statements — (Continued)

The Company calculated the fair value of the embedded conversion options using the Black-Scholes pricing model immediately before and after the modification of the conversion price. The increase in the fair value of the conversion options totaled $105,191 and was charged to interest expense in the three months ended March 31, 2008. Under EITF 00-27 the unamortized portion of the Option A beneficial conversion feature, totaling $86,015, was charged to interest expense. Additionally, under EITF 00-27, the unamortized portion of the original debt discounts, totaling $356,922 was relieved and credited back to equity. The Company valued the price reduction and the one year term extension of the existing warrants using the Black-Scholes pricing model immediately before and after the modification. The fair value increase of these warrants totaled $3,982 and was charged to interest expense. The 398,250 new shares of common stock purchase warrants granted were similarly recorded at their fair value using the Black-Scholes pricing model. The fair value of these new warrants, totaling $101,952, was charged to interest expense with a corresponding entry to equity.

Note holders electing Option B would retain their status as a debt holder and agree to subordinate their existing second lien security interests to a first lien to be acquired by Purchasers under the Securities Purchase Agreement to the extent of indebtedness not in excess of $4 million. In addition, the Company agreed to reduce the conversion price applicable to their November 2007 Notes from $1.00 to $0.75 per share and reduce the exercise price applicable under their warrants from $1.25 and $1.50 per share to $1.00 and $1.25, respectively. The holders of outstanding November 2007 Notes in the aggregate principal amount of $275,000 elected Option B.

The Company determined that the revised terms were a substantial change of the original November 2007 Notes; therefore, the Company recorded the transaction as an extinguishment of the original notes. The debt extinguishment resulted in a non-cash loss totaling $150,670. The loss on debt extinguishment consisted of $135,820 of unamortized debt discounts on the original notes and $14,850 from the increase in the fair value of the embedded conversion options calculated as the difference between the fair value of the embedded conversion option immediately before and after the modification. The fair value of the embedded conversion options was determined using the Black-Scholes option-pricing model.

The registered broker dealer engaged by the Company to recommend proposed terms for note holders was granted a five-year common stock purchase warrant to purchase 50,000 shares of the common stock of the Company exercisable at $0.75 per share.

Amendment to September 2007 Note

In January 2008, the Company amended and restated certain terms of the September 2007 Unsecured Convertible Note. The amended terms included a reduction in the conversion price from $1.80 per share to $0.80 per share. In addition, the Company reduced the applicable exercise prices of three 100,000 share common stock purchase warrants, from $2.50 to $1.00; $3.25 to $1.25; and $7.50 to $1.50. The term for these warrants remained at five years. The Company determined that the revised terms of the debentures constituted a substantial change compared to the original terms and thus requires debt extinguishment of the original note. The debt extinguishment resulted in a non-cash loss totaling $190,011.

2008 Unsecured Note

In January 2008, Smart Move sold in a private placement an unsecured convertible note (the “2008 unsecured note”) for $200,000. The 2008 unsecured note bears interest at 12% and matures January 2009. Under the terms of the agreement, interest is payable quarterly and principal is due at maturity. The Note is convertible at a fixed conversion price of $0.75 per share. In connection with the offering, the note holder was issued two separate warrants, each to purchase 285,000 shares of the Company’s stock having an exercise price of $1.00 and $1.25 respectively. All the warrants are exercisable for a period of 5 years. In accordance with EITF No. 00-27, the values assigned to both the 2008 unsecured note and the warrants were allocated based on their relative fair values. The fair value of the warrants was determined using the Black-Scholes option-pricing model. The $200,000 face value of the note (before cash offering costs of $16,000) was allocated $105,873 to the warrants and $94,127 to the note based on

Smart Move, Inc.

Notes to Financial Statements — (Continued)

their relative fair values. After allocating the fair value of the warrants to the face of the note, the effective conversion price of the stock was less than the fair value of the common stock on the commitment dates, resulting in a beneficial conversion feature (BCF) of $78,127. The Company recorded these debt discounts, totaling $184,000, to equity.

The debt discounts on the 2008 unsecured note including the warrants, the beneficial conversion feature and the offering costs are being amortized to interest expense, using the effective interest method, over the term of the note. Total interest expense recognized relating to these discounts and offering costs was $48,617 and $85,960 for the three and for the six months ended June 30, 2008, respectively. At June 30, 2008, the unamortized discounts and unamortized offering costs on the 2008 unsecured notes were $60,369, $44,548 and $9,123 respectively.

Operating Loan and Security Agreement

In April 2008, the Company entered into an Operating Loan and Security Agreement with a beneficial owner of greater than 10% of the Company’s securities and therefore a related party, in the aggregate amount of $750,000 to be advanced to the Company by the investor in increments of $250,000 during April and May, 2008 (“2008 Secured Notes”). Each advance of funds is evidenced by a secured convertible note in the face amount of $250,000, due thirty-six months after the date funds are advanced. The secured convertible notes bear interest at 12% per annum, with payment of interest due quarterly in arrears. The notes are convertible at the election of the holder at a conversion price of $0.40 per share.

Each secured convertible note was issued with a five year common stock purchase warrant covering 625,000 shares of the Company’s common stock with an exercise price of $0.80 per share (or a total of 1,875,000 warrants). The loan is secured by a security interest covering 500 of the Company’s proprietary SmartVaulttm shipping containers. The investor agreed to release the security interest in these vaults if requested by the Company to accommodate the requirements for any commercial equipment lease or commercial loan. In the event a release of the collateral is requested, the Company will be required to issue to the investor as consideration for the release, a five year common stock purchase warrant covering 1,875,000 shares, having an exercise price of $1.00 per share. Cash offering costs totaling $60,000 ($20,000 per tranche) were paid.

As a result of the tainting effect of the January 2008 toxic securities, and in accordance with EITF 00-19, the Company identified the conversion feature and the warrants of the April 2008 Secured Notes as embedded derivatives in accordance with SFAS No. 133. Consequently, the Company bifurcated the derivatives from the April 2008 Notes (host contract) and measured the conversion feature and warrants at their fair value on the date of issuance using the Black-Scholes option pricing model. The Company applied a 32% discount factor to the Black Scholes calculation of warrants and conversion feature related to the April 2008 Secured Notes. Management considered the limited liquidity, the number of the warrants, the Company’s volatility and historical financial results and the 144 restrictions associated with these securities in the determination of the discount factor.

For the three tranches associated with the April 2008 Secured Notes, the Company recorded derivative liabilities of $224,400 and $233,750 for the conversion feature and warrants respectively with a corresponding entry to debt discount. The debt discounts are reflected as a reduction to the April 2008 Secured Notes on the accompanying balance sheet. The debt discounts are being amortized on a straight-line basis (which approximates the effective interest method) over the life of the April 2008 Secured Notes. As of June 30, 2008, the unamortized balance of the conversion feature and warrant discounts was $214,584 and $223,459 respectively.

On June 30, 2008, the Company measured the warrants and the conversion feature of the April 2008 Secured Notes at their fair value and recorded a net loss of $6,375 and $13,175 respectively, in the statement of operations along with an equivalent increase to the derivative liability.

In conjunction with the April 2008 Secured Notes financing, the note holders of the 2005 Notes, the 2006 July Notes and the 2007 August Notes released their respective liens covering 800 Smart Vault containers in exchange

Smart Move, Inc.

Notes to Financial Statements — (Continued)

for 1,000,000 warrants. The warrants have a strike price of $1.00 and a five year term. In addition, 100,000 Placement Agent warrants were granted as a solicitation fee.

The 1,000,000 warrants granted to the secured lenders in exchange for releasing their lien on 800 containers was determined by management to be a modification of the current terms of the individual note agreements. The Company determined the original and new debt instruments were not substantially different and therefore accounted for the additional collateral warrants as a modification of the debt rather than an extinguishment of the debt.

The Company reduced the carrying amount of the notes by the fair value of the warrants and established a corresponding liability due to the tainting effect of the January 2008 toxic securities in accordance with EITF 00-19. On June 30, 2008 the Company measured the warrant liabilities at their fair value and recognized a $47,600 loss in earnings during the second quarter with a corresponding increase to the derivative liability.

May and June 2008 Note

In May and June of 2008, the Company sold in a Private Placement Memorandum an aggregate of $150,000 Secured Convertible Note Units (“May 2008 PPM Secured Notes”). The notes are due on the third anniversary of funding and bear interest at 11% per annum. Interest is payable quarterly in cash or kind (restricted shares) at the election of the Company during the first twelve months, and thereafter payable only in cash. Each Note is convertible into common stock of the Company at either the “Base Conversion Price” ($.75 if the holder elects to convert all or a portion of the note into shares of common stock during the first six months from the date of issuance) or the “Issue Date Conversion Price (the greater of $.40 or the closing price (or the average of five days proceeding closing) of a share of the Company’s common stock on the original issue date).” The Notes also included a common stock purchase warrant exercisable through June 1, 2013 to purchase an aggregate of 375,000 shares of common stock, at an exercise price of $0.80. The Company also incurred $8,000 of cash offering costs associated with the financing and recorded it as a debt discount.

As a result of the tainting effect of the January 2008 toxic securities, and in accordance with EITF 00-19, the Company identified the conversion feature and the warrants of the May 2008 PPM Secured Notes as embedded derivatives in accordance with SFAS No. 133. Consequently, the Company bifurcated the derivatives from the May 2008 PPM Secured Notes (host contract) and measured the conversion feature and warrants at their fair value on the date of issuance using the Black-Scholes option pricing model. Similar to the April 2008 Secured Notes, the Company applied a 32% discount factor to the Black Scholes calculation of warrants and conversion features associated with the notes.

For the May 2008 PPM Secured Notes, the Company recorded derivative liabilities of $64,126 and $71,060 for the conversion feature and warrants respectively with a corresponding entry to debt discount. The debt discounts are reflected as a reduction to the May 2008 PPM Secured Notes on the accompanying balance sheet. The debt discounts are being amortized on a straight-line basis (which approximates the effective interest method) over the life of the notes. For the three months ending June 30, 2008 the Company recognized $1,729 and $1,925 in interest expense related to the BCF and warrant debt discounts respectively. As of June 30, 2008, the unamortized balance of the conversion feature and warrant discounts was $62,397 and $69,135 respectively

On June 30, 2008, the Company measured the warrants and the conversion feature of the May 2008 PPM Secured Notes at their fair value and recorded a net gain of $20,927 and $20,825 respectively, in the statement of operations along with an equivalent decrease to the derivative liability.

Smart Move, Inc.

Notes to Financial Statements — (Continued)

4.	STOCK INCENTIVES AND OPTIONS

Overview

In January of 2008 the Company granted 343,000 options to employees. In addition, in January 2008, Smart Move granted 89,884 shares of restricted stock valued at $60,000, to its non-employee directors that vest during the year ended December 31, 2008.

A summary of option activity from December 31, 2007 to June 30, 2008 is as follows:

		Weighted
		Average
		Exercise
	Shares	Price

Outstanding as of December 31, 2007	801,500	$4.53
Granted	343,000	$0.68
Forfeited	(9,017)	$3.71
Outstanding as of June 30, 2008	1,135,483	$3.37

Vested and Exercisable as of June 30, 2008	344,255	$3.76

A summary of the status of the Company’s unvested shares as of June 30, 2008:

		Weighted
		Average Grant-
		Date Fair
	Shares	Value

Unvested as of December 31, 2007	574,968	$1.47
Granted	343,000	$0.68
Forfeited	(9,017)	$3.71
Vested	(117,723)	$2.58

Unvested as of June 30, 2008	791,228	$0.97

5.	SUBSEQUENT EVENTS

Subsequent to June 30, 2008, the Company sold and received the proceeds of an additional $355,000 of secured convertible promissory notes in the May 2008 private placement. In addition the Company issued 887,500 warrants that are exercisable at $0.80 for period of five years.

On June 20, 2008, the Company received a notice from the American Stock Exchange (‘AMEX’). The AMEX notice indicates that Smart Move does not satisfy Rule 1003(a)(iv) of the AMEX Company Guide relating to financial condition and operating results, and therefore does not meet the Exchange’s continued listing standards. The notice is based on a review by the AMEX of Smart Move’s Form 10-Q for the quarter ended March 31, 2008, in relation to the American Stock Exchange’s continued listing standards as set forth in Part 10 of the AMEX Company Guide. Specifically, the notice states that Smart Move is not in compliance with Section 1003(a)(iv) of the Company Guide because Smart Move has sustained losses which are substantial in relation to its overall operations or its existing financial resources, or Smart Move’s financial condition has become so impaired that it appears questionable, in the opinion of the American Stock Exchange, as to whether the Company will be able to continue its operations and/or meet its obligations as they mature. As discussed in Smart Move’s Annual report on Form 10-KSB and its Form 10-Q for the quarter ended March 31, 2008 and this filing, Smart Move received a going concern emphasis paragraph from its auditors in their opinion with respect to the Company’s audited financial statements for the year ended December 31, 2007. In order for the Company to continue to maintain its current AMEX listing, Smart Move submitted a plan by the deadline date, July 21, 2008, advising the Exchange of action it has taken, or will take, that would bring it back into compliance with Section 1003(a)(iv) of the Company Guide by

Smart Move, Inc.

Notes to Financial Statements — (Continued)

the end of the plan period. The AMEX has determined that the end of the plan period will be December 22, 2008. The Company’s listing on the AMEX will remain in effect, subject to all AMEX rules, through the July 21, 2008 deadline and the Company may continue its listing after that date if the plan is accepted by AMEX and the Company demonstrates satisfactory progress in implementing the plan. As of the date of this filing, the Company has not yet received a response from AMEX. If Smart Move cannot satisfy the AMEX, AMEX could institute delisting procedures.

In July and August of 2008, the Company issued 261,050 shares of stock in payment of the June and July interest due on the January 2008 Convertible Notes.

On July 28, 2008, the Company entered into a Stock Securities Purchase and Operating Loan and Security Agreement, which provides for funds in the aggregate amount of $750,000 to be advanced to the Company in August, 2008. The Purchaser will provide new funding of $750,000 to purchase an aggregate 2,343,750 restricted shares of the Company’s common stock. In addition the Purchaser will receive 3,515,625 common stock purchase warrants exercisable at $0.40 for a period of five years. The Purchaser also has agreed to convert Purchaser’s existing 7% Unsecured Convertible Note due September 2, 2010 in the face amount of $540,000 and Purchaser’s existing 12% Unsecured Convertible Note due January 22, 2009 in the face amount of $200,000 into common stock at a conversion price of $0.32. The investor is not an officer or director of the Company, but is considered to be a related person because of his beneficial ownership which is in excess of 10% of the Company’s outstanding common stock. The arrangements entered into with the investor were reviewed by the Company’s Audit Committee and approved by the Company’s Board of Directors in accordance with the Company’s policies concerning related person transactions. The transaction terms are subject to any requirements and conditions that the American Stock Exchange may impose pursuant to its additional listing requirements, including any conditions of approval of the Company’s plan to restore compliance with AMEX listing standards.

Report of Independent Registered Public Accounting Firm

Board of Directors
Smart Move, Inc.
Denver, Colorado

We have audited the accompanying balance sheet of Smart Move, Inc (the “Company”) as of December 31, 2007 and the related statements of operations, shareholders’ equity, and cash flows for the years ended December 31, 2007 and 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Smart Move, Inc. at December 31, 2007, and the results of its operations and its cash flows for the years ended December 31, 2007 and 2006, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, in 2006, the Company changed its method of accounting for stock-based compensation in accordance with the guidance provided in Statement of Financial Accounting Standards No. 123(R), Share-Based Payment.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses and has a working capital deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  Anton Collins Mitchell LLP

Denver, Colorado
March 28, 2008

Smart Move, Inc.

Balance Sheet

December 31, 2007

ASSETS
Current assets:
Cash and cash equivalents	$369,189
Account receivable trade, net of allowance of $45,000	80,112
Packing supplies	94,437
Contracts in process	517,485
Prepaid and other	146,259

Total current assets	1,207,482

Property and equipment, net	15,942,718
Other assets	113,546

16,056,264

Total assets	$17,263,746

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,550,281
Accrued interest	435,804
Deferred revenue	456,247
Current portion of long-term debt and notes payable, (face amount of $1,460,380) net of discounts of $1,051,310	409,070
Current portion of obligations under capital leases	91,648

Total current liabilities	3,943,050

Long-term liabilities:
Long-term debt and notes payable, less current portion, (face amount of $9,905,148) net of discounts of $3,552,103	6,353,045
Obligations under capital leases, less current portion	145,653
Total long-term liabilities	6,498,698

Total liabilities	10,441,748

Commitments and contingent liabilities
Shareholders’ equity:
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued	—
Common stock, $0.0001 par value, 100,000,000 shares authorized 10,979,699 issued and outstanding	1,097
Additional paid-in-capital	20,807,395
Accumulated deficit	(13,986,494)

Total shareholders’ equity	6,821,998

Total liabilities and shareholders’ equity	$17,263,746

The accompanying notes are an integral part of these financial statements.

Smart Move, Inc.

Statements of Operations

	Year Ended	Year Ended
	December 31,	December 31,
	2007	2006

Sales	$5,810,898	$4,184,554
Cost of moving and storage (exclusive of depreciation, amortization and impairment shown separately below)	6,337,360	4,827,273
Depreciation and amortization	2,878,391	1,104,590
Impairment of fixed assets	1,539,563	—

Total cost of moving and storage	10,755,314	5,931,863

Gross loss	(4,944,416)	(1,747,309)
Selling, general and administrative expenses (exclusive of depreciation, amortization and impairment shown separately below and including non-cash compensation of $284,180 and $2,690,836 for the year ended December 31, 2007 and 2006, respectively)	6,240,640	6,099,422
Depreciation and amortization	162,553	99,395
Impairment of note receivable	—	47,000
Impairment of capitalized software	30,795	—
Write off of deferred offering costs	—	602,262

Total selling, general and administrative expenses	6,433,988	6,848,079

Operating loss	(11,378,404)	(8,595,388)

Other income (expense):
Interest income	288,437	107,043
Interest expense	(2,754,027)	(1,614,331)
Loss on extinguishment of debt	(1,328,565)	—

Total other expense	(3,794,155)	(1,507,288)

Loss before income tax benefit	(15,172,559)	(10,102,676)
Income tax (benefit)	(2,367,000)	(233,000)

Net loss	$(12,805,559)	$(9,869,676)

Net loss per share:
Basic and diluted	$(1.21)	$(1.77)

Shares used to compute net loss per share:
Basic and diluted	10,623,167	5,584,420

The accompanying notes are an integral part of these financial statements.

Smart Move, Inc.

Statement of Changes in Shareholders’ Equity

					Additional		Total	Total
	Members Equity		Common Stock		Paid-in	Accumulated	Shareholders’	Members’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity	Equity

Members’ Equity January 1, 2006	4,342,840	$6,072,916	—	$—	—	$(4,088,199)	$—	$1,984,717
Issuance of member shares to officers for services rendered	500,000	2,500,000	—	—	—	—	—	2,500,000
Exercise of options for cash	40,000	25,000	—	—	—	—	—	25,000
Cashless exercise of options	537,780	—	—	—	—	—	—	—
Conversion of 2004 Notes to member shares, net of discounts of $199,931 and fees of $33,030	880,800	1,969,039	—	—	—	—	—	1,969,039
Issuance of shares and warrants in connection with conversion of 2004 debt at a premium	7,334	161,140	—	—	—	—	—	161,140
Issuance of member shares in connection with private placement, net of offering costs of $120,000	473,204	1,980,008	—	—	—	—	—	1,980,008
Conversion of accrued interest to member shares, net of fees $23,736	65,934	272,964	—	—	—	—	—	272,964
Proceeds allocated to warrants and beneficial conversion features	—	5,278,436	—	—	—	—	—	5,278,436
Value of placement agent warrants repurchased for cash	—	(293,360)	—	—	—	—	—	(293,360)
Net loss for the period January 1, 2006 through December 6, 2006	—	—	—	—	—	(8,768,741)	—	(8,768,741)
Effect of the merger of A Smart Move L.L.C. into Smart Move, Inc.	(6,847,892)	(17,966,143)	6,847,892	685	5,108,518	12,856,940	5,109,203	(5,109,203)
Deferred tax on warrant discounts at date of merger	—	—	—	—	(1,486,000)	—	(1,486,000)	—
Deferred tax on beneficial conversion features at date of merger	—	—	—	—	(1,034,000)	—	(1,034,000)	—
Common stock issued on December 7, 2006 pursuant to initial public offering, net of offering costs of $2,302,315	—	—	3,312,000	331	14,257,354	—	14,257,685	—
Stock based compensation	—	—	—	—	190,836	—	190,836	—
Issuance of underwriters warrants in connection with IPO for cash	—	—	—	—	100	—	100	—
Conversion of 2004 Notes to common stock	—	—	11,200	1	27,999	—	28,000	—
Net loss for the period December 7, 2006 through December 31, 2006	—	—	—	—	—	(1,100,935)	(1,100,935)	—

Shareholders’ Equity December 31, 2006	—	—	10,171,092	1,017	17,064,807	(1,100,935)	15,964,889	—
Adoption of FIN 48 increase in deferred tax liability	—	—	—	—	—	(80,000)	(80,000)	—
Directors common stock grant	—	—	8,676	—	40,000	—	40,000	—
Stock based compensation	—	—	—	—	200,147	—	200,147	—
Conversion of $1,932,500 face amount of notes to common stock	—	—	515,332	52	1,373,815	—	1,373,867	—
Recovery of deferred offering costs	—	—	—	—	32,108	—	32,108	—
Conversion of accrued interest to common stock	—	—	284,559	28	656,893	—	656,921	—
Officers waived compensation	—	—	—	—	44,033	—	44,033	—
Warrants and conversion price changes on extinguishment of debt	—	—	—	—	776,909	—	776,909	—
Proceeds allocated to warrants and beneficial conversion features	—	—	—	—	618,683	—	618,683	—
Net loss for the year ended December 31, 2007	—	—	—	—	—	(12,805,559)	(12,805,559)	—

Shareholders’ Equity December 31, 2007	—	$—	10,979,659	$1,097	$20,807,395	$(13,986,494)	$6,821,998	$—

The accompanying notes are an integral part of these financial statements.

Smart Move, Inc.

Statements of Cash Flows

	Year Ended	Year Ended
	December 31,	December 31,
	2007	2006

Cash flows from operating activities:
Net loss	$(12,805,559)	$(9,869,676)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,040,944	1,203,985
Impairment of fixed assets	1,539,563	—
Impairment of capitalized/purchased software	30,795	—
Non-cash compensation	284,180	2,690,836
Write off of deferred offering costs	—	602,262
Amortization of debt discount	1,371,057	351,754
Loss on debt extinguishment	1,328,565	—
Amortization of warrants for services	—	11,786
Bad debt expense	168,014	31,858
Additional shares issued upon conversion of debt to equity	185,482	36,670
Additional warrants issued upon conversion of debt to equity	64,955	124,470
Loss on asset disposal	—	7,446
Impairment of notes receivable	—	47,000
Deferred income tax benefit	(2,367,000)	(233,000)
Change in operating assets and liabilities:
Accounts receivable	(126,846)	(114,720)
Prepaid and other	(31,434)	(102,083)
Packing supplies	(94,437)	—
Contracts in process	(149,597)	(149,168)
Accounts payable	934,247	121,996
Accrued interest	704,847	442,433
Deferred revenue	342,783	15,273

Net cash used in operating activities	(5,579,441)	(4,780,878)

Cash flows from investing activities:
Additions of property and equipment (excluding items under capital lease)	(9,788,357)	(5,789,427)
Capitalized internally developed software	(252,816)	—
Notes receivable	—	(47,000)
Deposits on office lease	(39,200)	(44,000)

Net cash used in investing activities	(10,080,373)	(5,880,427)

Cash flows from financing activities:
Proceeds from sale of member shares	—	2,100,008
Offering costs on sale of and conversion to member shares	—	(176,766)
Proceeds from IPO	—	16,560,000
Offering costs on IPO	—	(2,302,315)
Proceeds from exercise of options	—	25,000
Proceeds from notes payable	2,829,000	6,832,500
Notes payable issuance costs	(233,395)	(532,113)
Proceeds from bank debt	—	500,000
Bank debt issuance costs	—	(4,500)
Payments on bank debt	(704,930)	(649,637)
Payments on obligations under capital leases	(97,495)	(79,139)
Issuance of underwriter warrants in connection with IPO for cash	—	100
Checks drawn in excess of available bank balances	—	(199,802)
Deferred offering costs	—	(520,279)

Net cash provided by financing activities	1,793,180	21,553,057

Net increase (decrease) in cash and cash equivalents	(13,866,634)	10,891,752
Cash and cash equivalents at beginning of year	14,235,823	3,344,071

Cash and cash equivalents at end of year	$369,189	$14,235,823

The accompanying notes are an integral part of these financial statements.

Smart Move, Inc.

Notes to Financial Statements

1.	Nature of Business, Organization and Going Concern

Business Description

A Smart Move, L.L.C. dba Smart Move was formed and registered as a Colorado limited liability company on August 11, 2004. In June 2005 Smart Move, L.L.C. commenced revenue producing activities and emerged from the development stage. As a result and in accordance with Statements of Financial Accounting Standards (“SFAS”) No. 7 “Accounting and Reporting by Development Stage Enterprises” the financial statements for prior periods do not reflect cumulative amounts in the statements of operations and cash flows.

On December 6, 2006, immediately prior to A Smart Move’s initial public offering, A Smart Move, L.L.C. merged into Smart Move, Inc. (“Smart Move” or the “Company”) a Delaware Corporation. The purpose of the merger was to reorganize as a Delaware corporation. As a result of the merger all issued and outstanding shares of membership interest in A Smart Move L.L.C. automatically converted into two shares of Smart Move, Inc. and all issued and outstanding options, warrants and notes exercisable to purchase or convertible into shares of membership interest of A Smart Move L.L.C. will convert when exercised into two shares of Smart Move, Inc. As of the date of the merger the accumulated deficit of A Smart Move, L.L.C. was treated as a constructive distribution and reflected as a reduction in additional paid-in capital. All references to share amounts have been retroactively adjusted to reflect the merger as if the merger had taken place as of the beginning of the earliest period presented.

Smart Move provides intrastate, interstate and international moving services. Smart Move’s services involve arranging for packing and unpacking, shipping, insurance and storage of customers’ household goods by utilizing specialized containers owned by Smart Move called a SmartVaulttm.

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate the Company as a going concern. However, the Company has sustained substantial operating losses since inception and has used substantial amounts of working capital in its operations. These conditions raise substantial doubt in the Company’s ability to continue as a going concern. Realization of a major portion of the assets reflected on the accompanying balance sheet is dependent upon continued operations of the Company which, in turn, is dependent upon the Company’s ability to meet its financing requirements and succeed in its future operations. Management’s plans include increasing revenue opportunities through partnerships with van lines and other partners. The Company has implemented an affiliate program designed to work with local movers to use its services to provide inter-state moves. In addition, the Company is targeting corporate relocation companies to use its services for their corporate customers. The Company is exploring means of reducing its operating costs, which may include reductions of workforce, changes in its storage options and changes in transportation partners. The Company expects to increase its revenues during fiscal 2008. However, there can be no assurance that the anticipated revenues and corresponding cash flows will materialize. The Company will need to raise capital to meet its current operating cash flow deficit and debt service requirements. If the Company is not able to increase its revenues and cash flows it will need to raise additional funds through either commercial loans, equipment leasing transactions or additional public or private offerings of its securities. The Company is currently investigating additional funding opportunities and talking to various potential lenders and investors who could provide financing. The Company is exploring various options to raise additional capital to meet its requirements and is currently in discussions with existing lenders regarding restructuring of current debt obligations, as well as discussions with other non-traditional lenders and investment banks about possible financing options. As of the date of this filing the Company has no formal agreements or commitments for additional funding. Management believes that actions being taken will provide the Company with the opportunity to continue as a going concern; however there can be no assurance that such activities will be successful.

These financial statements do not reflect adjustments that would be necessary if the Company was unable to continue as a going concern. While management believes that the actions already taken or planned, will mitigate the

Smart Move, Inc.

Notes to Financial Statements — (Continued)

adverse conditions and events which raise doubt about the validity of the going concern assumption used in preparing these financial statements, there can be no assurance that these actions will be successful.

If the Company were unable to continue as a going concern, then substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported revenues and expenses, and the balance sheet classifications used.

2.	Summary of Significant Accounting Policies

Revenue Recognition

Revenue on a self move (when a customer does the packing and unpacking) includes the use and shipment of the SmartVaulttm. Revenue on a self move and the direct and incremental costs of the move are recognized when the container is delivered to its final destination, the price is fixed, and Smart Move has no further service obligations.

Revenue on a full service move includes the use of the SmartVaulttm and the packing, shipping and unpacking of the container. Revenue on a full service move and the direct and incremental costs of the move are recognized after the container is unpacked at its final destination, the price is fixed, and Smart Move has no further service obligations.

When a container is delivered to a storage facility, revenue related to the move to the storage facility is recognized upon delivery to the storage facility and revenue related to the move from the storage facility to the final destination is recognized when the container is delivered to its final destination or unpacked for a full service move.

Smart Move recognizes advanced billings and the related deferred revenue of contracts in process on a net basis. Cash payments received totaling $456,247 on advanced billings are included in the financial statements as deferred revenue at December 31, 2007. The Company has advanced billings of approximately $351,059 which have not been recognized in accounts receivable or deferred revenue at December 31, 2007.

Smart Move receives commissions for the placement of moving contents damage insurance purchased by its customers. These commissions are recognized when the customer has entered into a legally binding contract for the insurance and the collection of the commission is probable. The insurance transactions are recorded on a net basis in accordance with EITF No. 99-19, “Reporting Revenue Gross Versus Net”.

Contracts in Process

Contracts in process include the direct and incremental costs of a move including freight and handling costs for contracts in process at the end of a reporting period. These costs are deferred and recognized in cost of moving and storage upon recognition of revenue for the related contract.

Cash and Cash Equivalents

Cash equivalents include demand deposits and money market funds for purposes of the statements of cash flows. Smart Move considers all highly liquid monetary instruments with original maturities of three months or less to be cash equivalents.

Restricted Cash

Smart Move was required to open a $15,000 certificate of deposit to secure for possible charge backs from customers’ credit card payments. Restricted cash is shown in other assets.

Smart Move, Inc.

Notes to Financial Statements — (Continued)

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the respective assets. The estimated useful lives used in computing depreciation are summarized as follows:

Class of Asset	Useful Life in Years

SmartVaultstm	8 years
Electronic equipment	5 years
Rolling stock and trailers	5 years
Vault mold	15 years
Office equipment	3 to 5 years
Leasehold improvements	Shorter of term of lease or asset life

Ordinary repair and maintenance costs are charged to operations as incurred.

Income Taxes

Effective with the merger on December 6, 2006, the Company became a C-corporation for income tax purposes. Prior to the Reorganization Transactions, the Company was a limited liability company that elected to be treated as a partnership for income tax purposes.

The Company records income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. A valuation allowance is recorded against deferred tax assets if it is “more likely than not” that such assets will not be realized.

Deferred offering costs

Deferred offering costs consist of legal, accounting, filing and miscellaneous fees incurred that are directly related to the Smart Move’s proposed initial public offering. These deferred costs were written off upon Smart Move’s withdrawal of its offering in July of 2006.

Advertising Expenses

Advertising costs are charged to expense as incurred. For the years ended December 31, 2007 and 2006, advertising expenses totaled approximately $442,436, and $165,834, respectively.

Fair Value of Financial Instruments

Smart Move’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and long-term liabilities. The carrying value of cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximate their fair values due to their short maturities. The fair value of Smart Move’s bank note payable approximates its carrying value as the current interest rate on the note approximates the interest rate currently available to Smart Move on similar borrowings. The fair value of Smart Move’s long-term debt approximates their carrying value as these financial instruments are reflected net of discounts which management of Smart Move believes to be reflective of discounts that a willing party would require in order to invest in a similar type of debt instrument.

Concentrations of Credit, Service Provider and Supplier Risk

Financial instruments that potentially subject Smart Move to concentrations of credit risk primarily consist of cash and cash equivalents and trade accounts receivable. Cash and cash equivalents consist primarily of money

Smart Move, Inc.

Notes to Financial Statements — (Continued)

market accounts which, although in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits, are maintained with high credit quality financial institutions. Generally customers are required to pay for their move upon delivery. Credit risk with respect to trade accounts receivable is mitigated by the large number of geographically diverse customers and Smart Move’s credit evaluation procedures. Although generally no collateral is required, when feasible, mechanics’ liens are filed and personal guarantees are signed to protect Smart Move’s interests. As of December 31, 2007, Smart Move has provided an allowance for possible credit losses of $45,000. Actual write offs may exceed or be lower than the actual allowance.

At December 31, 2007 no customer accounted for more than 10% of the Company’s accounts receivable. For the years ended December 31, 2007 and 2006, no single customer accounted for more than 10% of total revenue.

Smart Move purchases substantially all of its transportation shipping services from the same transportation provider with whom it has a distribution agreement. The terms of the distribution agreement include storage and local delivery of the SmartVaultstm. Smart Move believes that while there are alternative sources for the transportation services it purchases, termination of the agreement could have a material adverse effect on Smart Move’s business, financial condition or results of operation if Smart Move were to be unable to obtain an adequate or timely replacement for the services rendered by this transportation provider.

Smart Move purchases its SmartVaultstm from a single manufacturer. Smart Move believes that while there are alternative sources for the manufacture of the SmartVaultstm, termination of the agreement could have a material adverse effect on Smart Move’s business, financial condition or results of operation if Smart Move were to be unable to obtain an adequate or timely replacement manufacturer.

Impairment of Long-Lived Assets

The financial statements adhere to the provisions of Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of”, which requires that long-lived assets, including identifiable intangibles, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Smart Move evaluates the recoverability of its long-lived assets based on estimated undiscounted future cash flows and provides for impairment if such undiscounted cash flows are insufficient to recover the carrying amount of the long-lived asset. If impaired, the long-lived asset is written down to its estimated fair value. When alternative courses of action to recover the carrying amount of a long-lived asset are under consideration, a probability-weighted approach is used for developing estimates of future undiscounted cash flows. If the carrying value of the long-lived asset is not recoverable based on these estimated future undiscounted cash flows, the impairment loss is measured as the excess of the asset’s carrying value over its fair value, such that the asset’s carrying value is adjusted to its estimated fair value. The assumptions used by management in its projections of undiscounted cash flows involves significant judgment of material estimates of future revenue and customer acceptance. If the assumptions utilized in the projections do not materialize the SmartVaulttm, GPS equipment, vault mold, rolling stock and trailers and container components carrying values could become impaired resulting in a substantial impairment expense in the future.

Management assesses the fair value of long-lived assets using commonly accepted techniques, and may use more than one source. Sources to determine fair value include, but are not limited to, recent third party comparable sales, internally developed discounted cash flow analysis and analysis from outside advisors. Significant changes in market conditions resulting from events such as changes in commodity prices or the condition of an asset, or a change in management’s intent to utilize the asset would generally require management to re-assess the cash flows related to the long-lived assets.

During the second quarter of 2007 the Company was notified by its GPS analog providers that the FCC had ruled that service providers of analog signals will be allowed to discontinue service when the so-called “analog sunset” takes effect in February 2008. As of March 1, 2007 the Company had 2,660 of analog GPS units in service. Beginning March 1, 2007 these units will be depreciated over their remaining 11 month useful life. This accelerated

Smart Move, Inc.

Notes to Financial Statements — (Continued)

rate of depreciation resulted in an increase of $460,550 in depreciation for the year ended December 31, 2007. During the quarter ended June 30, 2007, the Company impaired the $75,094 full net book value of 333 analog GPS units that are no longer in use and have no known salvage value.

During the quarters ended June 30, September 30, and December 31, 2007 the Company retired and recycled a portion of its inventory of the older prototype SmartVaulttm-Version I units that were damaged and recorded an asset impairment of $48,970, $281,947 and $258,552, respectively as these components were recycled. The remaining prototype “SmartVaulttm-Version I are used exclusively in local storage environment. A portion of Version I vaults have shown forklift damage to the plastic base and corner joints. The new version vaults have a solid aluminum base proven to handle significant stress and the new construction vaults also feature a one piece rounded molded corner and the over all design provides significant strength to the container compared to the Version I prototype. During the fourth quarter of 2007, the Company performed a strategic review of the Version I local storage opportunity due to its limited financial capital; and assessed the recoverability of these Version I vaults and determined an impairment of $875,000. This impairment reflects the amount by which the carrying value of Version I vaults exceed their estimated fair values determined by their estimated future discounted cash flows. The impairment loss is recorded as a component of “Cost of moving and storage” for December 31, 2007. In addition management assessed the recoverability of its other long-lived assets based on estimated undiscounted future cash flows and determined that such undiscounted cash flows are sufficient to recover the carrying amount of the other long-lived asset.

Stock Based Compensation

Effective January 1, 2006, Smart Move adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments”, (“SFAS 123R”) which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including employee stock options, based on estimated fair values. Stock based compensation is recognized on a straight-line basis over the requisite service period. The amount of compensation expense recognized for options with a graded vesting schedule equals no less than the portion of the award that is vested. SFAS 123R supersedes the Company’s previous accounting under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”). In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 (“SAB 107”) relating to SFAS 123R. The Company has applied the provisions of SAB 107 in its adoption of SFAS 123R.

A total of 182,000 options were granted to new employees and no options were exercised during the year ended December 31, 2007. In accordance with Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (“SFAS 123R”), compensation costs related to share-based payments that vested during the year ended December 31, 2007 and 2006 and recognized in the Statements of Operations was $200,147 and $190,836, respectively. The Company has recognized $40,000 of expense for the year ended December 31, 2007, relating to the vested portion of restricted stock grants made to non-employee directors in January, 2007. During the year ended December 31, 2006, the Company issued 500,000 shares of membership interest valued at $2,500,000 to certain officers.

Options exercisable into 342,000 shares of common stock have vesting subject to performance conditions. As of December 31, 2007 management determined the performance conditions are not probable of being achieved and accordingly no compensation expense has been recognized for these options. Of these options 114,000 were subject to vesting at September 30, 2007, and have been forfeited as the performance conditions were not satisfied at the vesting date.

Nonemployee stock based compensation

Stock based grants, including warrants, issued to non-employees are measured at estimated fair value and recorded in the financial statements.

Smart Move, Inc.

Notes to Financial Statements — (Continued)

Loss Per Share

SFAS No. 128, “Earnings Per Share”, requires dual presentation of basic and diluted earnings per share (EPS) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution; diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue member shares were exercised or converted into member shares or resulted in the issuance of member shares that then shared in the earnings of Smart Move.

Loss per share is computed based on the weighted average number of member shares outstanding each period. Convertible notes, stock options and warrants are not considered in the calculation, as the impact of the potential dilution (15,963,189 shares at December 31, 2007, and 10,550,311 shares at December 31, 2006) would be to decrease basic loss per share. Therefore, diluted loss per share is equivalent to basic loss per share for all periods shown.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. The use of estimates and assumptions may affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates and such differences could be material.

Recently Issued Accounting Pronouncements

In September 2006, the SEC issued “Staff Accounting Bulletin” No. 108 (“SAB 108”). SAB 108 provides guidance on the consideration of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. The staff believes registrants must quantify the impact of correcting all misstatements, including both carryover and reversing effects of prior year misstatements, on the Company’s current year financial statements. The staff prescribes two approaches to assessing the materiality of misstatements; the “rollover” approach, which quantifies misstatements based on the amount of error originating in the current year income statement and the “iron curtain approach”, which quantifies misstatements based on the effects of correcting the cumulative effect existing in the balance sheet at the end of the current year. If under either approach, misstatements are deemed material, the Company is required to adjust its financial statements, including correcting prior year financial statements, even though such correction was and continues to be immaterial to the prior year financial statements. Correcting prior year financial statements for immaterial errors would not require the Company to amend previously filed reports, rather such corrections may be made the next time the Company files its prior year statements. The application of SAB 108 had no impact on the Company’s financial statements.

In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110, “Share-Based Payment” (“SAB 110”). SAB 110 establishes the continued use of the simplified method for estimating the expected term of equity based compensation. The simplified method was intended to be eliminated for any equity based compensation arrangements granted after December 31, 2007. SAB 110 is being published to help companies that may not have adequate exercise history to estimate expected terms for future grants. The Company utilized the guidance in SAB 110 in estimating the expected terms of options granted to employees.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157 (SFAS 157) ‘‘Fair Value Measurements.” This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies in those instances where other accounting pronouncements require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective on January 1, 2008. The Company is currently evaluating the impact of this pronouncement on the financial statements.

Smart Move, Inc.

Notes to Financial Statements — (Continued)

In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” or FAS 159. FAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. FAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within the year of adoption. The Company believes that the implementation of FAS 159 will have no material impact on its financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (FAS 160). FAS 160 was issued to improve the relevance, comparability and transparency of the financial information provided by requiring: ownership interests be presented in the consolidated statement of financial position separate from parent equity; the amount of net income attributable to the parent and the noncontrolling interest be identified and presented on the face of the consolidated statement of income; changes in the parent’s ownership interest be accounted for consistently; when deconsolidating, that any retained equity interest be measured at fair value; and that sufficient disclosures identify and distinguish between the interests of the parent and noncontrolling owners. The guidance in FAS 160 is effective for fiscal years beginning on or after December 15, 2008. The Company believes the adoption of FAS 160 will have no material impact on its financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133” (“FAS 161”). FAS 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. The guidance in FAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The Company is currently assessing the impact of FAS 161.

3.	Prepaid and Other Assets

Prepaid and other assets consisted of the following:

December 31,
2007

Prepaid insurance	$130,435
Accounts receivable other	15,824

$146,259

4.	Property and Equipment

Property and equipment consisted of the following:

December 31,
2007

SmartVaultstm	$10,455,033
GPS equipment	2,587,199
Vault mold	1,773,751
Rolling stock and trailers	3,773,853
Container components	1,085,465
Office equipment	461,808
Leasehold improvements	11,475

20,148,584
Less accumulated depreciation	(4,205,866)

Property and equipment, net	$15,942,718

Smart Move, Inc.

Notes to Financial Statements — (Continued)

Depreciation expense was $3,040,944 and $1,203,985 for the years ended December 31, 2007 and 2006, respectively. Included in property and equipment are assets under capital lease arrangements with a cost of $712,468 and accumulated depreciation of $368,109 at December 31, 2007. No purchases under capital leases were made during the year ended December 31, 2007.

During the year ended December 31, 2007, the Company began assembling a majority of its SmartVaulttm containers at its Denver warehouse. The Company receives the components required to be assembled or affixed, consisting of the plastic walls, top, aluminum base, signage and GPS units and then assembles or attaches the components to create a completed container. The completed SmartVaulttm container is then shipped to a terminal for use. At December 31, 2007, the container components consisted of $478,506 of sides, bases and tops, $383,600 of GPS units, $142,613 of signage and $80,746 of various additional, miscellaneous components.

The Company accounts for internal-use software development costs in accordance with American Institute of Certified Public Accountants (“AICPA”) Statement of Position 98-1, “Accounting for the Cost of Software Developed or Obtained for Internal Use,” or SOP 98-1. SOP 98-1 specifies that software costs, including internal payroll costs incurred in connection with the development or acquisition of software for internal use, is charged to technology development expense as incurred until the project enters the application development phase. Costs incurred in the application development phase are capitalized and will be depreciated using the straight-line method over an estimated useful life of three years, commencing on the date when the software is ready for use. During the year ended December 31, 2007 the Company capitalized software development costs of $252,816 in accordance with SOP 98-1. In the fourth quarter of 2007 the Company expensed $30,795 of purchased software which was not compatible with its internally developed software.

5.	Other Assets

Other assets consisted of the following:

December 31,
2007

Debt issuance costs	$15,346
Restricted cash	15,000
Deposits	83,200

$113,546

6.	Notes Receivable

In January 2006 and during the period from October to December 2005 Smart Move invested $47,000 and $151,930 respectively in convertible notes maturing on July 31, 2007 with a stated interest rate of 3% and are convertible into 70% of the equity of a service company, which provided moving and handling services to Smart Move. In 2006 Smart Move determined that the notes value had been impaired as the service company was not able to execute its business plan and the future collection of the notes receivable is doubtful. Accordingly, for the year ended December 31, 2006 Smart Move has recorded an impairment for 100% of the notes receivable balance and is not recognizing interest income due under the terms of the notes receivable.

7.	Long-Term Debt

In October 2004, Smart Move sold in a private placement 223 Notes Units (the 2004 Notes) for $2,230,000. The convertible secured subordinated notes bear interest at 12% and are due November 1, 2011. In connection with the offering, the 2004 note holders were granted warrants (collectively the 2004 PPM warrants) to purchase 243,272 Smart Move shares at an exercise price of $0.625 per share with a five year term. The estimated fair market value of the as converted shares on the commitment date was less than the $2.50 conversion price and therefore there was no

Smart Move, Inc.

Notes to Financial Statements — (Continued)

beneficial conversion feature to record. In accordance with EITF No. 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments”, the values assigned to the 2004 Notes and the 2004 PPM Warrants were allocated based on their relative fair values. The fair value of the 2004 PPM Warrants was determined using the Black-Scholes option-pricing model. Total funds received of $2,230,000 (before cash offering costs of $111,500) were allocated $115,727 to the 2004 PPM Warrants and $2,114,273 to the 2004 Notes based on their relative fair values. In connection with the offering, placement agent warrants to purchase 180,000 Smart Move, shares at an exercise price of $0.625 per share with a five year term were granted. The fair value of the placement agent warrants of $56,700 at the time of issuance, which was determined using the Black-Scholes option-pricing model, was recorded as additional shareholders’ equity and reduced the carrying value of the 2004 Notes as a debt discount. The discounts on the 2004 Notes, including the 2004 PPM Warrants and the offering costs are being amortized to interest expense, using the effective interest method, over the term of the 2004 Notes.

In September 2006 $2,202,000 of the 2004 Notes converted into 880,800 shares of the Company and in December 2006 $28,000 of the 2004 notes converted into 11,200 shares of the Company.

Total interest expense recognized relating to these discounts and offering costs was $24,227 and $28,787 during the years ended December 31, 2006.

In September 2005 Smart Move sold in a private placement 300 Note Units (the 2005 Notes) for $3,000,000. The convertible secured subordinated notes bear interest at 12% and are due November 1, 2012. In connection with the offering, the 2005 Note holders were granted warrants (collectively the 2005 PPM Warrants) to purchase 360,000 Smart Move shares at an exercise price of $2.50 per share with a five year term. The 2005 Notes are convertible into 600,000 shares at a conversion price of $5.00 per share. The estimated fair market value of the as converted shares on the commitment date was less than the $5.00 conversion price and therefore there was no beneficial conversion feature to record. In accordance with EITF No. 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments”, the values assigned to both the 2005 Notes and the 2005 PPM Warrants were allocated based on their relative fair values. The fair value of the 2005 PPM Warrants was determined using the Black-Scholes option-pricing model. Total funds received of $3,000,000 (before cash offering costs of $150,000) were allocated $545,008 to the 2005 PPM Warrants and $2,454,992 to the 2005 Notes based on their relative fair values. In connection with the offering, placement agent warrants to purchase 120,000 Smart Move shares at an exercise price of $2.50 per share and warrants to purchase 60,000 Smart Move shares at an exercise price of $5.00 per share both with a five year term were granted. The relative fair value of the placement agent warrants of $205,500 at the time of issuance, which was determined using the Black-Scholes option-pricing model, was recorded as additional equity and reduced the carrying value of the 2005 Notes as a debt discount. The discount on the 2005 Notes including, the 2005 PPM warrants and the offering costs are being amortized to interest expense, using the effective interest method, over the term of the 2005 Notes.

In November of 2007 the Company presented to the holders of the 2005 Secured Convertible Notes the option to defer the scheduled principal amortization, due to mature on September 30, 2012, and amend the interest payment terms of the 2005 Notes. The 2005 Notes had been scheduled to begin amortization on a sixty (60) months schedule beginning October 2007. The 2005 Note holders were presented with two deferral options or they could preserve the original 2005 Note terms.

Holders of $1,975,000 of the total $3,000,000 original principal amount outstanding on the 2005 Notes elected the terms of Option I and in November 2007 finalized agreements to defer both principal and interest on the 2005 Notes. The terms of Option I consisted of: (i) the amortization of principal would be deferred until final maturity of the 2005 Notes on September 30, 2012 and (ii) that in lieu of the holders’ right under the original note terms to receive their proportionate share of the aggregate amount of interest that would accrue through October 1, 2008, the holders would instead receive the corresponding amount (“Deferred Interest Amount”) in a lump sum on October 1, 2010. The Company and the holders of the 2005 Notes also agreed that the Deferred Interest Amount would be separately convertible at the election of the holders of the 2005 Notes at any time prior to October 1, 2010 at a conversion price of $1.00. The conversion price applicable to the outstanding original principal amount of the

Smart Move, Inc.

Notes to Financial Statements — (Continued)

2005 Notes would be revised from $5.00 to $3.00 per share. The Company will make semi-annual interest payments in arrears on the outstanding original principal amount of the 2005 Notes at the rate of 12% per annum, calculated from October 1, 2008, commencing April 1, 2009. As consideration for the deferrals, the holders will be granted additional warrants to purchase common stock of the Company aggregating shares equal to the value of the deferred interest amount. These warrants are exercisable at $1.50 for a period of five years.

Note holders electing Option I were issued convertible notes of $355,500 representing the Deferred Interest Amount (the Deferred Interest Notes). The Deferred Interest Note consists of $118,500 of accrued interest as of September 30, 2007 and $237,500 of future deferred interest. The future deferred interest is being amortized to interest expense over the original terms of the 2005 Notes. The Deferred Interest Note is shown net of the unamortized portion of the future deferred interest amount. The Deferred Interest Notes bear interest at 12% per annum and are due October 1, 2010. Payments of accrued interest on the Deferred Interest Notes shall be made in arrears semi-annually beginning October 1, 2008 and ending October 1, 2010. The Deferred Interest Notes totaling $355,500 shall be convertible at the Holders options into equity at any time prior to October 1, 2010 at a conversion price of $1.00. In connection with deferring the interest in the form of the Deferred Interest Note, holders, were granted warrants to purchase 355,500 shares of common stock at an exercise price of $1.50 per common stock purchase warrant for a period of five years. The balance of the Deferred Interest Note is $177,500 (net of unamortized discounts of $177,500) at December 31, 2007.

Holders of $725,000 of the total $3,000,000 original principal amount outstanding on the 2005 Notes selected the terms of Option II. The modified terms of Option II consisted of: (i) the amortization of principal would be deferred until final maturity of the 2005 Notes on September 30, 2012, but not defer the right to receive interim payments of accrued interest. Interest shall be payable prior to maturity in semi-annual installments due on October 1 and April 1 of each year, commencing effective October 1, 2007 and (ii) The conversion price applicable to the principal amount of the 2005 Notes would be reduced from $5.00 to $3.00 and the exercise price under existing warrants held by 2005 Note Holders electing Option II would be reduced from $2.50 to $1.50. As of December 31, 2007, the Option II notes holders were subject to default interest of 18% as a result of the Company being late on payment of interest due, which was paid in January of 2008.

The holders of an aggregate $300,000 principal amount of the 2005 Notes did not finalize amortization deferral agreements with the Company and will continue to be entitled to receive interim principal amortization and interest payments in accordance with the original terms of the 2005 Notes, but will not be entitled to receive the additional common stock purchase warrants. As of December 31, 2007, the original notes holders were subject to default interest of 18% as a result of the Company being late on payment of interest due, which was paid in January of 2008.

In accordance with EITF 96-19, “Debtor’s Accounting for a Modification or Exchange of Debt Instruments” and EITF 06-6 “Debtor’s Accounting for a Modification (or Exchange) of Convertible Debt Instruments”, the Company determined that the revised terms of the convertible debentures constituted a substantial change compared to the original terms. Consequently, a new effective interest rate was determined based on the carrying amount of the original debt instrument, adjusted for an increase in the fair value of an embedded conversion option (calculated as the difference between the fair value of the embedded conversion option immediately before and after the modification or exchange) resulting from the modification, and the revised cash flows. The Company evaluated the change in the discounted cash flows between the original terms of the 2005 Notes and revised terms of Options I and Option II. The Company compared the change in cash flows both on a consolidated and standalone basis for the two options and concluded the revised terms were a substantial change of the original 2005 note in both instances. Under EITF 96-19 a substantial change requires the extinguishment of the original notes associated with Option I and Option II. The debt extinguishment resulted in a non cash loss totaling $1,328,565. The loss on debt extinguishment consisted of $551,656 of unamortized debt discounts on the original notes and $776,909 from the increase in the fair value of the embedded conversion options and warrants associated with Option I and Option II 2005 Notes and the fair value of the warrants issued in connection with the Deferred Interest Note. The fair

Smart Move, Inc.

Notes to Financial Statements — (Continued)

value of the embedded conversion options and warrants were determined using the Black-Scholes option-pricing model.

In connection with the offering, placement agent warrants to purchase 18,000 Smart Move shares at an exercise price of $1.50 per share with a five year term were granted. The relative fair value of the placement agent warrants was $12,528 at the time of issuance, which was determined using the Black-Scholes option-pricing model. The fair value of the placement agent warrants was allocated to the New Notes and amortized to interest expense using the effective interest method over the life of the loan.

Total interest expense recognized relating to these discounts and offering costs was $112,125 and $22,410 during the year ended December 31, 2006. Total interest expense recognized relating to these discounts and offering costs was $104,708 and $20,928 during the year ended December 31, 2007. At December 31, 2007 the unamortized discount and unamortized offering costs on the 2005 Notes is $70,347.

In April 2005 Smart Move borrowed $1,490,578 from a financial institution (“2005 Bank Note”) with interest payable at prime plus 2.5% until final draw on April 26, 2005 and fixed at 8.23% on $1,377,149 and 8.39% on $113,429. The loan is secured by all business assets excluding the SmartVaultstm, and is payable in monthly installments of $41,400 plus interest, and matures in September 2008. In connection with the original issuance of the loan agreement, the bank was issued warrants to purchase 100,000 Smart Move shares at an exercise price of $0.875 per share with a seven year term. The fair value of the warrants was $60,445 at the time of issuance, which was determined using the Black-Scholes option-pricing model, was recorded as additional equity and reduced the carrying value of the note payable as a debt discount. This discount is being amortized to interest expense, using the effective interest method, over the term of the loan.

Total interest expense recognized relating to this discount was $14,520 during the year ended December 31, 2007 and $28,975 for the year ended December 31, 2006. At December 31, 2007 the unamortized discount is $1,323.

In January 2006 Smart Move borrowed $500,000 from a financial institution (“2006 Bank Note”) with interest payable at 8.84%. The loan is secured by all business assets excluding the SmartVaultstm, and is payable in monthly installments of $13,889 plus interest, and matures in January 2009. The 2006 Bank Note has the same covenant requirements as the 2005 Bank Note described above. In connection with the original issuance of the loan agreement, the bank was issued warrants to purchase 13,000 Smart Move shares at an exercise price of $3.75 per share with a seven year term. The fair value of the warrants was $35,764 at the time of issuance, which was determined using the Black-Scholes option-pricing model, was recorded as additional equity and reduced the carrying value of the note payable as issuance costs. This discount is being amortized to interest expense, using the effective interest method, over the term of the loan.

Total interest expense recognized relating to this discount was $19,901 during the year ended December 31, 2006 and $11,234 for the year ended December 31, 2007. At December 31, 2007, the unamortized discount is $4,630.

In January 2006 Smart Move sold in a private placement 258 Note Units (the “2006 January Notes”) for $1,932,500. The 2006 January Notes bear interest at 10% and are due December 31, 2010. In connection with the offering, the 2006 January Note holders were granted warrants (collectively the “January 2006 PPM Warrants”) to purchase 128,834 of the Company’s shares at an exercise price of $5.00. The Company has a redemption right to redeem the January 2006 PPM Warrants at $0.01 if the current trading price is greater than 150% of the January 2006 PPM Warrants exercise price for 20 of the 30 days immediately preceding the notice of redemption. The 2006 January Notes are convertible into Smart Move shares at a conversion price of $3.75. Because the conversion right is clearly and closely related to the debt host it is not bifurcated in accordance with EITF No. 05-2 “The Meaning of “Conventional Convertible Debt Instrument” in Issue No. 00-19.” In accordance with EITF No. 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments”, the values assigned to the non-cash beneficial conversion feature, the 2006 January Notes and the January 2006 PPM Warrants were allocated based on their relative fair values. The beneficial conversion feature of the Notes amounted to $943,041 and as such, the amount

Smart Move, Inc.

Notes to Financial Statements — (Continued)

was recorded as a debt discount and a corresponding increase to paid-in capital. The fair value of the January 2006 PPM Warrants was determined using the Black-Scholes option-pricing model. Total funds received of $1,932,500 (before cash offering costs of $155,111) were allocated $297,130 to the January 2006 PPM Warrants and $1,635,370 to the 2006 January Notes based on their relative fair values. In connection with the offering, the placement agent was issued warrants to purchase 41,226 Smart Move shares at an exercise price of $3.75 per share and warrants to purchase 10,306 Smart Move shares at an exercise of $5.00 per share both with a five year term were issued. The relative fair value of the placement agent warrants of $148,830 at the time of issuance, which was determined using the Black-Scholes option-pricing model, was recorded as additional equity and reduced the carrying value of the 2006 January Notes as a debt discount. The discount on the 2006 January Notes including, the January 2006 PPM warrants, the beneficial conversion feature and the offering costs are being amortized to interest expense, using the effective interest method, over the term of the 2006 January Notes. During the year ended December 31, 2007, Holders of the Company’s January 2006 Convertible Notes converted $1,932,500 of the principal amount ($1,373,867, net of offering costs) into 515,332 shares of the Company’s common stock at a conversion price of $3.75 per share. At the date of conversion the unamortized beneficial conversion discount of $870,523 was recorded as interest expense.

Total interest expense recognized relating to these discounts and offering costs was $73,910 for the year ended December 31, 2006 and $909,824 for the year ended December 31, 2007.

On July 26, 2006, Smart Move sold in a private placement 20 Note Units (the “2006 July Notes”) for $5,000,000 issued at a discount of 2%. The 2006 July Notes bear interest at 10% and are due June 30, 2011. In connection with the offering, the 2006 July Note holders were granted warrants (collectively the “July 2006 PPM Warrants”) to purchase 400,000 Smart Move shares at an exercise price of $7.00 per share. The 2006 July Notes are convertible into Smart Move shares at a conversion price of $3.75. The 2006 July Notes are convertible into Smart Move shares at a conversion price of $3.75. Because the conversion right is clearly and closely related to the debt host it is not bifurcated in accordance with EITF No. 05-2 “The Meaning of “Conventional Convertible Debt Instrument” in Issue No. 00-19.” In accordance with EITF No. 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments”, the values assigned to the non-cash beneficial conversion feature, the 2006 July Notes and the July 2006 PPM Warrants were allocated based on their relative fair values. The beneficial conversion feature of the Notes amounted to $2,613,489 and as such, the amount was recorded as a debt discount and a corresponding increase to paid-in capital. The fair value of the July 2006 PPM Warrants was determined using the Black-Scholes option-pricing model. The face value of $5,000,000 (before cash offering costs of $477,000) was allocated $946,822 to the July 2006 PPM Warrants and $4,053,178 to the 2006 July Notes based on their relative fair values. In connection with the offering, the placement agent was issued warrants to purchase 80,000 Smart Move shares at an exercise price of $3.75 per share and warrants to purchase 24,000 Smart Move shares at an exercise of $5.00 per share both with a five year term were issued. The relative fair value of the placement agent warrants of $293,360 at the time of issuance, which was determined using the Black-Scholes option-pricing model, was recorded as additional equity and reduced the carrying value of the 2006 July Notes as debt discount costs. Effective July 26, 2006 the holders of the “2006 July Notes” agreed to the compensation change to the placement agent fees from 6.5% cash and 6% warrants for fees to 7.54% cash fees and no warrants. The placement agent warrants (104,000 warrants) (with a net unamortized value of $293,360) originally issued were repurchased and cancelled for $52,000 in October 2006. The discount on the 2006 July Notes including, the July 2006 PPM warrants, the beneficial conversion feature and the offering costs are being amortized to interest expense using the effective interest method, over the term of the 2006 July Notes.

Total interest expense recognized relating to these discounts and offering costs was $48,512 and $6,499 during the year ended December 31, 2006, and $183,851 and $24,632 during the year ended December 31, 2007. At December 31, 2007 the unamortized discount and unamortized offering costs on the 2006 July Notes are $3,327,949 and $445,869, respectively. Interest on the July 2006 Note is payable annually on June 30 th beginning June 30, 2007. The principal is due and payable June 30, 2011.

Smart Move, Inc.

Notes to Financial Statements — (Continued)

In August 2007 Smart Move sold in a private placement note units (the “2007 August Notes”) for $1,217,500 issued at a discount of 1%. The 2007 August Notes are secured by a first lien on all of the Company’s container assets, bear interest at 12% and are due September 1, 2009. In connection with the offering, the 2007 August Note holders were granted warrants to purchase 121,750 shares of the Company’s common stock (collectively the “August 2007 PPM Warrants”) and exercisable at a price of $7.50 per share for a period of 4.4 years. The 2007 August Notes are convertible into Smart Move shares at a conversion price of $2.00. The fair market value of the as converted shares on the commitment date was less than the $2.00 conversion price and therefore there was no beneficial conversion feature to record. In accordance with EITF No. 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments”, the values assigned to both the 2007 August Notes and the August 2007 PPM Warrants were allocated based on their relative fair values. The fair value of the August 2007 PPM Warrants was determined using the Black-Scholes option-pricing model. The face value of $1,217,500 (before cash offering costs of $109,575) was allocated $3,238 to the August 2007 PPM Warrants and $1,214,262 to the 2007 August Notes based on their relative fair values. In connection with the offering, the placement agent was issued warrants to purchase 48,700 Smart Move shares at an exercise price of $2.00 per share with a five year term. The relative fair value of the placement agent warrants of $18,506 at the time of issuance, which was determined using the Black-Scholes option-pricing model was recorded as a debt discount and corresponding increase to paid in capital. Interest on the 2007 August Notes is payable quarterly on the first day of March, June, September and December beginning December 1, 2007. The principal is due and payable September 1, 2009. As of December 31, 2007, the August 2007 notes were subject to default interest of 18% as a result of the Company being late on payment of interest due.

Total interest expense recognized relating to these discounts and offering costs was $3,189 and $16,071 during the year ended December 31, 2007. At December 31, 2007, the unamortized discount and unamortized offering costs on the 2007 August Note are $18,555 and $93,504, respectively.

In September 2007 Smart Move sold in a private placement an unsecured note (the “2007 September Note”) for $540,000. The 2007 September Note bears interest at 7% and is due September 2, 2010. In connection with the offering, the 2007 September Note holder was granted warrants (collectively the “September 2007 PPM Warrants”) to purchase 100,000 Smart Move shares at an exercise price of $7.50 per share, 100,000 Smart Move shares at an exercise price of $3.25 per share, and 100,000 Smart Move shares at an exercise price of $2.50 per share. All the warrants are exercisable for a period of 5 years. The 2007 September Notes are convertible into Smart Move shares at a conversion price of $1.80. The fair market value of the as converted shares on the commitment date was less than the $1.80 conversion price and therefore there was no beneficial conversion feature to record. In accordance with EITF No. 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments”, the values assigned to both the 2007 September Note and the September 2007 PPM Warrants were allocated based on their relative fair values. The fair value of the September 2007 PPM Warrants was determined using the Black-Scholes option-pricing model. The face value of $540,000 (before cash offering costs of $43,200) was allocated $61,863 to the September 2007 PPM Warrants and $478,137 to the 2007 September Note based on their relative fair values. Interest on the 2007 September Note is payable quarterly on the first day of March, June, September and December beginning December 1, 2007. The principal is due and payable September 2, 2010.

Total interest expense recognized relating to these discounts and offering costs was $4,328 and $3,023 during the year ended December 31, 2007. At December 31, 2007, the unamortized discount and unamortized offering costs on the 2007 September Note are $57,534 and $40,177, respectively.

In November 2007 Smart Move sold in a private placement note units (the “2007 November Notes”) for $1,071,500. The notes were sold in Note Units of $25,000 and secured by a second lien position on certain of the Company’s assets. The notes bear interest at 12% and are due October 31, 2008. The November Note holders shall have the right to convert the outstanding and unpaid principal amount prior to the day it is paid in full at $1.00 per share (“the conversion price”). In connection with the offering, the 2007 November Note holders were granted warrants equal to 200% of the number of shares to be issued on an as converted basis. One half of the warrants shall be exercisable at 125% of the conversion price, and the other half of the warrants shall be exercisable at 150% of the

Smart Move, Inc.

Notes to Financial Statements — (Continued)

conversion price. In accordance with EITF No. 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments”, the values assigned to both the 2007 November Notes and the November 2007 PPM Warrants were allocated based on their relative fair values. The fair value of the November 2007 PPM Warrants was determined using the Black-Scholes option-pricing model. Net of the warrant valuations, the fair value of the common stock on the commitment dates exceeded the effective conversion price of the stock resulting in a beneficial conversion feature of $113,251. The amount was recorded as a debt discount and a corresponding increase to paid-in capital. The face value of $1,071,500 (before cash offering costs of $80,620) was allocated $409,297 to the November 2007 PPM Warrants and $662,203 to the 2007 November Notes based on their relative fair values. The debt discounts on the 2007 November Notes including, the 2007 PPM warrants, the beneficial conversion feature and the offering costs are being amortized to interest expense, using the effective interest method, over the term of the Notes.

Total interest expense recognized relating to these discounts and offering costs was $51,736 and $7,896 during the year ended December 31, 2007. At December 31, 2007, the unamortized discount and unamortized offering costs on the 2007 November Note are $470,801 and $72,724, respectively.

A summary of long-term debt and scheduled future maturities as of December 31, 2007 follows:

							2007
		2005	2006	2006	2007	2007	Deferred	2007
	2005	Bank	July	Bank	August	September	Interest	November
Year Ending December 31,	Notes	Note	Notes	Note	Notes	Note	Note	Notes	Total

2008	$43,990	$178,223	$—	$166,667	$—	$—	$—	$1,071,500	$1,460,380
2009	52,166	—	—	13,888	1,217,500	—	—	—	1,283,554
2010	58,782	—	—	—	—	540,000	177,750	—	776,532
2011	66,237	—	5,000,000	—	—	—	—	—	5,066,237
2012	2,778,825	—	—	—	—	—	—	—	2,778,825

Total	3,000,000	178,223	5,000,000	180,555	1,217,500	540,000	177,750	1,071,500	11,365,528
Less discounts	60,639	1,323	3,327,949	4,630	18,555	57,534	—	470,801	3,941,431
Less offering costs	9,708	—	445,869	—	93,504	40,177	—	72,724	661,982
Less current maturity	43,990	178,223	—	166,667	—	—	—	1,071,500	1,460,380
Current portion of discounts	(18,358)	(1,323)	(389,880)	(4,576)	(62,801)	(30,847)	—	(543,525)	(1,051,310)

Long-term portion	$2,904,021	$—	$1,616,062	$13,834	$1,168,242	$473,136	$177,750	$—	$6,353,045

The Company did not make certain scheduled interest payments for the quarter ended December 31, 2007, as required under the terms of the August 2007 and 2005 Notes (the “Notes”). As a result, the Company will be obligated to pay a default interest rate of 18% per annum on all outstanding principal amounts until the scheduled interest payments under the terms of the Notes are paid current. On August 28, 2007, an Intercreditor Agreement and Stipulation (the “Intercreditor Agreement”) was entered into by the holders of the August 2007 Notes, the 2005 Notes and the 2006 July Notes which precludes acceleration of the August 2007 note principal amount as long as the 2005 Notes and the 2006 July Notes are not in default. As of March 28, 2008, interest due and payable, at December 1, 2007, totaling $57,000 on the August 2007 Notes has not been paid. As of December 31, 2007, the Company is current in its payments of principal and interest under the terms of the 2006 July Notes and $1,975,000 of the 2005 Notes. In January 2008, the required interest payments on the remaining $1,025,000 of the 2005 Notes were made and therefore the August 2007 Note holders have no acceleration rights and the August 2007 Notes have been classified as long-term.

8.	Capital Lease Obligations

In 2005 Smart Move entered into capital leases for the purchase of 30 trailers. The terms are a base lease term of 60 months with an interest rate of 8.6% and a purchase option of 10% of the fair value equipment cost at the end

Smart Move, Inc.

Notes to Financial Statements — (Continued)

of the term. In connection with the lease agreement Smart Move was required to make an up front payment of $247,593. Total payments due under the capital lease obligations are as follows at December 31, 2007:

Year Ending December 31,

2008	$115,200
2009	115,200
2010	36,900

Total	267,300
Less interest	29,999

237,301
Less current maturity	91,648

Long-term portion	$145,653

9.	Authorized Capital

Common Stock

The Company’s authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. At December 31, 2007 there were 10,979,699 shares of common stock issued and outstanding.

Preferred Stock

The Board of Directors is authorized, without further shareholder action, to divide any or all shares of the Company’s authorized preferred stock into series and to fix and determine the designations, preferences and relative participating, optional or other dividend rights, liquidation preferences, redemption rights and conversion or exchange privileges. There are no shares of preferred stock issued or outstanding at December 31, 2007.

In June 2006 Smart Move issued 500,000 membership interests to certain officers of the Company valued at $2,500,000.

In September 2006, the Company sold in two private placement offerings, 473,204 Units (consisting of one share of common stock and one warrant.) The warrant is exercisable into one share of common stock for a five year period at an exercise price of $7.50. The cash proceeds of the offerings were $2,100,008, net of offering costs of $120,000. In addition the Company converted $296,700 of accrued interest on the 2004 and 2005 convertible debt, net of offering costs of $23,736, into 65,934 Units.

On September 15, 2006 the holders of the “2004 Notes” converted $2,202,000 in face value of notes outstanding at $2.50 per share for 880,800 shares of the Company, less discounts of $199,931 and fees of $33,030. Note holders who converted their entire principal amount in the “2004 Notes” were granted in aggregate an additional 7,334 shares and 60,000 warrants valued at $36,670 and $124,470, respectively. The warrants are exercisable into one share for a five year period at an exercise price of $7.50. On December 20, 2006 holders of the remaining $28,000 of the 2004 Notes converted their notes into 11,200 shares of the Company’s common stock.

On December 7, 2006 the Company sold in its initial public offering 3,312,000 Units (consisting of one share of common stock and one common stock purchase warrant). The warrant is exercisable into one share of common stock for a five year period at an exercise price of $7.50 and in no event are the holders entitled to a net cash settlement. The cash proceeds of the offerings were $16,560,000, net of offering costs of $2,302,315.

On January 3, 2007, Smart Move, Inc. granted 8,676 shares of restricted common stock of the Company in accordance with the Company’s compensation plan for non-employee directors. The 8,676 shares of common stock

Smart Move, Inc.

Notes to Financial Statements — (Continued)

issued were valued at $40,000, and became vested as to 4,338 shares as of June 30, 2007, with the remaining shares to vest on December 31, 2007.

In May 2007, holders of the Company’s January 2006 Convertible Notes converted $1,932,500 of the principal amount ($1,373,867, net of offering costs) into shares of the Company’s common stock at a conversion price of $3.75 per share. At the date of conversion the unamortized beneficial conversion discount of $870,523 was recorded as interest expense. As a result of this conversion of debt to equity, the Company issued an additional 515,332 shares of previously authorized but unissued common stock.

In August of 2007, holders of the July 2006 Convertible Notes converted $406,484 of accrued interest into 195,425 shares of the common stock of the Company. As an inducement to convert the accrued interest to equity the note holders were issued an additional 89,174 shares of the Company’s common stock and were issued warrants to purchase 120,440 shares of the Company’s common stock exercisable at $3.375 for a period of five years. Additionally, in connection with this transaction the Company issued 11,852 warrants to placement agents to purchase shares of the Company’s common stock exercisable at $3.375 for a period of five years. The inducement shares ($185,482) and warrants ($64,955) were recorded as additional interest expense and additional paid in capital totaling $250,437.

10.	Stock Incentives and Options

Overview

In December 2006, the Company adopted the Smart Move, Inc. 2006 Equity Incentive Plan (the “2006 Option Plan”). The purpose of the 2006 Option Plan is to enable the Company to continue to (a) attract and retain high quality directors, officers, employees and potential employees, consultants, and independent contractors of the Company; (b) motivate such persons to promote the long-term success of the business of the Company. An aggregate of 1.4 million shares of common stock has been reserved for issuance under the 2006 Option Plan, which permits the award of incentive stock options, non-qualified stock options, stock appreciation rights, and shares of restricted common stock. The 2006 Option Plan also provides annual stock grants to Directors. Outstanding options generally vest over a period of four years and are exercisable for ten years from the date of grant. The 2006 Option Plan had 598,500 shares available for grant as of December 31, 2007.

Employee options granted by A Smart Move, L.L.C. exercisable into 800,000 shares were fully vested as of December 31, 2005. On July 26, 2006 the Board of Directors voted to allow the option holders to exercise their options on a cashless basis and the holders of 760,000 options elected to convert their options as a cashless exercise with a strike price of $4.50 a share. The Company issued 537,780 shares in exchange for 760,000 options. In addition, in 2006, 40,000 options were exercised for cash proceeds to the Company totaling $25,000.

In September 2006, the Company granted 342,000 options under employment agreements entered into with the CEO and CFO prior to the effectiveness of 2006 option plan. These options are to be administered and deemed issued out of the 2006 option plan. These options are subject to future vesting based upon the number of moves booked for the 12 month periods ended September 30, 2007, 2008 and 2009. One third of the options are exercisable at $5.00, one third at $6.00 and the balance at $7.00. The options, if earned, are exercisable for a term of 10 years from the date of grant. The options were valued, at the date of grant using the Black Scholes model. The $5 options have a value of $2.05, the $6.00 options have a value of $1.73 and the $7.00 options have a value of $1.46. The $5 options totaling 114,000 were forfeited during 2007, as the performance requirement for these to vest was not met. In accordance with SFAS 123R compensation costs will be recorded when it is probable that the performance condition of the number of moves booked will be achieved. As of December 31, 2007 management of the Company determined that it was not probable that the performance conditions will be met and no stock based compensation has been recognized for these awards.

On December 29, 2006 Smart Move, Inc. granted stock options covering 432,000 shares of Smart Move, Inc. stock to employees of Smart Move, Inc. at an exercise price of $4.73, which was the closing price of Smart Move,

Smart Move, Inc.

Notes to Financial Statements — (Continued)

Inc.’s stock on the date of the grants. The options were vested as to 25% of the shares on the option grant date, and subject to the employee’s continued employment with Smart Move, Inc., the options covering the remaining 75% of the shares vest and become exercisable in equal quarterly increments over the next 12 calendar quarters.

On September 11, 2007 Smart Move, Inc. granted stock options covering 182,000 shares of Smart Move, Inc. stock to employees of Smart Move, Inc. at an exercise price of $1.40, which was the closing price of Smart Move, Inc.’s stock on the date of the grants. 10,000 of the options granted were vested as to 25% of the shares on the option grant date, and subject to the employee’s continued employment with Smart Move, Inc., the options covering the remaining grant of the shares vest and become exercisable in equal quarterly increments over the next 12 calendar quarters.

The following table provides the range of assumptions used for stock options granted in 2007 and 2006:

	Year Ended	Year Ended
	December 31,	December 31,
	2007	2006

Risk-free interest rate	4.31%	4.62 to 4.71%
Expected life in years	6	6
Expected volatility	36.7%	33%
Dividend yield	—	—

The weighted average fair value of the options granted in 2007 and 2006 was $0.60 and $1.86, respectively.

The Company’s computation of expected volatility for the year ended December 31, 2007 and 2006 is a blended computation based on a mid-point range of eight peer group companies for the pre IPO period and for the Company’s stock price for the post IPO period.. The Company’s computation of expected life is calculated using the simplified method in accordance with Staff Accounting Bulletin N0. SAB 107 “Share-Based Payment”. The Company’s dividend yield is 0.0%, since there is no history of paying dividends and there are no plans to pay dividends. The Company’s risk-free interest rate is the U.S. Treasury bill rate for the period equal to the expected term based on the U.S. Treasury note strip principal rates as reported in well-known and widely used financial sources.

A summary of option activity as of December 31, 2007 and for the years ended December 31, 2007 and 2006 are as follows:

			Weighted
			Average
		Weighted	Remaining
		Average	Contract	Aggregate
		Exercise	Term	Intrinsic
	Shares	Price	in Years	Value

Outstanding as of January 1, 2006	800,000	$1.28
Exercised for Cash	(40,000)	$0.625
Exercised cashless (537,780 net shares)	(760,000)	$1.32
Granted	774,000	$5.29

Outstanding as of December 31, 2006	774,000	$5.29	8.99
Forfeited	(154,500)	$4.64	8.97
Granted	182,000	$1.80	9.70

Outstanding as of December 31, 2007	801,500	$4.53	9.10	$—

Vested and Exercisable as of December 31, 2007	226,532	$4.38	9.07	$—

Smart Move, Inc.

Notes to Financial Statements — (Continued)

A summary of the status of the Company’s unvested shares as of December 31, 2007 and 2006 are as follows:

		Weighted
		Average
		Grant-Date
	Shares	Fair Value

Unvested as of December 31, 2006	666,000	$1.85
Granted	182,000	$0.60
Forfeited	(147,750)	$1.91
Vested	(125,282)	$1.69

Unvested as of December 31, 2007	574,968	$1.47

As of December 31, 2007, there was approximately $562,403 of total unrecognized compensation cost (including the impact of expected forfeitures as required under SFAS 123R) related to unvested share-based compensation arrangements granted under the Plan that the Company had not recorded. That cost is expected to be recognized over the weighted-average period of three years. The total fair value of shares vested during the year ended December 31, 2007 and 2006 was $200,147 and $190,836, respectively.

Cash received from option exercises under all share-based payment arrangements for the year ended December 31, 2006, was $25,000. No options were exercised during the year ended December 31, 2007.

Smart Move, Inc.

Notes to Financial Statements — (Continued)

11.	Warrants

During the period from inception August 11, 2004 to December 31, 2004, the years ended December 31, 2005, 2006 and 2007 Smart Move granted the following warrants:

Date of Grant	Granted for	Shares	Exercise Price	Years

September-04	Consulting agreement	120,000	$0.625	5
September-04	Placement agent equity offering	178,876	$0.625	5
September-04	2004 Note offering	243,272	$0.625	5
September-04	Placement agent debt offering	180,000	$0.625	5

December 31, 2004	Balance	722,148	$0.625	5

April-05	Bank debt	100,000	$0.875	7
March-05	Placement agent interest conversion to equity	10,000	$1.20	5
September-05	Equity offering	673,070	$5.00	5
September-05	Placement agent equity offering	134,614	$2.50	5
September-05	Placement agent equity offering	67,308	$5.00	5
September-05	2005 Note	273,000	$2.50	5
September-05	2005 Note	87,000	$1.50	5
September-05	Placement agent debt offering	120,000	$2.50	5
September-05	Placement agent debt offering	60,000	$5.00	5

	Balance	1,524,992	$0.875 to $5.00	5 to 7

December 31, 2005	Total	2,247,140	$0.625 to $5.00	5 to 7

January-06	Bank debt	13,000	$3.75	7
January-06	Placement agent debt offering	41,226	$3.75	5
January-06	Placement agent debt offering	10,306	$5.00	5
January-06	2006 Note offering (“January Notes”)	128,834	$5.00	5
September-06	2006 Note offering (“July Notes”)	400,000	$7.00	5
September-06	Equity offering	473,204	$7.50	5
September-06	Interest conversion	65,934	$7.50	5
September-06	Inducement warrants	60,000	$7.50	5
December-06	Public offering warrants	3,312,000	$7.50	5
December-06	Underwriters option	288,000	$6.25	5
December-06	Underwriters option	288,000	$8.40	5

December-06	Balance	5,080,504	$3.75 to $8.40	5 to 7

December 31, 2006	Total	7,327,644	$0.625 to $8.40	5 to 7

August-07	Interest conversion	120,440	$3.38	5
August-07	Placement agent warrants	11,852	$3.38	5
August-07	Private placement	121,750	$7.50	5
August-07	Placement agent warrants	48,700	$2.00	5
September-07	Unsecured debt warrants	100,000	$7.50	4.4
September-07	Unsecured debt warrants	100,000	$3.25	4.4
September-07	Unsecured debt warrants	100,000	$2.50	4.4
November-07	Interest deferral	355,500	$1.50	5
November-07	Private placement	1,071,500	$1.50	5
November-07	Private placement	1,071,500	$1.25	5
November-07	Placement agent warrants	85,720	$1.00	5
November-07	Placement agent warrants	18,000	$1.50	5

December-07	Balance	3,204,962	$1.00 to $7.50	4.4 to 5

December 31, 2007	Total	10,532,606	$0.625 to $8.40	4.4 to 7

Smart Move, Inc.

Notes to Financial Statements — (Continued)

At December 31, 2007 the range of warrant prices for shares and the weighted-average remaining contractual life is as follows:

Warrants Outstanding and Exercisable
				Weighted-Average
				Remaining
	Range of Warrant	Number of	Weighted-Average	Contractual Life
Year of Grant	Exercise Price	Warrants	Exercise Price	(Years)

2004	$0.625	722,148	$0.625	1.75
2005	$0.875 to $5.00	1,524,992	3.64	2.85
2006	$3.75 to $8.40	5,080,504	7.33	3.86
2007	$1.00 to $7.50	3,204,962	1.99	4.74

Total	$0.625 to $8.40	10,532,606	$4.71	3.84

At December 31, 2007 all warrants are fully exercisable and no warrants have been exercised. See Note 7 long-term debt for a discussion of warrants granted in connection with debt agreements and Note 9 for a discussion of warrants granted in connection with equity offerings.

The fair value of the warrants granted was estimated at the date of grant using the Black Scholes option model applying the following weighted average assumptions:

	Risk Free	Expected
	Interest	Dividend	Expected	Volatility
Date of Grant	Rate	Yield	Life	Range

September 30, 2004 at $0.625	3.44%	$—	5	45%-65%
April 30, 2005 at $0.875 to $1.20	4.09%	$—	5 to 7	45%-65%
September 30, 2005 at $2.50 to $5.00	4.18%	$—	5	45%-65%
January 24, 2006 at $3.75 to $5.00	4.28%	$—	5 to 7	45%-65%
July 26, 2006 at $3.75 to $7.50	4.99%	$—	5	45%-65%
September 15, 2006 at $7.50	4.76%	$—	5	45%-65%
August, 2007 at $2.00 to $7.50	4.25%	$—	4.4 to 5	36.70%
September 2007 at $2.50 to $7.50	4.27%	$—	5	36.70%
November 2007 at $1.00 to $1.50	3.38 to 4.02%	$—	5	53.17%

In September 2004, 120,000 consulting warrants were issued at $0.625 per share, are fully vested and have a five year term. The holders of the 120,000 consulting warrants had demand registration rights that required the Smart Move to file a registration statement with the Securities and Exchange Commission to register for resale of the common stock issueable upon the exercise of the Warrants. Under EITF No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF No. 00-19”), the ability to register stock is deemed to be outside of the Smart Move’s control. Accordingly, the initial fair value of the Warrants of $26,400 was recorded as prepaid consulting and was being amortized over the initial term of the agreement (December 31, 2006). The related $26,400 accrued warrant liability was marked to estimated fair value at the end of each reporting period. Effective November 22, 2005 the warrant holders contractually waived the demand registration rights and the accrued warrant liability balance of $241,800 was reclassified to equity at that date. For the period January 1, 2005 to November 22, 2005 the warrant liability valuation resulted in other expense of $204,000.

All of the other warrants granted by Smart Move have piggy back registration rights, however, the holders have no demand registration rights and there are no penalties to Smart Move if the shares underlying the warrants are not registered. Accordingly, under EITF 00-19 these warrants are not required to be accounted for as a liability.

Smart Move, Inc.

Notes to Financial Statements — (Continued)

12.	Income Taxes

On December 6, 2006, the Company’s predecessor entity, A Smart Move, L.L.C. merged into Smart Move, Inc. Upon the merger of the limited liability company predecessor entity with the C-Corporation, the Company recorded a net deferred tax liability and income tax expense of $2,652,000.

On January 1, 2007, Smart Move, Inc. adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”. As a result of the implementation of Interpretation 48, the Company recognized an $80,000 increase in its unrecognized tax liability, which increase was accounted for as an addition to the Company’s January 1, 2007, accumulated deficit. A reconciliation of the beginning and ending amount of unrecognized tax liabilities follows:

Balance at January 1, 2007	$(2,287,000)
Additions to tax basis of property and equipment	61,000
Reductions in tax basis of intangibles	(141,000)

Adjusted balance at January 1, 2007	(2,367,000)
Reductions in net deferred tax liability in current period	2,367,000

Balance at December 31, 2007	$—

The Company classifies interest on tax deficiencies as interest expense, and we classify income tax penalties as an operating expense. As of December 31, 2007, we have not recorded any provisions for accrued interest and penalties related to uncertain tax positions.

Tax years 2004 through 2007 remain open to examination by the major taxing jurisdictions to which we are subject. There are no pending examinations by any federal or state taxing jurisdictional authority and the Company has not been notified by any taxing jurisdictions of any proposed or planned examination.

The federal and state income tax (benefit) is summarized as follows:

Year Ended
December 31,
2007

Current:
Federal	$—
State	—

—

Deferred:
Federal	(2,071,000)
State	(296,000)

(2,367,000)

Income tax (benefit)	$(2,367,000)

Smart Move, Inc.

Notes to Financial Statements — (Continued)

A reconciliation of the income tax (benefit) with amounts determined by applying the statutory U.S. federal income tax rate to loss before tax benefit is as follows:

	Year Ended	Year Ended
	December 31,	December 31,
	2007	2006

Provision (benefit)
Computed tax on book loss at the federal statutory rate of 35%	$(5,310,000)	$(3,536,000)
Pretax loss of A Smart Move, L.L.C. from January 1, 2006 to December 6, 2006 at the federal statutory rate of 35%	—	3,151,000
State taxes, net of federal benefit	(759,000)	(55,000)
Non-deductible incentive stock options and other	80,000	75,000
Non-deductible conversion options and other	329,000	—
Deferred tax expense upon merger with Smart Move, Inc.	—	132,000
Change in valuation allowance	3,293,000	—

Income tax (benefit)	$(2,367,000)	$(233,000)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows:

	December 31,	December 31,
	2007	2006

Current deferred tax assets (liabilities):
Deferred revenue	$182,000	$45,000
Allowance for doubtful accounts	18,000	16,000
Accrued vacation	3,000	3,000
Deferred expenses	(207,000)	(147,000)
Prepaid insurance	(52,000)	(39,000)

	(56,000)	(122,000)

Long-term deferred tax assets (liabilities):
Intangibles assets	48,000	474,000
Net operating loss carryforwards	5,395,000	394,000
Beneficial conversion features	(1,018,000)	(1,031,000)
Warrant allocation on debt offerings	(529,000)	(1,456,000)
Property and equipment	(547,000)	(546,000)

	3,349,000	(2,165,000)

Valuation allowance	3,293,000	—

Net deferred tax (liability)	$—	$(2,287,000)

At December 31, 2007, the Company had available unused operating loss carryforwards that expire in 2022, that may be applied against future taxable income of approximately $14 million. The utilization of such carryforwards may be limited upon the occurrence of certain ownership changes, including the issuance or exercise of rights to acquire stock, the purchase or sale of stock by 5% stockholders, as defined in the Treasury regulations, and the offering of stocks by us during any three-year period resulting in an aggregate change of more than 50% in the beneficial ownership of the Company. In the event of an ownership change (as defined for income

Smart Move, Inc.

Notes to Financial Statements — (Continued)

tax purposes), Section 382 of the Code imposes an annual limitation on the amount of a corporation’s taxable income that can be offset by these carryforwards. The limitation is generally equal to the product of (i) the fair market value of the equity of the Company multiplied by (ii) a percentage approximately equivalent to the yield on long-term tax exempt bonds during the month in which an ownership change occurs. In addition, the limitation is increased if there are recognized built-in gains during any post-change year, but only to the extent of any net unrealized built-in gains (as defined in the Internal Revenue Code) inherent in the assets sold. Due to the changes in ownership over the years for debt conversions and equity financings, the Company may have triggered a Section 382 limitation on the utilization of such net operating loss carryforwards. The Company has not performed such an evaluation to determine whether the net operating loss carryforwards have been limited.

13.	Supplemental Disclosure of Cash Flow Information

Year Ending December 31,	2007	2006

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$427,686	$627,460
Supplemental schedule of noncash investing and financing activities:
Conversion of accrued interest to shares	$406,484	$296,700
Conversion of debt to shares	$1,373,867	$2,030,069
Recovery of deferred offering costs in accounts payable	$32,108	$—
Adoption of FIN 48 increase in deferred tax liability and accumulated deficit	$80,000	$—
Placement agent warrants issued for debt offering costs	$31,034	$184,594
Allocation of value of warrants issued in connection with debt	$474,398	$1,243,952
Fair value of conversion option and warrants included in loss on debt extinguishment	$776,909	$—
Allocation of value of beneficial conversion feature in connection with debt	$113,251	$3,556,530
Equipment acquired included in accounts payable	$883,895	$192,584

14.	Related-Party Transactions

During 2005 Smart Move raised equity and capital through a private placement and debt offerings through Bathgate Capital Partners. Steven M. Bathgate served as the Senior Managing Director of Corporate Finance and Chairman of the Commitment Committee for Bathgate Capital Partners LLC and was (resigned on December 8, 2005) a manager and on the board of Smart Move. During the year ended December 31, 2006 Smart Move paid to Bathgate Capital Partners for the January 2006 and July 2006 debt offering $155,111 and $325,000, respectfully. In September of 2006 Smart Move paid Bathgate Capital Partners $33,030 and $63,736 in connection with the interest conversion and the September equity offering, respectively and $52,000 to repurchase 104,000 placement agent warrants issued in connection with the July 2006 Notes. Bathgate Capital Partners L.L.C. was one of four underwriters of our initial public offering in December 2006 and was paid $10,000 in underwriting fees. During 2007 Smart Move paid Bathgate Capital Partners $97,400 in cash compensation in connections with the August 2007 debt offering and $80,620 in cash compensation in connection with the November 2007 debt offering. In addition, Smart Move issued a total of 164,272 warrants with exercise prices ranging from $3.38 to $1.00 as compensation for the placement agent services.

In January 2007, Smart Move paid to its non-employee directors $75,000 in cash compensation and issued $40,000 of value of restricted share of common stock.

In May 2007 — A note holder who has a greater than 10% beneficial interest converted notes into 266,666 shares of Smart Move, Inc stock at $3.75 per share. In addition, this note holder in July 2007 converted

Smart Move, Inc.

Notes to Financial Statements — (Continued)

accrued interest into 236,573 shares of common stock and 100,116 warrants. Again in November 2007 this Note holder agreed to defer interest into a new note in the amount of $276,300. This note is convertible at $1.00 per share and they were issued an additional 276,300 warrants as part of the consideration

In the November 2007 Notes four directors and one person that has a greater than 10% beneficial interests participated in the offering. The amount of principal owed to the Directors was $85,000 and $25,000 to the 10% beneficial owner.

Three members of management agreed to waive a total of $44,033 of salary for the months of November and December 2007. This amount is reported as an increase in non-cash compensation and an increase in additional paid-in capital.

15.	Commitments and Contingents

Operating lease commitments

Smart Move leased its corporate office under an operating lease which commenced in October 2004 and required annual payments of approximately $40,000 through December 2007. In May 2006 Smart Move was requested to early terminate this lease by the landlord and Smart Move early terminated.

Smart Move entered into a new lease for its corporate office under an operating lease agreement which commenced in May 2006 and expires in April 2011. The agreement contains provisions for rent free periods and future rent increases. The total amount of rental payments due over the lease term is being charged to rent expense on the straight-line method over the term of the lease. The difference between rent expense recorded and the amount paid is credited or charged to deferred rent. Under the terms of the lease agreement, Smart Move was required to pay a security deposit of $44,000 (see Note 5).

Rent expense was $238,333 for the year ended December 31, 2007 and $77,480 for the year ended December 31, 2006.

Minimum annual rental commitments under this non-cancelable lease as of December 31, 2007 are as follows:

Year Ending December 31,

2008	$113,420
2009	116,600
2010	119,780
2011	40,280

Total	$390,080

Employment Agreements

Effective November 15, 2006, the Company entered into employment agreements with the CEO and the CFO. The agreements are for five-year terms initially set to expire in 2011. These agreements provide for base salaries of $188,000 and $175,000, respectively. These officers additionally are eligible for cash bonuses up to 50% of base salaries. In addition, they were granted 342,000 options that vest based upon exceeding certain performance targets. On April 27, 2007, the Board of Directors voted to approve the Compensation Committee’s recommendation to increase executive salaries to $196,000 in the case of the Chief Executive Officer and $182,400 in the case of the Chief Financial Officer with the adjustments to be effective from February 15, 2007. The performance criteria applicable for the cash bonuses during 2007 will consist of two components, an EBITDA target threshold to be measured both semi-annually and annually, and an annual target for “number of moves.” If the specified targets are met, the CEO and CFO will each be eligible to earn cash bonuses up to the greater of 50% of base salary or a stipulated amount for each officer, being $125,000, in the case of the Chief Executive Officer, and $110,000 in the case of the Chief Financial Officer. As of December 31, 2007, management has determined that these performance targets will not be met and no bonus has been accrued. Additionally 114,000 options were subject to vesting at September 30, 2007, and have been forfeited as the performance conditions were not satisfied at the vesting date. In

Smart Move, Inc.

Notes to Financial Statements — (Continued)

November 2007, the CEO, CFO and other members of the management team agreed to waive 50% of their salaries for the months of November and December 2007. This waived cash compensation totaling $44,033 is reflected as non-cash compensation expense and a credit to paid-in capital in the fourth quarter of 2007.

Retirement plan

In January 2005 Smart Move adopted a 401(k) Plan (“Plan”) to provide retirement benefits for its employees. Employees may contribute up to 90% of their annual compensation to the Plan, limited to a maximum annual amount as set periodically by the Internal Revenue Service. The Company matches employee contributions dollar for dollar up to a maximum of 4% of the individual contribution percentage. All matching contributions vest immediately. In addition, the Plan provides for discretionary contributions as determined by the Board of Directors. Such contributions to the Plan are allocated among eligible participants in the proportion of their salaries to the total salaries of all participants. Matching contributions to the Plan totaled $56,145 and $28,974 for the year ended December 31, 2007 and 2006, respectively.

Legal Proceedings

On March 3, 2006, a Notice of Opposition to the Smart Move’s “SmartVault” trademark was filed with the U.S. Patent and Trademark Office on behalf of Smartbox Moving & Storage LLC (“Smartbox”), a Richmond, Virginia company. On November 6, 2006 the parties agreed to a settlement without monetary penalty and to withdraw of opposition.

16.	Subsequent Events

In the January 15, 2008 offering, the Company offered to its November 2007 note holder’s two options as an inducement to release their second lien security interest in the collateral pledged to their notes. Of the $1,071,500 November Notes outstanding, $796,500 elected to convert at $0.65 per share and received a reduction in the exercise price of their warrants, and received a new warrant for each two dollars of note converted. The remainder representing $275,000 subordinated their second lien security interest.

On January 15, 2008, the Company sold secured convertible debentures to investors in the amount $3,655,000. The Debenture was issued to the Purchasers at an original issue discount of 15% and matures 24 months after the date of its issuance. Subject to certain deferral rights of the Purchaser, the Debenture is payable in monthly installments of principal and interest. The Company and the Purchaser agreed that the proceeds from sale of the Debenture and Warrant would be used to pay the secured indebtedness owed to Silicon Valley Bank in the approximate amount of $345,000 and that the remainder of the proceeds would be used primarily for working capital.

On January 15, 2008 the board of Directors agreed to increase the compensation of the non-employee directors. The agreed upon compensation was for total cash compensation of $125,000 paid quarterly and the issuance of shares of restricted common stock valued at $60,000.

On January 15, 2008, the Company granted 343,000 stock options to employees at an exercise price of $0.68, the closing stock price on the date of grant.

On January 31, 2008 the Company purchased Star Relocation Alliance, Inc. (“Star Alliance”), for 80,000 shares of common stock, par value of $.0001 per share, together with three year warrants to purchase 100,000 additional shares of common stock at an exercise price of $1.20 to complete the asset acquisition. If certain top line revenues numbers are achieved in 2008, the Company will be required to issue an additional 20,000 to 45,000 shares of common stock.

On January 23, 2008 the Company sold an unsecured convertible note, with a face amount of $200,000 at an interest rate of 12% and matures in 12 months and is convertible at $0.75 a share. With this transaction the Company amended and restated certain terms of the September 2007 Note, by reducing the conversion price and the exercise price of the warrants.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table shows the costs and expenses, payable in connection with the sale and distribution of the securities being registered pursuant to this registration statement. We will pay all of these amounts. All amounts except the SEC registration fee are estimated.

SEC registration fee		$353.70
FINRA filing fee		$1,400.00
Accounting fees and expenses		*
Legal fees and expenses		*
Printing fees and expenses		*
Transfer Agent fees and expenses		*
Underwriter fees and expenses		*
Miscellaneous		*
Total	$	*

*	To be completed by amendment

Item 14.	Indemnification of Directors and Officers.

Delaware General Corporation Law

Pursuant to Section 145 of the Delaware General Corporation Law (“DGCL”), our Amended and Restated Certificate of Incorporation and Bylaws authorize us to indemnify any director or officer who is made party to a proceeding because the officer or director is or was an officer or director or is or was serving at our request as a director, officer, employee, or agent of another corporation or partnership, joint venture, trust, or other enterprise, against expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement and actually and reasonably incurred by the officer or director in connection with the proceeding, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests and, with respect to a criminal proceedings, had no reasonable cause to believe his conduct was unlawful. If an officer or director made party to a proceeding is successful on the merits or otherwise in his defense, Section 145 of the DGCL and our Amended and Restated Articles of Incorporation and Bylaws require us to indemnify the officer or director against expenses (including attorneys’ fees) the officer or director actually and reasonably incurred in connection with the proceeding. The indemnification provisions in our Amended and Restated Certificate of Incorporation and Bylaws may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.

As permitted by Section 102(b)(7) of the DGCL, our Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for conduct as a director, except for (i) any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) payment of dividends or stock purchases or redemptions by the corporation in violation of Section 174 of the DGCL; or (iv) any transaction from which the director derived an improper personal benefit. As a result of this provision, Smart Move and its stockholders may be unable to obtain monetary damages from a director for certain breaches of his or her fiduciary duty to the Company. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Underwriting Agreement

The underwriting agreement (filed as Exhibit 1.1 to this registration statement) provides for reciprocal indemnification between us and our controlling persons, on the one hand, and the underwriters and their respective controlling persons, on the other band, against certain liabilities in connection with this offering, including liabilities arising under the Securities Act of 1933, as amended, or otherwise.

Directors’ and Officers’ Liability Insurance

We maintain directors’ and officers’ liability insurance policies, which insure against liabilities that directors or officers may incur in such capacities. These insurance policies, together with the indemnification agreements, may be sufficiently broad to permit indemnification of our directors and officers for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or otherwise.

Item 15.	Recent Sales of Unregistered Securities.

The following summarizes all sales of unregistered securities by Smart Move, Inc. during the past three years, including sales of membership interests in the case of issuances made by our predecessor limited liability company, A Smart Move, L.L.C.

(a) In March 2005, (i) we issued an aggregate of 131,700 equity shares to 28 holders of the convertible notes in payment of accrued and unpaid interest totaling $131,700, or $1.00 per share, (ii) In March 2005, we issued warrants exercisable to purchase up to 10,000 of our equity shares.

(b) In April 2005, we issued warrants exercisable to purchase 100,000 of our equity shares at a price of $0.875. The securities were issued to Silicon Valley Bank as a fee in connection with a commercial loan obtained from it as lender.

(c) In September 2005, we issued:

(i) an aggregate of 673,070 units to 88 investors, each unit consisting of two equity shares and one warrant exercisable to purchase one additional equity share at a price of $5.00 per share, in consideration of an aggregate of $3,365,350, or $5.00 per unit;

(ii) warrants exercisable to purchase up to 134,614 of our equity shares at a price of $2.50 per share and warrants exercisable to purchase 67,308 of our equity shares at a price of $5.00 per share as compensation to a placement agency service;

(iii) an aggregate of $3.0 million in 12% convertible notes and warrants exercisable to purchase up to 180,000 of our equity shares to 34 investors;

(iv) warrants exercisable to purchase up to 60,000 of our equity shares at a price of $5.00 per share and warrants exercisable to purchase 30,000 shares of our equity shares at a price of $10.00 per share. The securities were issued in consideration for placement agency services.

(d) In December 2005, we borrowed $500,000 from Silicon Valley Bank. In connection with the loan agreement, we issued the bank warrants to purchase 13,000 of our common stock shares.

(e) In January 2006, we issued:

(i) an aggregate of $1,932,500 in 10% convertible notes and warrants exercisable to purchase up to 128,834 of our shares to 32 investors.

(ii) warrants exercisable to purchase up to 41,226 of our equity shares at a price of $7.50 per share and warrants exercisable to purchase 10,306 of our equity shares at a price of $5.00 per share as compensation to a placement agency service.

(iii) a restricted stock grant of 500,000 common stock shares to our executive officers (280,000 shares to Mr. Sapyta, 200,000 to Mr. Johnson and 20,000 to Mr. Ellis) in January 2006 as compensation.

(f) In July 2006, we issued:

(i) an aggregate of $5,000,000 in 10% secured convertible notes and warrants exercisable to purchase 400,000 of our shares at $7.00 to four investors.

(g) In September 2006, we issued:

(i) an aggregate of 117,648 units to one investor, each unit consisting of one share and one warrant exercisable at $7.50 at a price of $4.25 per unit.

(ii) an aggregate of 421,490 units to 37 investors, each unit consisting of one share and one warrant exercisable at $7.50 at a price of $4.50 per unit.

(iii) 888,134 shares and 60,000 warrants to 32 debt holders who converted $2,202,000 of notes into equity. The warrant is exercisable at $7.50.

(h) In August of 2007 we issued:

(i) an aggregate of $1,217,500 in 12% secured convertible notes and warrants exercisable to purchase 121,750 of our shares at $7.50 to 20 investors.

(ii) We issued 284,599 shares and 120,440 warrants to three debt holders who converted $406,484 of interest into equity. The warrants are exercisable at $3.75.

(i) In September of 2007 we issued:

(i) an aggregate of $540,000 in 7% unsecured convertible note and warrants exercisable to purchase 100,000 of our shares at $7.50, 100,000 of our shares at $3.25 and 100,000 of our shares at $2.50 to one investor.

(j) In November of 2007 we amended the terms of the 2005 Secured Convertible Notes as follows:

(i) the holders of the 2005 Secured Convertible Notes elected to defer the scheduled principal amortization of $1,975,000 until final maturity on September 30, 2012 and agreed that, in lieu of receiving their proportionate share of the aggregate amount of interest that would accrue through October 1, 2008, these holders would instead receive the corresponding amount (“Deferred Interest Amount”) in a lump sum on October 1, 2010.

(ii) the Company and the holders of the 2005 Notes also agreed that the Deferred Interest Amount would be separately convertible at the election of the holders at any time prior to October 1, 2010 at a conversion price of $1.00. The conversion price applicable to the outstanding original principal amount of the 2005 Notes was revised from $5.00 to $3.00 per share. In addition the holders were granted 360,000 warrants to purchase common stock at an exercise price of $1.50.

(k) In January 2008 we issued:

(i) 1,250,040 shares and 398,250 warrants exercisable at $1.00 per share to 26 existing debt holders who converted $796,500 of notes into equity. In addition the exercise price of the original warrants held by such note holders was reduced.

(ii) an aggregate of $3,655,000 in 11% secured convertible notes and common stock purchase warrants exercisable to purchase 2,436,667 of our shares at $1.00 to 17 investors.

(iii) an aggregate of $200,000 in 12% unsecured convertible notes and warrants exercisable to purchase 285,000 of our shares at $1.00 and 285,000 warrants at $1.25 to one investor. With this transaction the Company amended and restated certain terms of the September 2007 Note, by reducing the conversion price and the exercise price of the warrants.

(iv) the Company purchased Star Relocation Alliance, Inc. (“Star Alliance”), for 80,000 shares of common stock, par value of $.0001 per share, together with three year warrants to purchase 100,000 additional shares of common stock at an exercise price of $1.20.

(v) the Company granted 343,000 stock options to employees at an exercise price of $0.68, being the closing price of a share of the Company’s stock on the American Stock Exchange on the date of grant.

(l) In April 2008 we issued:

(i) an aggregate of $750,000 in 12% secured convertible notes and warrants exercisable to purchase 1,875,000 of our shares at $0.80 to one investor. The Company agreed to issue an additional 1,875,000 warrants at $1.00 if the investor had to release his security.

(m) In June 2008 we issued:

(i) an aggregate of $505,000 in 12% secured convertible notes and warrants exercisable to purchase 1,262,500 of our shares at $0.80 to twelve investors. The Company agreed to issue an additional 1,262,500 warrants at $1.00 if the investors had to release his security.

(n) In August 2008, we agreed to issue and issued effective upon our receipt of AMEX listing approval received September 18, 2008, 2,343,750 shares and 3,515,625 warrants exercisable at $0.40 to an accredited investor who is not an officer or director of the Company but deemed an affiliate because of ownership in excess of 10% of our common stock, on terms which included an exercise limitation applicable to all the holder’s convertible notes and warrants limiting ownership of our common stock to a maximum of 35% of our outstanding shares.

(o) We also granted options to purchase equity shares to our directors, executive officers, and employees, on the following dates and in the following amounts:

Date	Number	Exercise Price

March 2005	400,000	$1.00
September 2005	200,000	$2.50

The securities in each of items (1) through (n) were (i) made without registration and (ii) were subject to restrictions under the Securities Act and the securities laws of certain states, in reliance on the private offering exemptions contained in Sections 4(2), 4(6) and/or 3(b) of the Securities Act and on Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws as a transaction not involving a public offering. Each of the investors had access to the kind of information about us that we would provide in a registration statement. All sales of unregistered securities by us since our initial public offering have been made pursuant to Rule 506 of Regulation D promulgated under the Securities Act to “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and persons who represented to us their intention to acquire our securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. Appropriate legends were affixed to the certificates representing the securities issued. Unless stated otherwise, no placement or underwriting fees were paid in connection with these transactions. Proceeds from the sales of these securities were used for our general working capital purposes. There were no underwriting discounts in connection with our private placements but commissions were paid in connection with the sale of these securities to FINRA registered broker dealers.

Item 16.	Exhibits and Financial Statement Schedules.

Exhibit
Number		Description

1	.1**	Form of Underwriting Agreement
3	.1(A)	Amended and Restated Certificate of Incorporation
3	.2(B)	Bylaws
4	.1(C)	Specimen Common Stock certificate [original SB-2]
4	.2*	Specimen Unit certificate
4	.3*	Specimen Warrant certificate for Class A Warrant

Exhibit
Number		Description

4	.4*	Specimen Warrant certificate for Class B Warrant
4	.5(D)	Form of 12% Secured Convertible Note due September 1, 2009
4	.6(D)	Form of Warrant to Purchase 2,500 Shares at an exercise price of $7.50 per share, expiring December 5, 2011
4	.7(H)	Securities Purchase Agreement dated as of January 15, 2008 among the Company and the Purchasers listed on Exhibit A thereto
4	.8(H)	11% Secured Convertible Debenture due January 15, 2010 to Professional Offshore Opportunity Fund, Ltd. in the amount of $2,800,000.
4	.9(H)	Professional Offshore Opportunity Fund, Ltd. Warrant to purchase 1,866,666 shares at an exercise price of (the lesser of $1.00 or the New Transaction Price), expiring on the last day of the month in which occurs the fifth anniversary of the effective date of a registration statement
4	.10(H)	Registration Rights Agreement dated as of January 15, 2008 among the Company and the Purchasers Listed on Schedule 1 thereto
4	.11(H)	Security Agreement dated as of January 15, 2008 among the Company and the Investors
4	.12(H)	Investor Rights Agreement dates as of January 15, 2008 among the Company and the Investors
5	.1*	Opinion of Messner & Reeves LLC
10	.4(K)	Form of Warrant dated September 30, 2005 equity financing
10	.5(K)	Form of Secured Promissory Note dated September 26, 2005 debt financing
10	.6(K)	Security Agreement September 2005 debt financing
10	.7(K)	Form of Warrant dated September 26, 2005 debt financing
10	.8(K)	Form of Unsecured Note dated January 2006
10	.9(K)	Form of Warrant dated January 2006 debt financing
10	.10(K)	Form of Secured Note dated July 2006
10	.11(K)	Security Agreement dated July, 2006 debt financing
10	.12(K)	Form of Warrant dated July, 2006 debt financing
10	.17(K)	Warrant to Purchase Common Stock dated April 15, 2005 in favor of Silicon Valley Bank
10	.18(K)	Warrant to Purchase Common Stock dated December 21, 2005 in favor of Silicon Valley Bank
10	.21(K)	A Smart Move, L.L.C. Service Agreement between A Smart Move, L.L.C. and Overnite Transportation Company (UPS Freight) dated May 9, 2005
10	.22(K)	Master Purchase Agreement dated August 24, 2005
10	.23(K)	Leasing Agreements between Park Western Leasing Inc. and A Smart Move, L.L.C. dated April 5, 2005
10	.24(K)	Office Building Lease between BRCP Greenwood Corporate Plaza, L.L.C. and A Smart Move, L.L.C. dated October 22, 2004
10	.25(K)	Employment Agreement with Chris Sapyta dated January 15, 2006
10	.26(K)	Employment Agreement with Edward Johnson dated January 15, 2006
10	.27(K)	Promissory Note between A Smart Move, L.L.C. and Chris Sapyta, dated June 15, 2005
10	.28(K)	2006 Equity Incentive Plan
10	.29(L)	Form of Option Grant Agreement
10	.30(K)	First Amendment to the Employment Agreement for Chris Sapyta dated September 15, 2006
10	.31(K)	First Amendment to the Employment Agreement for Edward Johnson dated September 15, 2006
10	.33(K)	Form of Underwriter’s Warrant
10	.34(K)	Form of Warrant Agreement
10	.35(L)	Warehouse Sublease Agreement between ACC Acquisition, LLC and Smart Move, Inc, dated January 29, 2007
10	.37(E)	Form of Note and Warrant Purchase Agreement

Exhibit
Number		Description

10	.38(E)	Form of 7% Unsecured Convertible Note ($540,000) due September 2, 2010.
10	.39(E)	Form of Warrant to Purchase expiring December 5, 2011
10	.40(F)	Form of 12% Secured Convertible Note ($25,000) due October 31, 2008
10	.41(F)	Form of Warrant to Purchase 50,000 shares (subject to adjustment), 25,000 shares at $1.25 and 25,000 shares at $1.50 exercise prices, expiring October 31, 2012
10	.42(G)	Letter Agreement between Smart Move, Inc. and StarRelocation Network Alliance, Inc.(6)
10	.44(I)	Amended and Restated Note and Warrant Purchase Agreement dated January 22, 2008 by and between Smart Move, Inc. and Thomas P. Grainger(8)
10	.45(I)	12% Unsecured Convertible Note to Thomas P. Grainger in the amount of $200,000, due January 22, 2009(8)
10	.46(I)	Thomas P. Grainger Warrant to Purchase 285,000 shares at an exercise price of $1.00 per share, expiring January 22, 2012(8)
10	.47(I)	Thomas P. Grainger Warrant to Purchase 285,000 shares at an exercise price of $1.25 per share, expiring January 22, 2012(8)
10	.48(I)	Amended 7% Unsecured Convertible Note to Thomas P. Grainger in the amount of $540,000, due September 2, 2010.(8)
10	.49(I)	Amendment to Existing Thomas P. Grainger Warrant — 100,000 shares at an exercise price of $1.00, expiring September 2, 2010.(8)
10	.50(I)	Amendment to Existing Thomas P. Grainger Warrant — 100,000 shares at an exercise price of $1.25 expiring September 2, 2010.(8)
10	.51(I)	Amendment to Existing Thomas P. Grainger Warrant — 100,000 shares at an exercise price of $1.50, expiring September 2, 2010(8)
10	.52(J)	Equity Investment Conversion Commitment dated July 28, 2008
10	.53**	Thomas P. Grainger Warrant to Purchase 3,515,625 shares at an exercise price of $0.40 per share, expiring July 28, 2013.
21	.1*	Subsidiaries of Smart Move
23	.1**	Consent of Anton Collins Mitchell LLP
23	.2*	Consent of Messner & Reeves, LLC (contained in Exhibit 5.1)
24	.1**	Power of Attorney. (Included on Signatures hereto)

*	To be filed by amendment

**	Filed herewith.

Items listed in (A) through (L) below are incorporated by reference to Smart Move, Inc.’s previous Registration Statement, Annual Report filed on Form 10-KSB or Current Reports on Form 8-K as follows:

(A) Previously filed with Smart Move’s Registration Statement on Form SB-2 (File No. 333-137931) and incorporated by reference.

(B) Previously filed with Smart Move’s Registration Statement on Form SB-2 (File No. 333-137931) and incorporated by reference.

(C) Previously filed with Smart Move’s Registration Statement on Form SB-2 (File No. 333-137931) and incorporated by reference.

(D) Incorporated by reference to Smart Move, Inc.’s Current Report on Form 8-K (File No. 001-32951) filed with the Securities and Exchange Commission on August 28, 2007.

(E) Incorporated by reference to Smart Move, Inc.’s Current Report on Form 8-K (File No. 001-32951) filed with the Securities and Exchange Commission on October 1, 2007.

(F) Incorporated by reference to Smart Move, Inc.’s Current Report on Form 8-K (File No. 001-32951) filed with the Securities and Exchange Commission on November 15, 2007.

(G) Incorporated by reference to Smart Move, Inc.’s Current Report on Form 8-K (File No. 001-32951) filed with the Securities and Exchange Commission on January 2, 2008.

(H) Incorporated by reference to Smart Move, Inc.’s Current Report on Form 8-K (File No. 001-32951) filed with the Securities and Exchange Commission on January 18, 2008.

(I) Incorporated by reference to Smart Move, Inc.’s Current Report on Form 8-K (File No. 001-32951) filed with the Securities and Exchange Commission on January 28, 2008.

(J) Incorporated by reference to Smart Move, Inc.’s Current Report on Form 8-K (File No. 001-32951) filed with the Securities and Exchange Commission on August 1, 2008.

(K) Previously filed with Smart Move’s Registration Statement on Form SB-2 (SEC File No. 333-137931) and incorporated by reference herein.

(L) Previously filed with Smart Move, Inc.’s Annual Report on Form 10-KSB for the year ended December 31, 2006, filed with the Securities and Exchange Commission on April 2, 2007 (File No. 001-32951).

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) include any additional or changed material, information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) My other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7) For the purpose of determining any liability under the Securities Act, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Greenwood Village, State of Colorado, on the November 7, 2008.

SMART MOVE, INC.

By:	/s/ Chris Sapyta
Chris Sapyta
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chris Sapyta as his true and lawful attorney-in-fact, acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments to this registration statement, and any related registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Position	Date

/s/ Chris Sapyta Chris Sapyta	Chief Executive Officer, President and Director (Principal Executive Officer)	November 7, 2008

/s/ L. Edward Johnson L. Edward Johnson	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	November 7, 2008

/s/ Jeff McGonegal Jeff McGonegal	Director	November 7, 2008

/s/ John Jenkins John Jenkins	Director	November 7, 2008

/s/ Kent Lund Kent Lund	Director	November 7, 2008

J.J. Burkholder, Jr.	Director	November , 2008

Exhibit Index

Exhibit
Number		Description

1	.1**	Form of Underwriting Agreement
3	.1(A)	Amended and Restated Certificate of Incorporation
3	.2(B)	Bylaws
4	.1(C)	Specimen Common Stock certificate [original SB-2]
4	.2*	Specimen Unit certificate
4	.3*	Specimen Warrant certificate for Class A Warrant
4	.4*	Specimen Warrant certificate for Class B Warrant
4	.5(D)	Form of 12% Secured Convertible Note due September 1, 2009
4	.6(D)	Form of Warrant to Purchase 2,500 Shares at an exercise price of $7.50 per share, expiring December 5, 2011
4	.7(H)	Securities Purchase Agreement dated as of January 15, 2008 among the Company and the Purchasers listed on Exhibit A thereto
4	.8(H)	11% Secured Convertible Debenture due January 15, 2010 to Professional Offshore Opportunity Fund, Ltd. in the amount of $2,800,000.
4	.9(H)	Professional Offshore Opportunity Fund, Ltd. Warrant to purchase 1,866,666 shares at an exercise price of (the lesser of $1.00 or the New Transaction Price), expiring on the last day of the month in which occurs the fifth anniversary of the effective date of a registration statement
4	.10(H)	Registration Rights Agreement dated as of January 15, 2008 among the Company and the Purchasers Listed on Schedule 1 thereto
4	.11(H)	Security Agreement dated as of January 15, 2008 among the Company and the Investors
4	.12(H)	Investor Rights Agreement dates as of January 15, 2008 among the Company and the Investors
5	.1*	Opinion of Messner & Reeves LLC
10	.4(K)	Form of Warrant dated September 30, 2005 equity financing
10	.5(K)	Form of Secured Promissory Note dated September 26, 2005 debt financing
10	.6(K)	Security Agreement September 2005 debt financing
10	.7(K)	Form of Warrant dated September 26, 2005 debt financing
10	.8(K)	Form of Unsecured Note dated January 2006
10	.9(K)	Form of Warrant dated January 2006 debt financing
10	.10(K)	Form of Secured Note dated July 2006
10	.11(K)	Security Agreement dated July, 2006 debt financing
10	.12(K)	Form of Warrant dated July, 2006 debt financing
10	.17(K)	Warrant to Purchase Common Stock dated April 15, 2005 in favor of Silicon Valley Bank
10	.18(K)	Warrant to Purchase Common Stock dated December 21, 2005 in favor of Silicon Valley Bank
10	.21(K)	A Smart Move, L.L.C. Service Agreement between A Smart Move, L.L.C. and Overnite Transportation Company (UPS Freight) dated May 9, 2005
10	.22(K)	Master Purchase Agreement dated August 24, 2005
10	.23(K)	Leasing Agreements between Park Western Leasing Inc. and A Smart Move, L.L.C. dated April 5, 2005
10	.24(K)	Office Building Lease between BRCP Greenwood Corporate Plaza, L.L.C. and A Smart Move, L.L.C. dated October 22, 2004
10	.25(K)	Employment Agreement with Chris Sapyta dated January 15, 2006
10	.26(K)	Employment Agreement with Edward Johnson dated January 15, 2006
10	.27(K)	Promissory Note between A Smart Move, L.L.C. and Chris Sapyta, dated June 15, 2005
10	.28(K)	2006 Equity Incentive Plan
10	.29(L)	Form of Option Grant Agreement
10	.30(K)	First Amendment to the Employment Agreement for Chris Sapyta dated September 15, 2006
10	.31(K)	First Amendment to the Employment Agreement for Edward Johnson dated September 15, 2006

Exhibit
Number		Description

10	.33(K)	Form of Underwriter’s Warrant
10	.34(K)	Form of Warrant Agreement
10	.35(L)	Warehouse Sublease Agreement between ACC Acquisition, LLC and Smart Move, Inc, dated January 29, 2007
10	.37(E)	Form of Note and Warrant Purchase Agreement
10	.38(E)	Form of 7% Unsecured Convertible Note ($540,000) due September 2, 2010.
10	.39(E)	Form of Warrant to Purchase expiring December 5, 2011
10	.40(F)	Form of 12% Secured Convertible Note ($25,000) due October 31, 2008
10	.41(F)	Form of Warrant to Purchase 50,000 shares (subject to adjustment), 25,000 shares at $1.25 and 25,000 shares at $1.50 exercise prices, expiring October 31, 2012
10	.42(G)	Letter Agreement between Smart Move, Inc. and StarRelocation Network Alliance, Inc.(6)
10	.44(I)	Amended and Restated Note and Warrant Purchase Agreement dated January 22, 2008 by and between Smart Move, Inc. and Thomas P. Grainger(8)
10	.45(I)	12% Unsecured Convertible Note to Thomas P. Grainger in the amount of $200,000, due January 22, 2009(8)
10	.46(I)	Thomas P. Grainger Warrant to Purchase 285,000 shares at an exercise price of $1.00 per share, expiring January 22, 2012(8)
10	.47(I)	Thomas P. Grainger Warrant to Purchase 285,000 shares at an exercise price of $1.25 per share, expiring January 22, 2012(8)
10	.48(I)	Amended 7% Unsecured Convertible Note to Thomas P. Grainger in the amount of $540,000, due September 2, 2010.(8)
10	.49(I)	Amendment to Existing Thomas P. Grainger Warrant — 100,000 shares at an exercise price of $1.00, expiring September 2, 2010.(8)
10	.50(I)	Amendment to Existing Thomas P. Grainger Warrant — 100,000 shares at an exercise price of $1.25 expiring September 2, 2010.(8)
10	.51(I)	Amendment to Existing Thomas P. Grainger Warrant — 100,000 shares at an exercise price of $1.50, expiring September 2, 2010(8)
10	.52(J)	Equity Investment Conversion Commitment dated July 28, 2008
10	.53**	Thomas P. Grainger Warrant to Purchase 3,515,625 shares at an exercise price of $0.40 per share, expiring July 28, 2013.
21	.1*	Subsidiaries of Smart Move
23	.1**	Consent of Anton Collins Mitchell LLP
23	.2*	Consent of Messner & Reeves (contained in Exhibit 5.1)
24	.1**	Power of Attorney. (Included on Signatures hereto)

*	To be filed by amendment

**	Filed herewith.

Items listed in (A) through (L) below are incorporated by reference to Smart Move, Inc.’s previous Registration Statement, Annual Report filed on Form 10-KSB or Current Reports on Form 8-K as follows:

(A) Previously filed with Smart Move’s Registration Statement on Form SB-2 (File No. 333-137931) and incorporated by reference.

(B) Previously filed with Smart Move’s Registration Statement on Form SB-2 (File No. 333-137931) and incorporated by reference.

(C) Previously filed with Smart Move’s Registration Statement on Form SB-2 (File No. 333-137931) and incorporated by reference.

(D) Incorporated by reference to Smart Move, Inc.’s Current Report on Form 8-K (File No. 001-32951) filed with the Securities and Exchange Commission on August 28, 2007.

(E) Incorporated by reference to Smart Move, Inc.’s Current Report on Form 8-K (File No. 001-32951) filed with the Securities and Exchange Commission on October 1, 2007.

(F) Incorporated by reference to Smart Move, Inc.’s Current Report on Form 8-K (File No. 001-32951) filed with the Securities and Exchange Commission on November 15, 2007.

(G) Incorporated by reference to Smart Move, Inc.’s Current Report on Form 8-K (File No. 001-32951) filed with the Securities and Exchange Commission on January 2, 2008.

(H) Incorporated by reference to Smart Move, Inc.’s Current Report on Form 8-K (File No. 001-32951) filed with the Securities and Exchange Commission on January 18, 2008.

(I) Incorporated by reference to Smart Move, Inc.’s Current Report on Form 8-K (File No. 001-32951) filed with the Securities and Exchange Commission on January 28, 2008.

(J) Incorporated by reference to Smart Move, Inc.’s Current Report on Form 8-K (File No. 001-32951) filed with the Securities and Exchange Commission on August 1, 2008.

(K) Previously filed with Smart Move’s Registration Statement on Form SB-2 (SEC File No. 333-137931) and incorporated by reference herein.

(L) Previously filed with Smart Move, Inc.’s Annual Report on Form 10-KSB for the year ended December 31, 2006, filed with the Securities and Exchange Commission on April 2, 2007 (File No. 001-32951).